UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☑	Definitive Proxy Statement

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ASPEN INSURANCE HOLDINGS LIMITED

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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ASPEN INSURANCE HOLDINGS LIMITED

Notice of 2013 Annual General Meeting of Shareholders

And

Proxy Statement

ASPEN INSURANCE HOLDINGS LIMITED

141 Front Street

Hamilton HM19

Bermuda

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 24, 2013

To our Shareholders:

The annual general meeting of shareholders (the “Shareholders”) of Aspen Insurance Holdings Limited (the “Company” or “Aspen Holdings”) will be held at the offices of the Company, 141 Front Street, Hamilton HM19, Bermuda on April 24, 2013 at 12.00 p.m. Local Time (the “Annual General Meeting”).

The matters intended to be acted upon at the Annual General Meeting are as follows:

1.	To re-elect Messrs. Richard Bucknall, Peter O’Flinn and Ronald Pressman as Class III directors of the Company and elect Mr. Gordon Ireland as a Class III director of the Company;

2.	To provide a non-binding, advisory vote on the Company’s executive compensation (“Say-On-Pay Vote”);

3.	To provide a non-binding, advisory vote on the frequency of future Say-On-Pay Votes (“Say-On-Frequency Vote”);

4.	To approve the 2013 Share Incentive Plan;

5.	To re-appoint KPMG Audit plc, London, England, to act as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 and to authorize the Board of Directors of the Company through the Audit Committee to set the remuneration for the independent registered public accounting firm; and

6.	To consider such other business as may properly come before the Annual General Meeting or any adjournments thereof.

The Company will also lay before the meeting the audited financial statements of the Company for the year ended December 31, 2012 pursuant to the provisions of the Bermuda Companies Act 1981, as amended, and the Company’s Bye-Laws.

The close of business on February 25, 2013 has been fixed as the record date for determining the Shareholders entitled to notice of and to vote at the Annual General Meeting or any adjournments thereof. For a period of at least 10 days prior to the Annual General Meeting, a list of Shareholders entitled to vote at the Annual General Meeting will be open for examination by any Shareholder during ordinary business hours at the offices of the Company at 141 Front Street, Hamilton HM19, Bermuda.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 24, 2013

The Proxy Statement, the Notice of Internet Availability of Proxy Materials and the Annual Report on Form 10-K for the year ended December 31, 2012 are available at http://www.edocumentview.com/AHL.

The Company has taken advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials via the internet. On or about March 13, 2013, the Company will mail a Notice of Internet Availability of Proxy Materials (“Notice”) to all Shareholders as of the record date, February 25, 2013. The Notice will contain instructions on how to gain access to the Company’s Proxy Statement and 2012 Annual Report on Form 10-K. In addition, the Notice will contain instructions to allow you to request copies of the proxy materials to be sent to you by mail. The proxy materials sent by mail will include a proxy card containing instructions to cast your vote via the internet or telephone, or alternatively you may complete, sign and return the proxy card by mail.

YOUR VOTE IS IMPORTANT

If you are unable to be present personally, please follow the instructions for voting on the Notice you received for the meeting or, if you requested a paper copy of our proxy materials, by completing, signing, dating and returning your proxy card, or by internet or telephone as described in the Proxy Statement.

By Order of the Board of Directors,

Patricia Roufca

Secretary

Hamilton, Bermuda

March 13, 2013

ASPEN INSURANCE HOLDINGS LIMITED

141 Front Street

Hamilton HM19

Bermuda

PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS

April 24, 2013

The proxy statement and annual report to security holders are available at

http://www.edocumentview.com/AHL and http://www.aspen.co

GENERAL INFORMATION

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Aspen Insurance Holdings Limited (the “Company”) to be voted at our annual general meeting of shareholders (the “Shareholders”) to be held at the offices of the Company, 141 Front Street, Hamilton HM19, Bermuda on April 24, 2013 at 12:00 p.m. local time, or at such other meeting upon any postponement or adjournment thereof (the “Annual General Meeting”). Directions to the meeting may be obtained by contacting the Company at 1-441-295-8201. This Proxy Statement, the Notice of Annual General Meeting of Shareholders and the accompanying form of proxy are being first mailed to Shareholders on or about March 13, 2013. These proxy materials, along with a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, are also available for viewing at http://www.edocumentview.com/AHL and http://www.aspen.co.

As of February 25, 2013, the record date for the determination of persons entitled to receive notice of, and to vote at, the Annual General Meeting, there were 69,786,699 ordinary shares of the Company, par value U.S. 0.15144558¢ per share (the “ordinary shares”), issued and outstanding. The ordinary shares are our only class of equity securities outstanding currently entitled to vote at the Annual General Meeting.

Holders of ordinary shares are entitled to one vote for each share held on each matter to be voted upon by the Shareholders at the Annual General Meeting. Pursuant to our Bye-Laws 63 to 67, the voting power of all ordinary shares is adjusted to the extent necessary so that there is no 9.5% U.S. Shareholder. For the purposes of our Bye-Laws, a 9.5% U.S. Shareholder is defined as a United States Person (as defined in the Internal Revenue Code of 1986, as amended, of the United States (the “Code”)) whose “controlled shares” (as defined below) constitute nine and one-half percent or more of the voting power of all ordinary shares and who would be generally required to recognize income with respect to the Company under Section 951(a)(1) of the Code, if the Company were a controlled foreign corporation as defined in Section 957 of the Code and if the ownership threshold under Section 951(b) of the Code were 9.5%.

Because the applicability of the voting power reduction provisions to any particular Shareholder depends on facts and circumstances that may be known only to the Shareholder or related persons, the Company requests that any holder of ordinary shares with reason to believe that it is a 9.5% U.S. Shareholder (as described above) contact the Company promptly so that the Company may determine whether the voting power of such holder’s ordinary shares should be reduced. By submitting a proxy, unless the Company has otherwise been notified or made a determination with respect to a holder of ordinary shares, a holder of ordinary shares will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 9.5% U.S. Shareholder.

In order to determine the number of controlled shares owned by each Shareholder, we are authorized to require any Shareholder to provide such information as the Board may deem necessary for the purpose of determining whether any Shareholder’s voting rights are to be adjusted pursuant to the Company’s Bye-Laws. We may, in our reasonable discretion, disregard the votes attached to ordinary shares of any Shareholder failing to respond to such a request or submitting incomplete or inaccurate information. “Controlled shares” will include, among other things, all ordinary shares that a person is deemed to beneficially own directly, indirectly or constructively (as determined pursuant to Sections 957 and 958 of the Code).

The presence of one or more Shareholders in person or by proxy holding at least 50% of the voting power (that is, the number of maximum possible votes of the Shareholders entitled to attend and vote at a general meeting, after giving effect to the provision of our Bye-Laws 63 to 67) of all of the issued and outstanding ordinary shares of the Company throughout the meeting shall form a quorum for the transaction of business at the Annual General Meeting.

Pursuant to our Bye-Laws 63 to 67, it is currently expected that there will be no adjustments to the voting power of any of the Company’s Shareholders. Therefore, every Shareholder will be entitled to one vote for each ordinary share held by such Shareholder on each matter to be voted upon.

The Company’s Bye-Law 84 provides that, if the voting rights of any shares of the Company are adjusted pursuant to Bye-Laws 63 to 67 and the Company is required or entitled to vote at a general meeting of any of its subsidiaries organized under the laws of a jurisdiction outside of the United States of America (each, a “Non-U.S. Subsidiary”), the Board shall refer the subject matter of the vote to Shareholders of the Company on a poll and seek authority from the Shareholders in a general meeting of the Company for the Company’s corporate representative or proxy to vote in favor of the resolutions proposed by such Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company’s corporate representative or proxy to vote against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote in the appropriate proportion of its shares for, and the appropriate proportion of its shares against, the resolution proposed by the Non-U.S. Subsidiary.

At the Company’s 2009 annual general meeting of Shareholders, the Company’s Shareholders approved resolutions amending the constitutional documents of the Company and its Non-U.S. Subsidiaries to modify each of their respective voting push-up provisions (which mirror those of the Company described in the preceding paragraph) found in such constitutional documents, so that such provision is only applicable in the event that the voting rights of any shares of the Company are adjusted pursuant to the Company’s Bye-Laws 63-67. If voting rights are not adjusted pursuant to the above, resolutions proposed by the Company’s Non-U.S. Subsidiaries will not be voted upon by the Company’s Shareholders at the Annual General Meeting.

At the Annual General Meeting, Shareholders will be asked to take the following actions:

1.	To vote FOR the re-election of Messrs. Richard Bucknall, Peter O’Flinn and Ronald Pressman as Class III directors of the Company and the election of Mr. Gordon Ireland as a Class III director of the Company.

2.	To vote FOR the approval of compensation of the Company’s named executive officers, as disclosed in this Proxy Statement as part of the non-binding advisory vote for Say-On-Pay.

3.	To vote to hold an advisory, non-binding vote on executive compensation every 1 YEAR.

4.	To vote FOR the adoption of the 2013 Share Incentive Plan.

5.	To vote FOR the appointment of KPMG Audit plc (“KPMG”), London, England, to act as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 and to authorize the Board through the Audit Committee (the “Audit Committee”) to set the remuneration for the independent registered public accounting firm.

At the Annual General Meeting, Shareholders may be asked to consider and take action with respect to such other matters as may properly come before the Annual General Meeting.

Proposals 1, 2, 4 and 5 each require an affirmative vote of the majority of the voting power of the votes cast at the Annual General Meeting and entitled to vote on that proposal (taking into account Bye-Laws 63 to 67). With respect to Proposal 3, shareholders will be deemed to have approved the alternative that receives the most votes, even if that alternative receives less than a majority of the votes cast at the Annual General Meeting. The Company intends to conduct all voting at the Annual General Meeting by poll as requested by the Chairman of the meeting, in accordance with our Bye-Laws.

PRESENTATION OF FINANCIAL STATEMENTS

In accordance with the Bermuda Companies Act 1981, as amended, and Bye-Law 139 of the Company, the Company’s audited financial statements for the year ended December 31, 2012 will be presented at the Annual General Meeting. The Board has approved these statements. There is no requirement under Bermuda law that these statements be approved by Shareholders, and no such approval will be sought at the meeting.

SOLICITATION AND REVOCATION

PROXIES IN THE FORM ENCLOSED ARE BEING SOLICITED BY, OR ON BEHALF OF, THE BOARD. THE BOARD HAS DESIGNATED THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY AS PROXIES. Such persons designated as proxies serve as officers of the Company. Any Shareholder desiring to appoint another person to represent him or her at the Annual General Meeting may do so either by inserting such person’s name in the blank space provided on the accompanying form of proxy, or by completing another form of proxy and, in either case, delivering an executed proxy to the Secretary of the Company at the address indicated on page 3, before the time of the Annual General Meeting. It is the responsibility of the Shareholder appointing such other person to represent him or her to inform such person of this appointment.

Each ordinary share represented by a properly executed proxy which is returned and not revoked will be voted in accordance with the instructions, if any, given thereon. If no instructions are provided in a properly executed proxy, it will be voted “FOR” all nominees in Proposal 1, “FOR” Proposals 2, 4, and 5, and every “1 YEAR” for Proposal 3, and in accordance with the proxyholder’s best judgment as to any other business as may properly come before the Annual General Meeting. If a Shareholder appoints a person other than the persons named in the enclosed form of proxy to represent him or her, such person will vote the shares in respect of which he or she is appointed proxyholder in accordance with the directions of the Shareholder appointing him or her. Any Shareholder who executes a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written statement revoking such proxy, by executing and delivering a later-dated proxy, or by voting in person at the Annual General Meeting. Attendance at the Annual General Meeting by a Shareholder who has executed and delivered a proxy to us shall not in and of itself constitute a revocation of such proxy. For ordinary shares held in “street name” by a broker, bank or other nominee, new voting instructions must be delivered to the broker, bank or nominee prior to the Annual General Meeting.

To the extent that beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for shareholder action, member brokerage firms of The New York Stock Exchange, Inc. (the “NYSE”) that hold ordinary shares in street name for such beneficial owners may not vote in their discretion upon Proposals 1, 2, 3 or 4. Any “broker non-votes” and abstentions will be counted toward the presence of a quorum at, but will not be considered votes cast on any proposal brought before, the Annual General Meeting. Generally, “broker non-votes” occur when ordinary shares held for a beneficial owner are not voted on a particular proposal because the broker has not received voting instructions from the beneficial owner, and the broker does not have discretionary authority to vote the ordinary shares on a particular proposal. If a quorum is not present, the Annual General Meeting shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine and at such adjourned meeting two Shareholders present in person or by proxy and holding at least ten percent (10%) in aggregate of the voting power of shares entitled to vote at such meeting (taking into account the provisions of Bye-Laws 63-67) shall be a quorum. The Company shall give not less than twenty-one (21) days’ notice of any meeting adjourned through want of a quorum and such notice shall state that two Shareholders present in person or by proxy and holding at least ten percent (10%) of the voting power of shares entitled to vote at such meeting (taking into account the provisions of Bye-Laws 63-67) shall be a quorum. An adjournment will have no effect on the business that may be conducted at the adjourned meeting.

We will bear the cost of solicitation of proxies. We have engaged Innisfree to be our proxy solicitation agent. For these services, we will pay Innisfree a fee of approximately $15,000, plus reasonable expenses. Further solicitation may be made by our directors, officers and employees personally, by telephone, Internet or otherwise, but such persons will not be specifically compensated for such services. We may also make, through bankers, brokers or other persons, a solicitation of proxies of beneficial holders of the ordinary shares. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual General Meeting to the beneficial owners of ordinary shares which such persons hold of record.

MANAGEMENT

Board of Directors of the Company

Pursuant to provisions that were in our Bye-Laws and a shareholders’ agreement by and among us and certain shareholders prior to our initial public offering in 2003, certain of our shareholders had the right to appoint or nominate and remove directors to serve on the Board. Mr. Cormack was appointed director by Candover, one of our founding shareholders. After our initial public offering, no specific shareholder has the right to appoint or nominate or remove one or more directors pursuant to an explicit provision in our Bye-Laws or otherwise.

Our Bye-Laws provide for a classified Board, divided into three classes of directors, with each class elected to serve a term of three years. Our incumbent Class I Directors were elected at our 2011 annual general meeting and are scheduled to serve until our 2014 annual general meeting. Our incumbent Class II Directors were elected at our 2012 annual general meeting and are scheduled to serve until our 2015 annual general meeting. Our incumbent Class III Directors were elected at our 2010 annual general meeting and will be subject for re-election at this 2013 Annual General Meeting (with the exception of Ronald Pressman who was appointed by the Board with effect from November 17, 2011 and elected as a Class III Director at our 2012 annual general meeting, and Gordon Ireland who was appointed by the Board with effect from February 7, 2013).

We have provided information below about our directors including their ages, committee positions, business experience for the past five years and the names of other companies on which they serve, or have served, as director for the past five years. We have also provided information regarding each director’s specific experience, qualifications, attributes and skills that led the Board to conclude that each should serve as a director.

As of February 15, 2013, we had the following directors on the Board and committees:

Name	Age	Director Since	Audit	Compensation	Corporate Governance & Nominating	Investment	Risk
Class I Directors:
Christopher O’Kane	58	2002
Heidi Hutter	55	2002	✓		✓		Chair
John Cavoores	55	2006					✓
Liaquat Ahamed	60	2007				Chair	✓
Albert Beer	62	2011	✓	✓			✓
Class II Directors:
Julian Cusack	62	2002				✓	✓
Glyn Jones	60	2006				✓
Class III Directors:
Ian Cormack	65	2003	Chair	✓			✓
Richard Bucknall	64	2007	✓	Chair	✓
Peter O’Flinn	60	2009	✓		Chair
Ronald Pressman	54	2011		✓		✓
Gordon Ireland(1)	59	2013	✓

(1)	Effective February 7, 2013.

Glyn Jones.  With effect from May 2, 2007, Mr. Jones was appointed as Chairman. Mr. Jones has been a director since October 30, 2006. He also has served as a non-executive director of Aspen Insurance UK Limited (“Aspen U.K.”) since December 4, 2006. Mr. Jones is also the Senior Independent Director of Direct Line Insurance Group. Mr. Jones was previously the Chairman of Hermes Fund Managers, BT Pension Scheme Management Ltd and Towry Holdings Limited. Mr. Jones was most recently the Chief Executive Officer of Thames River Capital. From 2000 to 2004, he served as Chief Executive Officer of Gartmore Investment Management in the U.K. Prior to Gartmore, Mr. Jones was Chief Executive of Coutts NatWest Group and Coutts Group, which he joined in 1997, and was responsible for strategic leadership, business performance and risk management. In 1991, he joined Standard Chartered, later becoming the General Manager of Global Private Banking. Mr. Jones was a consulting partner with Coopers & Lybrand/Deloitte Haskins & Sells Management Consultants from 1981 to 1990.

Mr. Jones has over 24 years of experience within the financial services sector. He is the former Chief Executive Officer of a number of large, regulated, international financial services groups, such as Gartmore Investment Management and Coutts Natwest Group and has served as chairman of the board in a number of other financial services companies. As a result, Mr. Jones provides the Board leadership for a complex, global and regulated financial services business such as ours.

Christopher O’Kane.  Mr. O’Kane has been our Chief Executive Officer and a director since June 21, 2002. He was also the Chief Executive Officer of Aspen U.K. until January 2010 (and is still a director) and was Chairman of Aspen Bermuda Limited (“Aspen Bermuda”) until December 2006. He is also on the Board of Aspen’s U.S. entities. Prior to the creation of Aspen Holdings, from November 2000 until June 2002, Mr. O’Kane served as a director of Wellington and Chief Underwriting Officer of Lloyd’s Syndicate 2020 where he built his specialist knowledge in the fields of property insurance and reinsurance, together with active underwriting experience in a range of other insurance disciplines. From September 1998 until November 2000, Mr. O’Kane served as one of the underwriting partners for Syndicate 2020. Prior to joining Syndicate 2020, Mr. O’Kane served as deputy underwriter for Syndicate 51 from January 1993 to September 1998. Mr. O’Kane began his career as a Lloyd’s broker.

Mr. O’Kane has over 30 years of experience in the specialty re/insurance industry and is both a co-founder of our Company’s business and its founding Chief Executive Officer. Mr. O’Kane brings his market experience and industry knowledge to Board discussions and is also directly accountable to the Board for the day-to-day management of the Company and the implementation of business strategy.

Julian Cusack, Ph.D.  Mr. Cusack resumed his role of Chief Risk Officer from November 1, 2012 until February 7, 2013. From February 29, 2012 until October 31, 2012, he assumed the role of acting Chief Financial Officer during the Company’s search process for a permanent Group Chief Financial Officer. Mr. Cusack was our Chief Risk Officer from January 14, 2010 until February 29, 2012. He was previously our Chief Operating Officer from May 1, 2008 to January 14, 2010, and has been a director since June 21, 2002. He was the Chief Executive Officer of Aspen Bermuda from its formation in 2002 until July 1, 2011 and was appointed Chairman of Aspen Bermuda in December 2006. Mr. Cusack was previously our Chief Financial Officer from June 21, 2002 to April 30, 2007. Mr. Cusack previously worked with Wellington where he was Managing Director of Wellington Underwriting Agencies Ltd. (“WUAL”) from 1992 to 1996, and in 1994 joined the Board of Directors of Wellington Underwriting Holdings Limited. He was Group Finance Director of Wellington Underwriting plc from 1996 to 2002. He was also a director of Parhelion Capital Limited, in which we had minority investment. Mr. Cusack was a director and audit committee member of Hardy Underwriting Bermuda Limited from December 2007 until July 2012.

Mr. Cusack has over 28 years of experience within the re/insurance industry having held a number of senior roles previously at Wellington. Mr. Cusack, a qualified accountant, is also a co-founder of our Company. Mr. Cusack is Chairman of Aspen Bermuda and has responsibility for strategic projects. Mr. Cusack was our Chief Risk Officer until February 7, 2013 and was previously Chair of our Reserve Committee (a management committee) until January 2011. Accordingly, he provides the Board with valuable input on the Company’s risk framework, risk tolerances and risk mitigation efforts, as well as providing an insight on our reserving practices.

Liaquat Ahamed.  Mr. Ahamed has been a director since October 31, 2007. Mr. Ahamed has a background in investment management with leadership roles that include heading the World Bank’s investment division. From 2004, Mr. Ahamed has been an adviser to the Rock Creek Group, an investment firm based in Washington D.C. From 2001 to 2004, Mr. Ahamed was the Chief Executive Officer of Fischer Francis Trees & Watts, Inc., a subsidiary of BNP Paribas specializing in institutional single and multi-currency fixed income investment portfolios. Mr. Ahamed is a director of the Rohatyn Group and related series of funds, a member of the Board of Trustees at the Brookings Institution and a member of the Board of Trustees of the Putnam Funds.

Mr. Ahamed has over 28 years of experience in investment management and has previously served as a Chief Investment Officer and Chief Executive Officer of Fischer Francis Trees & Watts, Inc., an international fixed income business. Currently, Mr. Ahamed is a director of the Rohatyn Group and a member of the Board of Trustees of the Putnam Funds. Mr. Ahamed’s investment management experience provides the Board with experience to oversee the Company’s investment decisions, strategies and investment risk appetite. As a result of this, Mr. Ahamed also serves as the Chair of the Investment Committee.

Albert J. Beer.  Mr. Beer has been a director since February 4, 2011. Since 2006, Mr. Beer has been the Michael J Kevany/XL Professor of Insurance and Actuarial Science at St John’s University School of Risk Management. From 1992 to 2006, Mr. Beer held various senior executive positions at American Re-Insurance Corporation (Munich Re America). Previously, from 1989 to 1992, Mr. Beer held various positions at Skandia America Reinsurance Corporation, including that of Chief Actuary. Mr. Beer has been a member of the Actuarial Standards Board, which promulgates standards for the actuarial profession in the United States, since 2007 and its Chair from 2010 to 2011. He is also the Vice-Chair of United Educators Insurance Company since 2006. Mr. Beer previously served as a member of the Board of the Casualty Actuarial Society, American Academy of Actuaries and the Actuarial Foundation, where he has been a trustee emeritus since 2009.

Mr. Beer has over 30 years of actuarial experience in the insurance industry. Mr. Beer’s roles at American Re-Insurance Corporation included the active supervision of principal financial and accounting officers. In addition, Mr. Beer has extensive experience in reserving matters, which constitute the principal subjective assessments within the Company’s accounts. As a result, Mr. Beer also serves as a designated financial expert on the Company’s Audit Committee.

Richard Bucknall.  Mr. Bucknall has been a director since July 25, 2007, a director of Aspen U.K. since January 14, 2008 and a director of Aspen Managing Agency Limited (“AMAL”) since February 28, 2008. Mr. Bucknall retired from Willis Group Holdings Limited where he was Vice Chairman from February 2004 to March 2007 and Group Chief Operating Officer from January 2001 to December 2006. While at Willis, Mr. Bucknall served as director on various Boards within the Willis Group. He was also previously Chairman/Chief Executive Officer of Willis Limited from May 1999 to March 2007. Mr. Bucknall is currently the non-executive Chairman of FIM Services Limited and the non-executive Chairman of the XIS Group (Ins-Sure Holdings Limited, Ins-Sure Services Limited, London Processing Centre Ltd and LSPO Limited). On December 11, 2012 he was appointed Chairman of Tokio Marine Europe Insurance Limited having previously served as a non-executive director since 2010. Mr. Bucknall was also previously a director of Kron AS until 2009. He is a Fellow of the Chartered Insurance Institute.

Mr. Bucknall has over 40 years of experience within the re/insurance broking industry and latterly served as Group Chief Operating Officer of the Willis Group. Since our revenues are primarily derived from brokers as distribution channels, Mr. Bucknall’s background in the insurance broking industry provides the Board with an experienced perspective on broking relationships and their ability to impact our trading operations. Given his broad background across a number of operational disciplines, Mr. Bucknall serves as the Chair of our Compensation Committee.

John Cavoores.  Mr. Cavoores has been a director since October 30, 2006. From October 5, 2010 through December 31, 2011, Mr. Cavoores was also Co-Chief Executive Officer of Aspen Insurance, focusing on Aspen Insurance’s casualty and professional lines and U.S. property businesses. Mr. Cavoores had executive oversight for Aspen Insurance’s U.S. platform. From January 1, 2012, Mr. Cavoores re-assumed his role as a non-executive director of the Company. Mr. Cavoores was previously an advisor to Blackstone (from September 2006 until March 15, 2010). During 2006, Mr. Cavoores was a Managing Director of Century Capital, a Boston-based private equity firm. Mr. Cavoores previously served as President and Chief Executive Officer of OneBeacon Insurance Company, a subsidiary of the White Mountains Insurance Group, from 2003 to 2005. He was employed with OneBeacon from 2001 to 2005. Among his other positions, Mr. Cavoores was President of National Union Insurance Company, a subsidiary of AIG, Inc. He spent 19 years at Chubb Insurance Group, where he served as Chief Underwriting Officer, Executive Vice President and Managing Director of overseas operations, based in London. Mr. Cavoores previously served as a director of Cyrus Reinsurance Holdings and Alliant Insurance Holdings. Mr. Cavoores is a current director of Guidewire Software, Inc.

Mr. Cavoores has over 30 years of experience within the insurance industry having, among other positions, formerly served as President and Chief Executive Officer of OneBeacon Insurance, a subsidiary of White Mountains. As a result, Mr. Cavoores provides the Board with broad ranging business experience with particular focus on insurance matters and strategies within the United States.

Ian Cormack.  Mr. Cormack has been a director since September 22, 2003 and has served also as a non-executive director of Aspen U.K. since 2003. From 2000 to 2002, he was Chief Executive Officer of AIG Inc.’s insurance financial services and asset management division in Europe. From 1997 to 2000, he was Chairman of Citibank International plc and Co-Head of the Global Financial Institutions Client Group at Citigroup. He was also Country Head of Citicorp in the United Kingdom from 1992 to 1996. Mr. Cormack is also a director of Phoenix Group Holdings Ltd (previously Pearl Group Ltd.), Phoenix Life Holdings Ltd Bloomsbury Publishing Plc, National Angels Ltd, Arria LNG Limited and Xchanging plc. Mr. Cormack is also a non-executive chairman and audit committee member of Maven Income and Growth VCT 4 plc and chairman of Entertaining Finance Ltd. He previously served as Chairman of CHAPS, the high value clearing system in the United Kingdom, as a member of the Board of Directors of Clearstream (Luxembourg), Bank Training and Development Ltd, Klipmart Corp, Carbon Reductions Ltd, deputy chairman of Qatar Insurance Services Ltd (trading as ‘Qatarlyst’) and as a member of Millennium Associates AG’s Global Advisory Board. He was also previously a non-executive director of MphasiS BFL Ltd. (India), Europe Arab Bank Ltd., Pearl Assurance, London Life Assurance, National Provident Insurance, National Provident Life and Qatar Financial Centre Authority. He was a member of the U.K. Chancellor’s City Advisory Panel from 1993 to 1998.

Mr. Cormack has over 40 years of broad ranging international experience in both the banking and insurance sectors having held senior roles at both Citigroup and AIG Inc. Mr. Cormack also serves on the boards of a number of internationally focused companies and brings his broad ranging global experience to Board debate. Given his wide ranging experience, Mr. Cormack also serves as Chair of our Audit Committee.

Heidi Hutter.  Ms. Hutter has been a director since June 21, 2002 and has served as a non-executive director of Aspen U.K. since June 2002. On February 28, 2008, Ms. Hutter was appointed as a director and Chair of AMAL. She has served as Chief Executive Officer of Black Diamond Group, LLC since 2001 and Manager of Black Diamond Capital Partners since 2005. Ms. Hutter began her career in 1979 with Swiss Reinsurance Company in New York, where she specialized in the then new field of finite reinsurance. From 1993 to 1995, she was Project Director for the Equitas Project at Lloyd’s which became the largest run-off reinsurer in the world. From 1996 to 1999, she served as Chief Executive Officer of Swiss Re America and was a member of the Executive Board of Swiss Re in Zurich. She was previously a director of Aquila, Inc., Smart Insurance Company (formerly United Prosperity Life Insurance Company) and Talbot Underwriting and related corporate entities. Ms. Hutter currently serves as a director and Chairman of the Audit Committee of AmeriLife Group LLC and Shenandoah Life Insurance Company.

Ms. Hutter is a qualified actuary with over 30 years of experience within the re/insurance industry. Ms. Hutter is a recognized industry leader with relevant experience both in the U.S. and internationally. Ms. Hutter has particular experience of insurance at Lloyd’s having served as Project Director for the Equitas Project at Lloyd’s from 1993 to 1995, and having previously served on the Board of Talbot Underwriting Ltd. (corporate member and managing agent of Lloyd’s syndicate) from 2002 to 2007. As a result of her experience, Ms. Hutter provides the Board with insight on numerous matters relevant to insurance practice. Ms. Hutter also serves as Chair of AMAL, the managing agency of our Lloyd’s Syndicate 4711 and as Chair of our Risk Committee.

Gordon Ireland.  Mr. Ireland has been a director since February 7, 2013. He worked at PricewaterhouseCoopers and its predecessor firms for 36 years until 2010, where he was for nine years a member of the U.K. Firms’ Supervisory Board, serving at various times as Chairman of the Senior Management Remuneration

Committee and deputy Chairman of the Supervisory Board and was for a number of years Chairman of the PricewaterhouseCoopers’ partner admissions panel. Mr. Ireland was Chairman of the PricewaterhouseCoopers’ Global International Insurance Accounting Group. Mr. Ireland also represented PricewaterhouseCoopers on The Institute of Chartered Accountants in England and Wales (“ICAEW”) Accounting sub-Committee. Mr. Ireland has also represented the ICAEW on the Federation des Experts Comptables European equivalent committee and was a member of the European Financial Reporting Advisory Group Financial Instruments Working Group. Since July 2010, Mr. Ireland has been Director of L&F Holdings Limited and Chief Executive of L&F Indemnity Limited, the professional indemnity captive insurance group which serves the PricewaterhouseCoopers network.

Mr. Ireland has over 35 years of experience within the financial services sector having worked at PricewaterhouseCoopers. As a result of his audit-led exposure to the London Market and general insurance and reinsurance markets throughout his career, Mr. Ireland provides strong insurance audit skills and technical accountancy expertise to our Board.

Peter O’Flinn.  Mr. O’Flinn has been a director since April 29, 2009. He currently serves as a director and audit committee member of Sun Life Insurance and Annuity Company of New York, and of Euler ACI Holdings, Inc. From 1999 to 2003, Mr. O’Flinn was Co-Chair of LeBoeuf, Lamb, Greene and MacRae.

Mr. O’Flinn is a qualified lawyer with over 25 years of private practice experience. Mr. O’Flinn is a corporate lawyer and former Co-Chairman of LeBoeuf, Lamb, Greene & MacRae as well as former Chair of their Corporate Practice and has extensive experience on legal matters relevant to both the re/insurance industry and public company legal matters generally. Mr. O’Flinn provides the Board with input on corporate initiatives, regulatory and governance matters. As a result of his experience, Mr. O’Flinn serves as the Chair of our Corporate Governance and Nominating Committee.

Ronald Pressman.  Mr. Pressman was appointed to our Board on November 17, 2011. Effective January 30, 2012, Mr. Pressman was appointed as Executive Vice President and Chief Operating Officer of TIAA-CREF. Previously, he worked at General Electric (GE) Corporation for 31 years, where he was most recently President and Chief Executive Officer of GE Capital Real Estate from 2007 until 2011. From 2000 to 2007, Mr. Pressman also served as President and Chief Executive Officer of GE Asset Management and Chairman, and Chief Executive Officer and President of Employers Reinsurance. Earlier in his career Mr. Pressman led GE’s energy businesses in Europe, the Middle East, Africa, Southwest Asia and the United States. Mr. Pressman served as a member of the board of New York Life Insurance Company. He serves as Chairman of the national board of A Better Chance, a non-profit organization which provides leadership development opportunities for children of color in the United States. He is also a director of Pathways to College, a non-profit organization that prepares young people from deprived communities for college. Mr. Pressman is also a charter trustee of Hamilton College.

Mr. Pressman has over 30 years of experience within the financial services sector, in particular real estate, asset management and reinsurance, having worked at GE for over 30 years and currently serving as Chief Operating Officer of TIAA-CREF. With his varied experience across such sectors having held senior positions, Mr. Pressman provides further insight on a wide-range of matters including insurance industry and investment management expertise.

Related Transactions

The review and approval of any direct or indirect transactions between Aspen and related persons is governed by the Company’s Code of Conduct, which provides guidelines for any transaction which may create a conflict of interest between us and our employees, officers or directors and members of their immediate family. Pursuant to the Code of Conduct, we will review personal benefits received, personal financial interest in a transaction and certain business relationships in evaluating whether a conflict of interest exists. The Audit Committee is responsible for applying the Company’s policy and approving certain individual transactions.

On January 22, 2010, we entered into a sale and purchase agreement to purchase APJ Continuation Limited (“APJ”) and its subsidiaries for an aggregate consideration of $4.8 million. The business writes a specialist book of Kidnap and Ransom (“K&R”) insurance which complements our existing credit, political and terrorism line of business. Mr. Villers, one of our executive officers, was a director of APJ until 2010 and was a 30% shareholder of APJ.

Director Independence

Under the NYSE Corporate Governance Standards applicable to U.S. domestic issuers, a majority of the Board (and each member of the Audit, Compensation and Nominating and Corporate Governance Committees) must be independent. The Board may determine a director to be independent if the director has no disqualifying relationship as enumerated in the NYSE Corporate Governance Standards and if the Board has affirmatively determined that the director has no direct or indirect material relationship with the Company. Independence determinations are made on an annual basis at the time the Board approves director nominees for inclusion in the annual proxy statement and, if a director joins the Board between annual meetings, at such time.

The Board reviews various transactions, relationships and arrangements of individual directors in determining whether they are independent. The Board considered Mr. Ahamed’s position as advisor to the Rock Creek Group and as director of the Rohatyn Group and the Putnam Funds. With respect to Mr. Beer, the Board considered his position as chair of the Actuarial Standards Board and as vice-chair, and chair of the compensation committee, of United Educators Insurance Company, as well as his position as professor at St. John’s University. With respect to Mr. Bucknall, the Board considered his position as non-executive director of Tokio Marine Europe Insurance Limited, as well as his roles within the XIS Group. With respect to Mr. Cormack, the Board considered his position as non-executive director of Phoenix Group Holdings Ltd. (formerly Pearl Group Ltd.), Phoenix Life Holdings Ltd, Bloomsbury Publishing Plc, National Angels Ltd, Arria LNG Ltd. and Xchanging plc. The Board also considered Mr. Cormack’s positions as chair of Entertaining Finance Ltd. and Maven Income and Growth VCT 4 plc. With respect to Ms. Hutter, the Board considered her position as non-executive director of AmeriLife Group LLC, Smart Insurance Company (formerly United Prosperity Life Insurance Company) and Shenandoah Life Insurance Company. The Board also considered Ms. Hutter’s position as Chief Executive Officer of Black Diamond Group LLC, as manager of Black Diamond Capital Partners and as member of the Board of Overseers for St. John’s University. With regards to Mr. O’Flinn, the Board considered his role as non-executive director of Sun Life Insurance and Annuity Company and Euler ACI Holdings, Inc. The Board considered Mr. Pressman’s role as Chief Operating Officer of TIAA-CREF. In addition, the Board considered Mr. Ireland’s position as Chief Executive and Director of L&F Holdings Limited, the professional indemnity captive insurance company which serves the PricewaterhouseCoopers network.

The Board has made the determination that Messrs. Ahamed, Beer, Bucknall, Cormack, Ireland, O’Flinn and Pressman and Ms. Hutter are independent and have no material relationships with the Company.

The Board has determined that the Audit Committee is comprised entirely of independent directors, in accordance with the NYSE Corporate Governance Standards. The NYSE Corporate Governance Standards require that all members of compensation committees and nominating and corporate governance committees be independent. As of the date of this report, all members of the Compensation Committee and all members of the Corporate Governance and Nominating Committee are independent.

Committees of the Board of Directors

Audit Committee:  Messrs. Cormack, Beer, Bucknall, Ireland, O’Flinn and Ms. Hutter. The Audit Committee has general responsibility for the oversight and supervision of our accounting, reporting and financial control practices. The Audit Committee annually reviews the qualifications of the independent auditors, makes recommendations to the Board as to their selection and reviews the plan, fees and results of their audit. Mr. Cormack is Chairman of the Audit Committee. The Audit Committee held four meetings during 2012. The Board considers Mr. Beer to be an “audit committee financial expert” as defined in the applicable regulations. Effective February 7, 2013, Mr. Ireland was appointed to the Audit Committee.

Compensation Committee:  Messrs. Bucknall, Beer, Cormack and Pressman. The Compensation Committee oversees our compensation and benefit policies and programs, including administration of our annual bonus awards and long-term incentive plans. It determines compensation of the Chief Executive Officer, executive directors and key employees. Mr. Bucknall is the Chairman of the Compensation Committee. The Compensation Committee held four meetings during 2012.

Investment Committee:  Messrs. Ahamed, Jones, Cusack and Pressman. The Investment Committee is an advisory committee to the Board which formulates our investment policy and oversees all of our significant investing activities. Mr. Ahamed is Chairman of the Investment Committee. The Investment Committee held four meetings during 2012.

Corporate Governance and Nominating Committee:  Messrs. Bucknall and O’Flinn and Ms. Hutter. The Corporate Governance and Nominating Committee, among other things, establishes the Board’s criteria for selecting new directors and oversees the evaluation of the Board and management. Mr. O’Flinn is the Chairman of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee held four meetings during 2012.

Risk Committee:  Ms. Hutter, Messrs. Ahamed, Beer, Cavoores, Cormack and Cusack. The Risk Committee’s responsibilities include the establishment of our risk management strategy, approval of our risk management framework, methodologies and policies, and review of our approach for determining and measuring our risk tolerances. Ms. Hutter is the Chair of the Risk Committee. The Risk Committee held four meetings during 2012.

The Board may also, from time to time, implement ad hoc committees for specific purposes.

Leadership Structure

We have separate Chief Executive Officer and Chairman positions in the Company. We believe that while the Chief Executive Officer is responsible for the day-to-day management of the Company, the Chairman, who is not an employee of the Company and who is not part of the Company’s management, provides the appropriate leadership role for the Board and is able to effectively facilitate the contribution of non-executive directors and constructive interaction between management (including executive directors) and the non-executive directors in assessing the Company’s performance, strategies and means of achieving them. As part of his leadership role, the Chairman is responsible for the Board’s effectiveness and sets the Board’s agenda in conjunction with the Chief Executive Officer.

Under the scope of his role as Chairman, Mr. Jones is more involved in the management of the Company than an independent director would be under U.S. practice and rules; however, his role and compensation under practices in other jurisdictions such as the U.K. would not compromise his independence. The more specific chairman duties identified in his appointment letter result in greater time allocated for the operations of the Company than the other non-executive directors.

Role in Risk Oversight

In this section, we provide a summary of our Risk Governance arrangements and our current Risk Management Strategy. We also provide more detail on the management of core underwriting and market risks and on our Internal Model. The Internal Model is an economic capital model which has been developed internally for use in certain business decision making processes, the assessment of risk based capital requirements and for various regulatory purposes.

Risk Governance

Board of Directors.  The Board considers effective identification, measurement, monitoring, management and reporting of the risks facing our business to be key elements of its responsibilities and those of the Group

Chief Executive Officer and management. Matters relating to risk management reserved to the Board include approval of the internal controls and risk management framework and any changes to the Group’s risk appetite statement. The Board also receives reports at each scheduled meeting from the Group Chief Risk Officer and the Chairman of the Risk Committee and training in risk management processes including the design, operation, use and limitations of the Internal Model. As a result of these arrangements and processes, the Board, assisted by management and its Committees, is able to exercise effective oversight of the operation of the risk management strategy described in “Risk Management Strategy” below.

Board Committees.  The Board delegates oversight of the management of certain key risks to its Risk, Audit and Investment Committees. Each of the committees is chaired by an independent director of the Company who also reports to the Board on the committees’ discussions and matters arising.

Risk Committee:  The purpose of this committee is to assist the Board in its oversight duties in respect of the management of risk, including:

•	making recommendations to the Board regarding management’s proposals for the risk management framework, risk appetite, key risk limits and the use of our Internal Model;

•	monitoring compliance with the agreed Group risk appetite and risk limits; and

•	oversight of the process of stress and scenario testing established by management.

Audit Committee:  This committee is primarily responsible for assisting the Board in its oversight of the integrity of the financial statements. It is also responsible for reviewing the adequacy and effectiveness of the Company’s internal controls and receives regular reports from both internal and external audit in this regard.

Investment Committee:  This committee is responsible for, among other things, setting and monitoring the Group’s investment risk and asset allocation policies and ensuring that the Chairman of the Risk Committee is kept informed of such matters.

Management Committees.  The group also has a number of executive management committees which have oversight of certain risk management processes.

Group Executive Committee:  This is the main executive committee responsible for advising the Group Chief Executive Officer on matters relating to the strategy and conduct of the business of the Group.

Capital Allocation Group:  The primary purpose of the Capital Allocation Group is to assist the Group Chief Executive Officer and the Group Chief Risk Officer in their oversight duties in respect of the design and operation of the risk management systems of the Aspen Group. In particular, it has specific responsibilities in relation to the Internal Model and for the establishment of risk limits for accumulating insurance exposures.

Reserve Committee:  This committee is responsible for managing reserving risk and making recommendations to executive management relating to the appropriate level of reserves to include in the Group’s financial statements.

Underwriting Committee:  The purpose of this committee is to assist the Group Chief Executive Officer in his oversight duties in respect of the management and control of underwriting risk including oversight of the independent review of the quality of each team’s underwriting.

Reinsurance Credit Committee:  The purpose of this committee is to seek to minimize credit risks arising from insurance and reinsurance counterparties by the assessment and monitoring of collateralized reinsurance arrangements, direct cedants, intermediaries and reinsurers.

Group Chief Risk Officer.  Our Group Chief Risk Officer, Stephen Postlewhite, is a member of the Group Executive Committee. His role includes providing the Board and the Risk Committee with reports and advice on risk management issues.

Risk Management Strategy

We operate an integrated risk management strategy designed to deliver shareholder value in a sustainable manner while providing a high level of policyholder protection. The execution of our integrated risk management strategy is based on:

•

the establishment and maintenance of a risk management and internal control system based on a three lines of defense approach to the allocation of responsibilities between risk accepting units (first line), risk management activity (second line) and independent assurance (third line);

•	identifying material risks to the achievement of the Group’s objectives including emerging risks;

•	the articulation at Group level of our risk appetite and a consistent set of risk limits for each material component of risk;

•	the cascading of risk limits for material risks to each operating subsidiary and, where appropriate, risk accepting business units;

•	measurement, monitoring, managing and reporting of risk positions and trends;

•	the use, subject to an understanding of its limitations, of the Internal Model to test strategic and tactical business decisions and to assess compliance with the Risk Appetite Statement; and

•

stress and scenario testing, including reverse stress testing, designed to help us better understand and develop contingency plans for the likely effects of extreme events or combinations of events on capital adequacy and liquidity.

Risk Appetite Statement.  The Risk Appetite Statement is a central component of the Group’s overall risk management framework and is approved by the Board. It sets out, at a high level, how we think about risk in the context of our business model, group objectives and strategy. It sets out boundary conditions for the level of risk we assume, together with a statement of what reward we aim to receive for this level of risk.

It comprises the following components:

•	Risk preferences: a high level description of the types of risks we prefer to assume and to avoid;

•	Return objective: the levels of return on capital we seek to achieve, subject to our risk constraints;

•	Volatility constraint: a target limit on earnings volatility; and

•	Capital constraint: a minimum level of risk adjusted capital.

Risk Components.  The main types of risks that we face are:

Insurance risk:  The risk that underwriting results vary from their expected amounts, including the risk that reserves established in respect of prior periods are understated.

Market risk:  The risk of variation in the fair value of our investment portfolio, cash and cash equivalents and derivative contracts including the effect of changes in foreign currency exchange rates.

Credit risk:  The risk of diminution in the value of insurance receivables as a result of counter-party default. This principally comprises default and concentration risks relating to amounts receivable from intermediaries, policyholders and reinsurers. We include credit risks related to our investment portfolio under market risk.

Liquidity risk:  The risks of failing to maintain sufficient liquid financial resources to meet liabilities as they fall due or to provide collateral as required for commercial or regulatory purposes.

Operational risk:  The risk of loss resulting from inadequate or failed internal processes, personnel or systems, or from external events.

Strategic risk:  The risk of adverse impact on shareholder value or income and capital of adverse business decisions, poor execution or failure to respond to market changes.

Emerging risk:  The risk that risk events not previously identified emerge and impact the operations or financial results of the Group.

We classify insurance risk and market risk as core risks, meaning that they are risks we intend to take with a view to making a return for shareholders as a consequence. Other risks are designated as ‘non-core’ and our strategy for them is to seek to reduce exposures to the extent that is practicable and economic to do so.

Key Risk Limits.  We use the term risk limit to mean the upper limit of our tolerance for exposure to a given risk. Key risk limits are a sub-set of risk limits and are subject to annual approval by the Board on the advice of the Risk Committee as part of the annual business planning process. If a risk exceeds key risk limits, the Chief Risk Officer is required to report the excess and management’s plans for dealing with it to the Risk Committee.

Executive Officers

The table below sets forth certain information concerning our executive officers as of February 15, 2013:

Name	Age	Position
Christopher O’Kane(1)	58	Chief Executive Officer of Aspen Holdings
Brian Boornazian	52	Chairman of Aspen Re
Michael Cain	40	Group General Counsel, Head of Group Human Resources
James Few	41	Chief Executive Officer of Aspen Re, Chief Executive Officer of Aspen Bermuda
Karen Green	45	Chief Executive Officer, Aspen U.K. and AMAL, Group Head of Corporate Development and Office of the Group Chief Executive Officer
Emil Issavi	40	Chief Underwriting Officer and Executive Vice President of Aspen Re
Stephen Postlewhite	41	Chief Risk Officer
Kate Vacher	41	Director of Underwriting
Rupert Villers	60	Chairman of Insurance, President of International Insurance
Mario Vitale	57	Chief Executive Officer of Aspen Insurance, President of U.S. Insurance
John Worth	49	Chief Financial Officer of Aspen Holdings

(1)	Biography available under “—Directors” above.

Brian Boornazian.  Mr. Boornazian was appointed as Chairman of Aspen Re in August 2012. He was previously Chief Executive Officer of Aspen Re from January 2010 to August 2012 and President of Aspen Re from June 2008 until January 2010. Prior to this, he was appointed Head of Reinsurance in May 2006. He joined Aspen in January 2004 as President of Aspen Re America. Prior to joining us, Mr. Boornazian was at XL Re America, where he acted in several capacities including Senior Vice President, Chief Property Officer, responsible for property facultative and treaty, as well as marine, and Chief Marketing Officer. Mr. Boornazian began his career in 1982 at Gen Re and also held senior positions at NAC Re, Cologne Re of America and Guy Carpenter.

Michael Cain.  Mr. Cain has served as our Group General Counsel since March 3, 2008. Since June 2011, Mr. Cain was also appointed as Head of Group Human Resources. Mr. Cain has also been a member of the Board of Directors of Aspen Bermuda since July 2012. Prior to joining us, Mr. Cain served as Corporate Counsel and Company Secretary to Benfield Group Limited from 2002 to 2008. Previously, Mr. Cain worked at Barlow Lyde & Gilbert and Ashurst, law firms in London.

James Few. Mr.  Few was appointed as Chief Executive Officer of Aspen Re in August 2012. Prior to this appointment, Mr. Few was President of Aspen Re. Mr. Few was also our Group Head of Property Reinsurance since June 1, 2004. In July 2011, Mr. Few was appointed as the Chief Executive Officer of Aspen Bermuda. Previously, from November 1, 2004 to July 2011, he was Aspen Bermuda’s Chief Underwriting Officer. Mr. Few has also been a member of the Board of Directors of Aspen Bermuda since March 2005. Before joining Aspen Bermuda, he had been an underwriter at Aspen U.K. since June 21, 2002. Mr. Few previously worked as an underwriter with Wellington from 1999 until 2002. From 1993 until 1999 he was an underwriter and client development manager at Royal & Sun Alliance.

Karen Green.  Ms. Green is Chief Executive Officer of Aspen U.K. and AMAL since August 2011 and a member of the Board of Directors of Aspen U.K. and AMAL since March 2010. She is also Group Head of Corporate Development and Office of the Group Chief Executive Officer. Ms. Green joined us in March 2005 as Head of Strategy and Office of the Chief Executive Officer. From 2001 until 2005, Ms. Green was a Principal with MMC Capital Inc. (now Stone Point Capital), a global private equity firm (formerly owned by Marsh and McLennan Companies Inc.). Prior to MMC Capital, Ms. Green was a director at GE Capital in London from 1997 to 2001, where she co-ran the Business Development team (responsible for mergers and acquisitions for GE Capital in Europe). She is also a Director of the International Underwriting Association.

Emil Issavi.  Mr. Issavi was appointed Chief Underwriting Officer of Aspen Re in August 2012 and is also Executive Vice President of Aspen Re. Prior to this appointment, Mr. Issavi was Head of Casualty Reinsurance from July 2008 and from July 2006, served as Head of Casualty Treaty of Aspen Re America. Prior to joining us, from 2002 to July 2006, Mr. Issavi was at Swiss Re America, where he was Senior Treaty Account Executive responsible for various Global and National Property and Casualty clients. Mr. Issavi began his reinsurance career at Gen Re as a Casualty Facultative Underwriter.

Stephen Postlewhite.  Mr. Postlewhite was appointed Group Chief Risk Officer on February 7, 2013 and has been Chair of the Reserve Committee since January 2011. He has also been a member of the Board of Directors of Aspen U.K. since April 2010. Mr. Postlewhite was previously Head of Risk, Head of Risk Capital, Aspen U.K. Chief Risk Officer and Deputy Chief Actuary. During 2012, he also served as Interim Group Chief Risk Officer. Prior to joining us in 2003, Mr. Postlewhite spent a year at the FSA working extensively on the development of the Individual Capital Assessment process for non-life insurers and nine years with KPMG, both in London and Sydney, working as a senior general insurance actuarial consultant, predominately on London Market, Lloyd’s and reinsurance clients. He has been a fellow of the Institute of Actuaries since 2001. Prior to embarking on an actuarial career, Mr. Postlewhite worked as a management consultant for Andersen Consulting.

Kate Vacher.  Ms. Vacher is our Director of Underwriting and has been the Active Underwriter for Syndicate 4711 since 2010. Ms. Vacher has been a member of the Board of Directors of AMAL since February 2010. Previously, she was our Head of Group Planning from April 2003 to May 2006 and a property reinsurance underwriter since joining Aspen U.K. on September 1, 2002. Ms. Vacher previously worked as an underwriter with Wellington Syndicate 2020 from 1999 until 2002 and from 1995 until 1999 was an assistant underwriter at Syndicate 51.

Rupert Villers.  Mr. Villers is Chairman of Aspen Insurance and President of International Insurance since June 2012. He has also been a member of the Board of Directors of Aspen U.K. and AMAL since June 2009. He was previously the Co-Chief Executive Officer of Aspen Insurance and joined us in April 2009 as Global Head of Financial and Professional Lines. He has held a number of positions in the insurance industry. He co-founded SVB Holdings (subsequently renamed Novae Holdings) in 1986, and in his seventeen years there he was Chief Executive Officer from 1991 to 2002 and underwriter of Syndicate 1007 from January 1, 1997 to December 31, 1999. Most recently, he has been Chairman of APJ, a company he co-founded in 2005, whose major subsidiary, APJ (Asset Protection Jersey Limited) wrote a specialist book of K&R insurance. Mr. Villers was a director of CertaAsig Holdings S.A. (a Luxemburg holding company) which is the parent of CertAsig Societate di Asigurare si Reasigurare S.A. (a Romanian insurance company) until September 30, 2012.

Mario Vitale.  Mr. Vitale assumed the role of Chief Executive Officer of Aspen Insurance in June 2012, and was Co-Chief Executive Officer of Aspen Insurance from January 1, 2012. Mr. Vitale joined us in March 2011 as President of U.S. Insurance. Mr. Vitale has also been a member of the Board of Directors of Aspen American Insurance Company and Aspen Specialty Insurance Company since April 2011. He has 35 years of global experience across various industry leadership positions. Most recently, he was at Zurich Financial Services from September 2006 until March 2011, where he was Chief Executive Officer, Global Corporate, with responsibility for all corporate business globally. He was also a member of Zurich’s Group Management Board. Previously, Mr. Vitale spent six years at Willis Group Holdings, from 2000 until 2006, including four years as Chief Executive Officer of Willis North America. Mr. Vitale is a member of the board of trustees of St John’s University College of Insurance in New York, the board of directors of AICPCU and a past member of the board of Boys Hope Girls Hope of New York City. He is a member of the board of the American Insurance Association and formerly of the board of directors of the Council of Insurance Agents & Brokers.

John Worth.  Mr. Worth was appointed as Group Chief Financial Officer of Aspen Insurance Holdings Limited effective November 1, 2012. Most recently, Mr. Worth served as Group Financial Controller for Barclays PLC. Before joining Barclays, between 2006 and 2009, he was a Partner in Banking and Capital Markets for Ernst & Young LLP. From 2002 to 2006 he served in various leadership roles at Prudential U.K., including Chief Information Officer and Head of Risk and Compliance as well being seconded to the U.K.’s Financial Services Authority. Mr. Worth previously worked at Barclays Capital from 1997 to 2002, serving as Program Director, Group Controls Review and prior to that Managing Director and Global Head of Audit. He started his career at Price Waterhouse, where he served in a number of global roles from 1984 to 1997.

Non-Management Directors

The Board has adopted a policy of regularly scheduled executive sessions where non-management directors meet independent of management. The non-management directors include all our independent directors and Mr. Jones, our Chairman. The non-management directors held four executive sessions during 2012. Mr. Jones presided at each executive session. Shareholders of the Company and other interested parties may communicate any queries or concerns to the non-management directors by sending written communications by mail to Mr. Jones, c/o Company Secretary, Aspen Insurance Holdings Limited, 141 Front Street, Hamilton HM19, Bermuda, or by fax to 1-441-295-1829. In 2012, we also held one executive session comprised solely of independent directors.

Attendance at Meetings by Directors

The Board conducts its business through its meetings and meetings of the committees. Each director is expected to attend each of our regularly scheduled meetings of the Board, the constituent committees on which that director serves and our annual general meeting of shareholders. All directors attended the annual general meeting of shareholders in 2012. Four meetings of the Board were held in 2012. All of the directors other than Mr. Richard Houghton (who ceased to be a director in February 2012) attended at least 75% of the meetings of the Board and meetings of the committees on which they serve.

Code of Ethics, Corporate Governance Guidelines and Committee Charters

We adopted a code of business conduct and ethics that applies to all of our employees, including our Group Chief Executive Officer and Group Chief Financial Officer. We have also adopted corporate governance guidelines. We have posted the Company’s code of business conduct and ethics and corporate governance guidelines on the Investor Relations page of the Company’s website at www.aspen.co.

The charters for each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee are also posted on the Investor Relations page of our website at www.aspen.co. Shareholders may also request printed copies of our code of business conduct and ethics, the corporate governance guidelines and the committee charters at no charge by writing to Company Secretary, Aspen Insurance Holdings Limited, 141 Front Street, Hamilton, HM19, Bermuda.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis provides information regarding the compensation of our Chief Executive Officer, Chief Financial Officer, Interim Chief Financial Officer, Former Chief Financial Officer and the three other most highly-compensated named executive officers (“NEOs”) for 2012, and describes the overall objectives of our compensation program, each element of compensation and key compensation decisions. The Compensation Committee of the Board (the “Compensation Committee”) has responsibility for approving the compensation program for our NEOs.

Amounts discussed in this Compensation Discussion and Analysis that were initially denominated in British Pounds have been converted into U.S. Dollars at the exchange rate of $1.5847 to £1, the average exchange rate for 2012, and $1.6041 to £1, the average exchange rate for 2011.

Executive Summary

The Company’s executive compensation program seeks to align pay and performance and is grounded in market competitiveness and industry best practice. Our compensation policies are designed with the goal of recruiting and retaining key talent to maximize shareholder value creation over the long-term. Our performance-based programs utilize those measures we believe are most appropriately aligned with our business strategy and accordingly reflect those most important to our shareholders.

In 2011, we voluntarily submitted a Say-On-Pay vote to our shareholders which received overwhelming support with a 93% vote in favor of our programs. Now that we are a domestic issuer, this year we are required to have both the Say-On-Pay Vote and Say-On-Frequency Vote. Based on our strong pay for performance philosophy, we recommend stockholders vote “for” our executive compensation program. See Proposals 2 and 3 in this Proxy Statement.

2012 Performance Highlights

Notwithstanding the impact of Superstorm Sandy and other large losses, 2012 was a strong year for us in terms of financial performance for our business. While 2011 was a challenging year for our industry, 2012 saw significant recovery which is reflected in our positive financial results summarized below.

Key Metric (1)	2012	2011	2010
Operating Return on Equity	8.5%	(3.4%)	9.1%
Diluted Book Value per Share	$40.65	$38.21	$38.90
Diluted Book Value per Share (after adding back dividends) (2)	$41.31	$38.81	$39.50

Key Metric (1)	2012	2011	2010
Combined Ratio	94.3%	115.9%	96.7%
Gross Written Premiums	$2.58Bn	$2.21Bn	$2.08Bn
Diluted Net Income (Loss) per Share	$3.38	($1.88)	$3.62

(1)	See Appendix B, “Reconciliation of Non-U.S. GAAP Financial Measures” for a reconciliation of Non-U.S. GAAP Financial Measures.
(2)	Change in diluted book value per share after adding back dividends represents the percentage increase in diluted book value per share plus the impact from dividends distributed in the period ($0.66 in 2012 and $0.60 in each of 2010 and 2011).

2012 Compensation Highlights

As our compensation programs are highly performance-based, our key compensation actions for 2012 reflect our strong financial performance outlined above.

•

The corporate component of our annual bonus, which is based on operating return on equity, funded an incentive pool valued at 96% of target. Our annual bonus funding for our underwriting population is also based in part on underwriting team performance assessed by reference to return on allocated equity. On average, the incentive pool based on underwriting team performance funded at 73% of target.

•

Based on our return on equity performance, one-third of each of the 2010-2012 and 2011-2013 performance share cycles which were subject to a 2012 return on equity test, vested at 64.0% and 100.0% of target respectively.

•

Based on our growth in diluted book value per share, one-third of the 2012-2014 performance share cycle vested at 65.8% of target (see below for a discussion regarding changes to performance share measures made in 2012).

Below is a table showing the compensation decisions made in respect of our continuing NEOs (1).

(1)	Represents salary, bonus, the average of the high and low share price on the date of grant for the performance shares and the closing share price on the grant date for the restricted share units; excludes “other compensation.” In respect of the performance shares granted in 2012, 65.8% of one-third of the grant has been earned based on our growth in diluted book value per share after adding back dividends of 8.1% in 2012. In respect of Mr. Worth’s salary, the target amount reflects his annual salary and the actual amount reflects the prorated amount of salary paid since the commencement of his employment on November 1, 2012. In respect of Mr. Worth’s actual bonus, this represents his guaranteed bonus per his service agreement.

The Link between Pay and Performance

Enhancements to our Pay for Performance Programs

In early 2012, our Compensation Committee undertook a comprehensive review of our performance-based pay programs and approved a number of changes thereby enhancing the link between pay and performance and balancing our performance and retention objectives.

What Changed	How did it Change	Why did it Change	What is the Impact for our NEOs
Annual Incentive Pool Funding	Added a team funding mechanism based on return on allocated equity for underwriters

Increases line of sight to underwriting performance

Recognizes the different business model and performance of our reinsurance and insurance business segments and the differing market dynamics of underwriting teams within these segments

Impacts underwriting executives, where the annual incentive pool award is assessed 50% on segment performance and 50% on corporate performance
Performance Share Plan Measures	Changed performance share measure from return on equity to growth in book value per share plus dividends

Book value per share reflects an important industry measure and is a key measure by which we assess our own performance

Diversifies performance measures, as return on equity is currently used to fund our short-term incentive plan

Impacts performance share component of NEOs overall long-term incentive award
Blend of Long-Term Incentive Vehicles	Adjusted the blend of equity to include both performance shares and restricted share units	Balances performance and retention objectives Enhances program comparability with the U.S. and Bermuda markets	Executives will now receive 75% of their long-term incentive award in performance shares and 25% in restricted share units

Alignment of Pay and Performance

Each year, we engage our independent advisor, Towers Watson, to conduct a review of the alignment between our pay and performance for our Chief Executive Officer as compared to our peers. Towers Watson reviewed the relative realizable pay of Mr. O’Kane as compared to key financial measures for our industry and shareholders, including total shareholder return, return on equity and book value per share. For the purposes of this analysis, realizable pay is defined as base salary, actual annual bonus paid and the current value of long-term incentives granted within the period (the value of restricted share units, and the in-the-money value of share options as of December 31, 2012 and any actual award earned or vested and issued under a performance plan).

As illustrated in the table below, the Compensation Committee believes that Mr. O’Kane’s realizable pay relative to peers was at a level that is supported by the Company’s relative performance measured by the selected key financial measures. It comes to this conclusion when considering that the Chief Executive Officer’s realizable pay is at the eighteenth percentile of our peers while performance along the three key metrics considered was measurably higher. The composite performance, which reflects a straight average of the three performance percentiles, falls just below the median. However, during this period, return on equity formed the principal basis by which performance-related compensation was measured. As a result, there is a stronger degree of alignment with our 5-year average historical return on equity.

Compensation Percentile vs. Performance Percentiles (1)
Period	Chief Executive Officer Realizable Pay		5-Year Average Return on Equity		5-Yr Total Shareholder Return		5-Year Compounded Annual Growth Rate Book Value/Share		Composite Performance
2007-2011	18	th	27	th	56	th	55	th	46	th

(1)	Measured from the lowest value to the highest value (100th percentile) for each measure.

Our Executive Compensation Program and Philosophy

We encourage a performance-based culture throughout the Company, and at senior levels we have developed an approach to compensation that aligns the executive’s compensation with his or her performance and contribution to the results of the Company. Overall, our compensation programs are designed to link variable compensation to the achievement of the Company’s financial and strategic goals while meeting high governance standards and encouraging an appropriate level of risk. We seek to create a total compensation opportunity for NEOs with the potential to deliver actual total compensation at the upper quartile of peer companies for high performance relative to competitors and the Company’s internal business objectives.

We believe that the three elements of total direct compensation, base salary, annual bonus and long-term incentive awards, should be balanced such that each executive has the appropriate amount of pay that is performance contingent and longer-term. This relationship is illustrated in the table below which shows each element of total target direct compensation for 2012 and demonstrates that a majority of the executive’s pay is delivered through performance-based compensation with a significant portion realized over more than one year. Equity awards in particular are intended to encourage aligning interests with shareholders and align executive pay with the value created for shareholders.

Compensation Element	Key Philosophical Underpinning	Mix of 2012 Total Target Direct Compensation
		Chief Executive Officer	Average Other Continuing NEOs
Base Salary	• Attract and retain key talent • Provide financial certainty and stability	18%	26%
Annual Cash Incentive	• Incentivize and motivate executives to meet or exceed our short-term business and financial objectives • Promote team orientation by encouraging participants in all areas of the Company to work together to achieve common Company goals	32%	29%

Compensation Element	Key Philosophical Underpinning	Mix of 2012 Total Target Direct Compensation
		Chief Executive Officer	Average Other Continuing NEOs
Long-Term Incentive	• Incentivize and motivate executives to achieve key long-term business priorities and objectives	50%	45%
(Performance Shares and Restricted Share Units)	• Align executives’ interests with shareholders’ interests • Foster a long-term focus to increase shareholder value • Attract and retain key talent • Encourage executive share ownership

We also provide our NEOs with employee benefits and perquisites and severance and change of control benefits.

Compensation Element	Key Philosophical Underpinning

Benefits and Perquisites

•     Attract and retain executives

•     Provide for safety and wellness of executives

•     Provide income security for retirement

•     Enhance executive productivity

•     Provide certain expatriate relocation needs as well as specific local market practices that are competitive

Severance and Change of Control Benefits

•     Attract and retain executives

•     Provide income security in the event of termination

•     Allow our executives to continue to focus their attention on our business operations in the face of the potentially disruptive impact of a proposed change of control transaction and to assess takeover bids objectively without regard to the potential impact on their own job security

We seek to consider together all elements that contribute to the total compensation of NEOs rather than consider each element in isolation. This process ensures that judgments made in respect of any individual element of compensation are taken in the context of the total compensation that an individual receives, particularly the balance between base salary, annual incentives and long-term incentives.

Market Intelligence

We believe that shareholders are best served when the compensation packages of senior executives are competitive but fair. By fair we mean that the executives will be able to understand that the compensation package reflects their market value and their personal contribution to the business. We seek to create a total compensation opportunity for NEOs with the potential to deliver actual total compensation at the upper quartile of peer companies for high performance relative to competitors and the Company’s internal business objectives. To ensure our compensation levels and programs are competitive, we review external market data including:

•	Research of peer company proxy and/or annual reports;

•	Publicly available compensation surveys from reputable survey providers;

•	Advice and tailored research from compensation consultants; and

•	Experience with recruiting senior positions in the marketplace.

We utilize a primary peer group for purposes of reviewing our executive compensation levels and programs. In addition, under certain circumstances, we may benchmark specific roles or review the practices of other companies called our “near” peer group. Our peers reflect companies similar to us in terms of size and business mix. These groups are regularly reviewed and agreed upon by the Compensation Committee with consideration given to our business strategy and the advice of the Compensation Committee’s independent advisor, Towers Watson. No changes were made to the peer groups for 2012 other than the noted organic changes.

Peer Group (1)
U.S. & Bermuda	U.K.
Allied World Assurance Company Holdings, AG	Amlin Plc
Alterra Capital Holdings Limited	Catlin Group Limited
Arch Capital Group Ltd.	Hiscox Ltd.
Axis Capital Holdings Limited
Endurance Specialty Holdings Ltd.
Everest Re Group, Ltd.
Validus Holdings, Ltd.
White Mountains Insurance Group, Ltd.

“Near” Peer Group (1)
U.S. & Bermuda	U.K.
Montpelier Re Holdings Ltd.	Beazley Group Plc
PartnerRe Ltd.
Platinum Underwriters Holdings, Ltd.
RenaissanceRe Holdings Ltd.

(1) As a result of Brit Insurance Holdings Plc (“Brit”) being acquired by Achilles Netherlands Holdings B.V. in March 2011, Brit has been removed from the Peer Group. As a result of Transatlantic Holdings, Inc. (“Transatlantic”) being acquired by Alleghany Corporation in March 2012, Transatlantic has been removed from the “Near” Peer Group.

Determining Individual Compensation Levels

Although Company results remain the focus of our performance-based programs, due to the highly volatile nature of our industry and the potentially significant external factors impacting our business, the Compensation Committee considers both quantitative as well as qualitative factors in making compensation determinations. In particular, the individual contributions of our executives are quite important in our business and therefore, may determine both the allocation of our bonus pool as well as individual long-term incentive grants each year.

Individual contributions to our corporate goals are taken into consideration through our annual appraisal process, whereby at the outset of each year objectives are established and achievement of these goals is assessed at the end of each performance year. For all NEOs, other than himself, the Chief Executive Officer provides recommendations to the Compensation Committee with regard to individual performance.

The following table outlines the 2011 and 2012 individual achievements for each continuing NEO considered by the Compensation Committee in making the compensation determinations included in this disclosure. The 2011 achievements help determine any base salary increases and long-term incentive grants made in early 2012 and the 2012 individual achievements help to determine bonus amounts paid in early 2013.

Executive	2011 Individual Achievements	2012 Individual Achievements
Christopher O’Kane

•Achieved the 2011 business plan (excluding the Company’s financial performance which was affected by significant catastrophe losses that adversely impacted operating results).

•Built U.S. insurance platform effectively.

•Evaluated and implemented specific initiatives by segment as and when required.

•Worked towards the implementation of all necessary measures towards achieving internal model approval and compliance with Solvency II framework.

•Completed the branding project.

•Helped improve and define our value proposition to both insurance and reinsurance customers.

Notwithstanding the above achievements Mr. O’Kane did not receive a bonus in 2011 due to overall corporate performance.

•Achieved the 2012 business plan despite certain significant catastrophe losses that adversely impacted operating results.

•Oversaw the streamline of the Management Information/planning process to create significant improvement in this area.

•Despite delay to implementation for Solvency II achieved a strong performance in ensuring all aspects of the business were fully prepared for the impact of the Solvency II framework.

•Oversaw and led thorough review of investment portfolio and strategy to enable a more robust view of the Company’s investment opportunities.

•Achieved further U.S. insurance ‘build’ out through growth of net written premium.

•Revitalised reinsurance segment through operational re-organisation.

John Worth	N/A (Mr. Worth joined the Company on November 1, 2012.)	N/A (Mr. Worth joined the Company on November 1, 2012.)
Julian Cusack

•Worked towards the implementation of all necessary measures towards achieving internal model approval and compliance with Solvency II framework.

•Carried out project work upon request from the Chief Executive Officer or the Board throughout 2011.

•Brought a unique and broad skill set applicable to all aspects of the business.

•Capable of operating in a wide variety of executive roles as and when required, thus providing invaluable benefit to the Company.

•Worked towards ensuring compliance with Solvency II requirements as executive sponsor.

•Concluded and negotiated strategies (including in house R&D and IT) in order to deliver better proprietary views of natural catastrophe risk.

•Improved operational management of actuarial and risk teams to encourage greater contribution from such teams at Group Executive Committees and governance forums.

•Carried out significant project work upon request from the Chief Executive Officer or the Board throughout 2012.

•Acted as interim Chief Financial Officer during search for replacement Chief Financial Officer achieving a broad range of goals while in this role. Improved the business planning process.

Executive	2011 Individual Achievements	2012 Individual Achievements
Richard Houghton

•Delivered an effective and improved business planning process.

•Reviewed and recommended enhancements to capital efficiency.

•Reviewed and recommended enhancements to finance function’s operating model.

•Reviewed the 2011 investment portfolio and considered allocation of the portfolio to equity investments.

Notwithstanding the above achievements Mr. Houghton did not receive a bonus in 2011 due to overall corporate performance.

N/A (Mr. Houghton left the Company on February 29, 2012.)
Brian Boornazian

•Achieved strong underwriting performance in difficult period of catastrophe losses.

•Achieved strong average return on equity over 5 year period in the reinsurance segment.

•Worked towards development of Aspen U.S. as a brand.

•Key senior executive member working towards promotion of Aspen spirit.

•Reviewed consistency and responsibility of Aspen Re’s underwriting processes.

•Helped support and build the operational structure of the reinsurance segment.

•Ensured Aspen Re delivered on its 2012 business plan by ensuring Aspen Re performed in a year with difficult conditions and catastrophe events such as Costa Concordia and Superstorm Sandy. Also ensured that 100% of audits were satisfactory and that there were no compliance breaches in reinsurance.

•Ensured a consistent and responsible underwriting approach in all areas of reinsurance for 2012.

•Increased level of communication with investors.

•Evaluated and re-established, where necessary, Aspen Re’s appetite for “near-term” catastrophe events.

•Achieved moderate growth within the depth and breadth of relationships with existing clients and some expansion of the Aspen brand beyond Bermuda and the U.S.

•Worked effectively as a senior executive member to build and instil the Aspen spirit across the business.

James Few

•Created and drove new strategic plans for Aspen Re Europe and Asia.

•Built and developed operational structure of the reinsurance segment.

•Promoted the Aspen brand to investors and at industry events.

•Oversaw relocation of Bermuda operations to new premises and assumed greater operational responsibility for Bermuda matters.

•Achieved considerable success outside the sphere of property catastrophe exposures.

•Worked effectively as a senior executive member to build and instil the Aspen spirit across the business.

•Ensured that Aspen Re delivered on 2012 business plan during a difficult period of catastrophe loss and prolonged soft market in most lines of business.

•Developed strong operational framework for Aspen Re through role integrations and changes.

•Continued to work hard to promote Aspen Re in the market.

•Re-examined and re-defined as necessary Aspen group catastrophe risk appetite.

•Grew our presence in managed funds.

•Continued to work towards a comprehensive 3 to 5 year strategic plan for Aspen Re in Asia, the Middle East and North Africa.

Executive	2011 Individual Achievements	2012 Individual Achievements
Mario Vitale	•Developed and continued to lead our U.S. insurance platform. The limited number of achievements listed reflect the fact that Mr. Vitale joined the Company during 2011.

•Worked towards achievement of Aspen U.S. insurance plan.

•Achieved many operational enhancements for Aspen U.S. insurance, including improving compliance, governance and audit process efficiency and effectiveness. Updated and enhanced insurance business development strategy and supported enhancements to the IT platform.

•Improvements to Aspen U.S. brand and customer client focus, including increased visibility of Aspen within the U.S. market through the shift of media relations from Group to U.S. insurance and encouraging and achieving strong participation in major industry events.

•Recruited, identified and retained top talent, in addition to implementation of a comprehensive U.S. training schedule that tracks across all business areas.

Based on Company performance, the performance of our business segments and teams as well as the achievement of individual objectives, the following table summarizes the key compensation actions made in 2012 for each NEO. Details of these actions are described in the section below.

Named Executive Officer	2012 % Salary Increase	2012 Actual Bonus Awarded		2012 Actual Bonus Awarded (% of Target)	Grant Date Fair Value of 2012 Performance Shares	Grant Date Fair Value of Restricted Share Units	Value of 2012 Performance Shares Earned (1)
Christopher O’Kane	3.0%	$ 1,505,465		99.9%	$1,469,163	$539,988	$436,160
John Worth	—	$ 380,328	(2)	N/A (2)	$ 271,963	$144,899	$ 70,416
Julian Cusack	3.2%	$ 665,891		110%	$ 440,749	$161,976	$130,822
Richard Houghton (3)	—	—		—	$ 440,749	$161,976	—
James Few	8.7%	$ 966,000		150%	$ 881,498	$323,978	$261,677
Brian Boornazian	3.7%	$ 831,600		110%	$ 881,498	$323,978	$261,677
Mario Vitale	—	$ 450,000		50%	$ 881,498	$323,978	$261,677
(1)	65.8% of one-third of the 2012 performance shares granted were eligible to be earned and “banked” based on 2012 diluted book value per share growth after adding back dividends (see “—Long-Term Equity Incentives” below). Value based on closing price of $32.08 per share of the Company’s ordinary shares on December 31, 2012 as reported by the NYSE. All performance shares earned remain outstanding until the completion of a three-year service-vesting period.

(2)	Represents the contractually guaranteed bonus for 2012 pursuant to the terms of Mr. Worth’s employment agreement.

(3)	Mr. Houghton left the Company as of February 29, 2012 and as a result his stated awards were subsequently forfeited.

Elements of Compensation

Base Salary

Although base salary comprises a relatively small portion of our total target direct compensation pay mix for our senior executives, it remains a critical component of our pay program and allows us to attract and retain key talent.

Base salary is normally a fixed amount based on relevant market comparisons, and any increases to base salary for our NEOs is in part based on their performance and are awarded at the discretion of the Compensation Committee based on the recommendations made by management (other than with respect to the Chief Executive Officer). In the case of the Chief Executive Officer, the Chair of the Compensation Committee develops any recommended changes to base salary and is provided with information and advice by Towers Watson.

When reviewing base salaries, we consider several factors, including:

•	our goal to generally provide base salaries at the median of the relevant market;

•	our overall merit increase budget;

•	the performance of the business and the executive;

•	the historical context of the executive’s compensation;

•	the importance and responsibilities of the role;

•	the experience, skills and knowledge brought to the role by the executive; and

•	the function undertaken by the role.

The annual salary review process is governed by an overall budget related to market conditions in the relevant employment markets and broader economic considerations. Our annual salary review process is not intended to be solely a “cost of living” increase or a contractual entitlement to salary increases. Within this overall governing budget, individual salary reviews are discretionary, and take into account the above-mentioned factors and internal equity. We believe that this approach mitigates the risk associated with linking salary increases to short-term outcomes. In the last three years, the overall budget for salary increases averaged 3.0% per annum.

Executive officers have employment agreements with the Company that specify their initial base salary. Generally, they are entitled to a review on an annual basis, with any changes effective as of April 1 of the relevant year. Even though we conduct an annual review of base salaries, we are not legally obligated to increase salaries; however, we are not contractually able to decrease salaries. We are generally mindful of our overall goal to pay base salaries for experienced executives at around the median of the peer group and the market for similar roles. We do not apply this principle mechanistically, but take into account the factors outlined above and the total compensation picture for each individual.

The following table summarizes the 2012 base salary increases for our NEOs. For 2012, base salary increases for our NEOs are in line with our overall merit increase budget of 3%. The increase in Mr. Few’s base salary reflects an increase in his duties and responsibilities within reinsurance and the alignment of his salary with other executives with similar roles.

Named Executive Officer	2011 Annualized Base Salary (1)	2012 Annualized Base Salary (1)	% Increase
Christopher O’Kane(2)	$835,929	$861,007	3.0%
John Worth(2)	—	$618,033(3)	—
Julian Cusack(2)	$586,339	$605,355	3.2%
Richard Houghton(2)	$586,339	$605,355(4)	—
James Few	$515,000	$560,000	8.7%
Brian Boornazian	$540,000	$560,000	3.7%
Mario Vitale	$750,000	$750,000	—

(1)	Represents salary rate at year-end of 2011 and 2012, respectively.

(2)	Compensation paid to Messrs. O’Kane, Cusack, Houghton and Worth were denominated in British Pounds and to demonstrate the quantum of salary increases, amounts were converted into U.S. Dollars at the exchange rate of $1.5847 to £1, the average exchange rate for 2012, for both 2011 and 2012.

(3)	Mr. Worth joined the Company in November 2012. The base salary actually paid to Mr. Worth for services rendered in 2012 was $103,006.

(4)	Mr. Houghton left the Company as of February 29, 2012. The base salary actually paid to Mr. Houghton for services rendered in 2012 was $97,723.

Annual Cash Incentive

Our annual cash incentive program comprises a significant portion of our total direct compensation program and is a key element in measuring and rewarding performance in the short-term. Annual cash bonuses are intended to reward executives and other staff for consolidated annual performance, individual team results and individual achievements and contributions over the previous fiscal year.

Annual Incentive Pool Funding Components

Historically, our annual incentive pool was funded based on corporate performance against the Company’s operating return on equity. In early 2012, the Compensation Committee approved changes to our bonus pool funding mechanism to allow for a component of the bonus for our underwriting population to be funded equally based on corporate performance and team performance against return on allocated equity. The following table illustrates the weighting of each component for each our NEOs.

Executive Group	Corporate Funding	Team Funding
Chief Executive Officer	100%	—
Corporate Executive Committee Members (John Worth and Julian Cusack)	100%	—
Underwriting Executive Committee Members (Messrs. Boornazian, Few, and Vitale)	50%	50%

Pool Funding Measures and Achievement

Consistent with our historic practice, the corporate component of our annual incentive pool funding for 2012 was based on performance against the Company’s operating return on equity. For 2012, we altered the definition of operating return on equity to include accumulated other comprehensive income to better represent performance relative to the total ordinary shareholders’ accumulated investment in the business and retained earnings.

The Compensation Committee established the 2012 operating return on equity (including accumulated other comprehensive income) performance levels based on our business plan and an assessment of the investment and business cycle as follows:

Performance Level	Corporate Operating Return on Equity (1)	Approximate Resulting Bonus Payout (as a % of Bonus Potential)
Threshold	4.3%	50%
Target	8.9%	100%
Maximum	14.8%	140%
(1)	For a reconciliation of return on equity to operating return on equity, see “Reconciliation of Non-GAAP Financial Measures” in Appendix B.

For 2012, our underwriting teams, including our NEOs responsible for an underwriting team or segment, had a portion of their bonus pool funding based on team return on allocated equity performance against plan. To determine the funding levels for each underwriting team, the Chief Executive Officer presented the Compensation Committee with a scorecard summarizing return on allocated equity performance against plan as well as other considerations pertinent for the Compensation Committee to review in making the pool determination.

Based on operating return on equity performance of 8.5%, the bonus pool funding for corporate performance was 96% of target. On average, based on return on allocated equity performance, the bonus pool funding for team performance was 73% of target.

Bonus Potential and Actual Award Levels

Each eligible employee is allocated a ‘bonus potential’ which expresses the amount of bonus they should expect to receive if the Company, the team to which they belong and they as individuals perform at target. While individual bonus potentials are not capped, there is a cap on the total bonus payable in any one year.

Once the bonus pool is established, underwriting and functional teams are allocated portions of the bonus pool based on team performance as assessed by the Chief Executive Officer, considering both quantitative and qualitative performance and risk data. Individual bonuses are then allocated based on achievement against individual objectives set forth in the beginning of each year and evaluated during the annual performance review. Individual objectives may be qualitative and/or quantitative and may include financial goals, enhanced efficiencies and expense reduction, talent development or other strategic initiatives – but the process of determining individual bonuses is not formulaic. Individual objectives may change one or more times during the year in order to ensure they remain fair, relevant and responsive to the complex and dynamic nature of our business and relative to the market objectives.

We believe that basing awards on a variety of factors diversifies the risk associated with any single indicator. In particular, individual awards are not tied to formulas that could focus executives on specific short term outcomes that might encourage excessive risk taking.

Based on our financial performance as well as our achievement of 2012 individual objectives as outlined above, the following table provides a comparison of bonus potential and actual awards for each NEO.

Named Executive Officer	2012 Bonus Potential		2012 Actual Bonus
	% of Base Salary	$ Value	% of Base Salary	$ Value	% of Bonus Potential
Christopher O’Kane	175	$1,506,762	175	$1,505,465	99.9
John Worth (1)	—	—	—	$380,328	—
Julian Cusack	100	$605,355	111	$665,891	110
Richard Houghton (2)	100	$605,355	—	—	—
James Few	115	$644,000	176	$966,000	150
Brian Boornazian	135	$756,000	150	$831,600	110
Mario Vitale	120	$900,000	60	$450,000	50
(1)	Mr. Worth’s bonus represents a contractually guaranteed amount of $380,328.
(2)	Mr. Houghton left the Company as of February 29, 2012 and as a result did not earn a bonus for 2012.

Long-Term Equity Incentives

For our NEOs, long-term equity compensation reflects the largest portion as well as the most critical component of their total target direct compensation package.

In order to balance our performance and retention objectives as well as align our program with the types of programs offered at our peers, the Compensation Committee approved a portfolio approach to delivering equity for 2012. For our NEOs, the majority of the award, 75%, was delivered in the form of performance shares and the remaining 25% was delivered in restricted share units. We believe this approach continues to strongly align the interests of our executives with those of our shareholders.

2012 Grant

When making 2012 award determinations, the Compensation Committee considered many factors, including:

•	Cost and annual share usage;

•	Number of employees who will be participating in the plan;

•	Market data from competitors in respect of the percentage of outstanding shares made available for annual grants to employees;

•	Individual achievements against objectives; and

•	Retention and motivation needs for key employees.

The table below provides a summary of the awards made for each NEO in 2012:

Executive	Performance Shares		Restricted Share Units
	Target # of Shares Awarded	Grant Date Fair Value of Award	# of Shares Awarded	Grant Date Fair Value of Award
Christopher O’Kane	61,990	$1,469,163	21,246	$539,988
John Worth (1)	10,006	$271,963	5,047	$144,899
Julian Cusack	18,597	$440,749	6,373	$161,976
Richard Houghton (2)	18,597	$440,749	6,373	$161,976
James Few	37,194	$881,498	12,747	$323,978
Brian Boornazian	37,194	$881,498	12,747	$323,978
Mario Vitale	37,194	$881,498	12,747	$323,978

(1)	The grants for Mr. Worth were made in conjunction with the commencement of his employment with the Company.
(2)	Mr. Houghton forfeited his awards as a result of his departure from the Company on February 29, 2012.

2012-2014 Performance Share Cycle

As part of its review of the current long-term incentive plan, the Compensation Committee determined that the performance measure for the 2012 performance share grant which covers the 2012-2014 cycle would be based on annual growth in book value per share as compared to return on equity used in historic cycles. For purposes of our performance share plan, book value per share is defined as diluted book value per share adjusted to add back ordinary dividends to shareholders’ equity at the end of the relevant year.

The performance shares granted in 2012 are subject to a three-year service-vesting period with a separate annual growth in book value per share test for each year (1/3rd of the award may be earned each year). Any portion of the grant made in 2012 deemed to be earned based on performance will be “banked” and issued following the completion of the three-year service-vesting period and determination of the 2014 book value per share. To ensure that the Company performs consistently over the long-term, the maximum number of shares that may be earned with respect to a fiscal year will be limited to the “target” for such fiscal year if the average book value per share growth for the fiscal year and the immediately preceding fiscal year does not exceed the “threshold” average for that same period. However, if the Compensation Committee determines that performance may be due to circumstances outside of the executive’s control, such as rising interest rates and bond yields, they may in their discretion disregard this limitation and provide for an award above target.

The Compensation Committee establishes the annual growth in book value per share test at the beginning of each fiscal year. For 2012, the performance criteria for the 2012 annual growth in book value per share test (for which 1/3rd of the 2012-2014 performance share grant may be earned) is as follows:

Performance Level	2012 Growth in Book Value Per Share	Approximate Resulting Shares Earned (as a % of target) (1)
Threshold	5%	10%
Target	10%	100%
Maximum	20%	200%

(1)	Shares earned will be determined on a straight line basis between 10% and 100% if growth in book value per share is between threshold and target and between 100% and 200% if growth in book value per share is between target and maximum.

Based on the 2012 growth in diluted book value per share of 8.1% after adding back dividends, the first tranche of the performance share grant which covers the 2012-2014 cycle was earned at 65.8% of target.

Outstanding Performance Share Plans: 2010-2012 and 2011-2013 Cycles

As stated above, prior to 2012, our performance share awards were subject to an annual return on equity test. With respect to the 2010-2012 and 2011-2013 performance share cycles, one-third of the grant subject to our 2012 return on equity performance was earned at 64.0% of target and 100.0% of target, respectively, as illustrated below:

	2010	2011	2012
Threshold Return on Equity (1)	7%	6%	5%
Target Return on Equity (1)	12%	11%	10%
Actual Return on Equity(1)	11.2%	(5.3)%	10.0%
2010 Performance Share Awards(2)	85.6%	—	64.0%
2011 Performance Share Awards(2)	N/A	—	100.0%

(1)	Return on equity goals excludes accumulated other comprehensive income.
(2)	Represents annual performance test; percentage to be applied to 1/3rd of the original grant.

2012 Actual Performance Shares Earned (Reflects Performance Share Cycles for 2010-2012, 2011-2013 and 2012-2014

Based on 2012 return on equity performance (described above) for our outstanding performance share cycles, the NEOs earned the following shares. The shares earned under the 2010-2012 cycles have been issued and the shares earned under the 2011-2013 and 2012-2014 cycles have been “banked” for issuance at the end of the applicable three-year service-vesting period:

	Cycles Based on Return on Equity Performance			Cycle Based on Book Value Per Share Performance
Named Executive Officer	2010 – 2012 Cycle		2011 – 2013 Cycle	2012 – 2014 Cycle
	# of Shares Earned (Based on 2012 Return on Equity Test Only)	Total Number of Shares Banked and to be Issued	# of Shares Earned (Based on 2012 Return on Equity Test Only)	# of Shares Banked (Based on 2012 Book Value Per Share Test Only)
Christopher O’Kane	22,927	53,592	27,759	13,596
John Worth	—	—	—	2,195
Julian Cusack	5,350	12,505	7,773	4,078
Richard Houghton(1)	—	7,155	—	—
James Few	5,732	13,398	8,328	8,157
Brian Boornazian	5,732	13,398	8,328	8,157
Mario Vitale	—	—	10,556	8,157

(1)	Mr. Houghton’s 7,155 shares that were “banked” for the 2010-2012 cycle were issued to him upon his leaving the Company on February 29, 2012.

Share Ownership Guidelines and Policies

The Compensation Committee believes share ownership guidelines are a key vehicle for aligning the interests of management and the Company’s shareholders. Moreover, a meaningful direct ownership stake by our officers demonstrates to our investors a strong commitment to the Company’s success. Accordingly, on February 1, 2012, the Compensation Committee approved share ownership guidelines for the Chief Executive Officer, which require him to own Company ordinary shares valued at five times his base salary within five years of their approval (or within five years of becoming subject to the guidelines (for any future Chief Executive Officer). Shares and equity awards issued or granted to the Chief Executive Officer by the Company prior to the approval of these guidelines are not taken into account for purposes of these guidelines.

Other share ownership policies are intended to work in conjunction with our established “Policy on Insider Trading and Misuse of Inside Information,” which, among other things, prohibits transactions designed to limit or eliminate economic risks to our executives from owning the Company’s ordinary shares, such as buying or selling puts or calls, pledging of shares, short sales and trading of Company shares on a short term basis. The share ownership policies apply to all members of the Group Executive Committee and includes the following key principles:

•	All Company shares owned by Group Executive Committee members will be held in their own name or jointly with their spouse;

•	All Company shares owned by Group Executive Committee members should be held in a Merrill Lynch brokerage account or other Company approved broker;

•	Executive Directors should inform the Chief Executive Officer and the Chairman if they plan to trade Company shares, and should provide detailed reasons for sale upon request;

•	Other Group Executive Committee members should obtain permission to trade from the Chief Executive Officer and provide detailed reasons for sale upon request;

•	The Compensation Committee will be informed on a quarterly basis of all trading of Company shares by all Company employees;

•

Recommendation that sales by Group Executive Committee members be undertaken using previously adopted and approved Rule 10b5-1 trading programs, where possible with the additional cost of administration connected with such trades to be paid by the Company;

•	Company shares may not be used as collateral for loans, purchasing of Company shares on margin or pledging Company shares in a margin account; and

•	The Chief Executive Officer should inform the Chairman of any decision to sell Company shares.

In reviewing any request to trade, the Chief Executive Officer will take into consideration:

•	the amount of Company shares that an executive holds, the duration of the period over which those shares have been held and the amount of Company shares being requested to be sold;

•	the nature of the role held by the executive;

•	any reasons related to hardship, retirement planning, divorce, etc. that would require a sale of Company shares;

•	the history of trading by the executive;

•	the Company shares remaining after the sale; and

•	the market conditions and other factors which relate to the Company’s trading situation at the proposed time of sale.

Other Executive Benefits and Perquisites

We also maintain employee benefit programs for our NEOs and other employees. Our NEOs generally participate in our retirement and health and welfare benefits, including medical, dental and vision coverage and life and long-term disability insurance, as applicable, on the same basis as all of the other employees in their local jurisdiction, subject to satisfying any eligibility requirements and applicable local law. In addition, Mr. Boornazian is eligible for supplemental life insurance. As additional recruitment incentives in respect of our hiring Mr. Vitale, we agreed to provide supplemental life and long-term disability benefits that are comparable to the coverage Mr. Vitale received from his prior employer.

Our NEOs that are benefit-eligible in the United States are eligible to participate, on the same basis as all our benefit-eligible U.S.-based employees, in a tax-qualified retirement savings plan that we sponsor in the United States that provides a cost-effective retirement benefit for all benefit-eligible U.S.-based employees. The Company makes profit sharing and matching contributions to the plan on behalf of the employees. In addition, certain of our NEOs are eligible to participate in retirement plans sponsored by us in a non-United States jurisdiction on the same basis as other employees in that jurisdiction. For a further discussion of our retirement benefit plans, see “Retirement Benefits” below. Mr. Vitale also participates in our Deferred Compensation Plan. The Deferred Compensation Plan was established primarily due to the limitations imposed on benefits payable under tax-qualified retirement plans by the U.S. Internal Revenue Code. Mr. Vitale was chosen to participate in the Deferred Compensation Plan in order to maintain the retirement benefits that were made available to him at his prior employer. For a further discussion of our Deferred Compensation Plan, see “2012 Non-Qualified Deferred Compensation” below.

The Company does not have a formal perquisite policy, although the Compensation Committee periodically reviews perquisites for our NEOs. Rather, there are certain specific perquisites and benefits with which the Company has agreed to compensate particular executives based on their specific situations. In particular, our Bermudian-based NEOs receive various perquisites provided by or paid by the Company given the unique challenges of the Bermuda market, including travel to and from the island and the cost of living and maintaining a residence, which are consistent with competitive practices in the Bermuda market and have been necessary for recruitment and retention purposes.

•

Housing Allowance.  Non-Bermudians are restricted by law from owning certain property in Bermuda. This has led to a housing market that is largely based on renting to expatriates who work on the island. Housing allowances are a near universal practice for expatriates and also for some local Bermudians in key positions. We base our housing allowances on market information available through local benefits surveys and from information available from the housing market. The allowance is based on the level of the position compared with market data.

•

Club Membership.  This benefit is provided to our Bermudian- and U.S.-based NEOs. It enables our NEOs to establish social networks with clients and executives in our industry in furtherance of our business.

•

Home Leave.  This benefit is common practice for expatriates who are working outside of their home country. We believe that this helps the expatriate and his/her family keep in touch with the home country in respect of both business and social networks. Such a benefit is provided by other companies within our peer group, is necessary for both recruitment and retention purposes and is important for the success of the overseas assignment.

For more information regarding other executive benefits and perquisites, please see “—Summary Compensation Table” and the accompanying footnotes below.

Employment Agreements; Change in Control and Severance Benefits

We have employment agreements with each of our NEOs setting forth the terms and conditions of their employment with us, which we believe provide a total compensation package competitive with the package offered by companies with whom we compete for executive talent. For more information regarding the terms and conditions of our NEOs’ employment, please see “Narrative Description of Summary Compensation Table and Grants of Plan-Based Awards — Employment Related Agreements” below.

The Compensation Committee believes that agreeing to provide reasonable severance benefits is common among similar companies and is essential to recruiting and retaining key executives, which is a fundamental objective of our executive compensation program. Accordingly, we provide the opportunity for certain of our NEOs to be protected under the severance and change in control provisions contained in their employment agreements. We provide this opportunity to attract and retain an appropriate caliber of talent for the position and also to allow an executive to remain focused on our business without undue personal concern in the event that his or her position is eliminated or, in some cases, significantly altered by the Company, which is particularly important in light of the executives’ leadership roles at the Company. Our severance and change in control provisions for the NEOs are summarized in “Narrative Description of Summary Compensation Table and Grants of Plan-Based Awards — Employment Related Agreements” and “— Potential Payments upon Termination or Change in Control.”

Executive Compensation Governance and Process

The Role of the Independent Compensation Committee

The Compensation Committee is responsible for establishing and implementing the Company’s compensation philosophy and determining compensation actions for the Company’s senior leadership. In the case of the Chief Executive Officer, the Chairman assesses his performance against the Company’s business plan and other objectives established by the Board and makes compensation recommendations to the Compensation

Committee. The Compensation Committee reviews management’s recommendations but specifically approves awards for other senior executives including the NEOs. Our Compensation Committee is comprised solely of independent directors. Each member of the Committee is deemed independent.

The Compensation Committee’s charter, which sets out its specific duties and responsibilities, can be found on our website at www.aspen.co.

Compensation Consultants and the Role of the Independent Compensation Consultant

The Compensation Committee appointed Towers Watson as its compensation consultant to provide (i) input on the Compensation Discussion and Analysis, (ii) benchmarking analysis in respect of the Chief Executive Officer, Chairman and non-executive director compensation, (iii) realizable pay and performance study for the Chief Executive Officer, (iv) input on peer group filings, (v) a review of the competitive market for executive positions and (vi) input on performance-based program design changes including performance targets under 2012 performance shares and bonus funding. We paid approximately $300,000 in compensation-related fees to Towers Watson in 2012. In 2012, we also purchased capital modeling software and services in the amount of approximately $530,000 from Towers Watson Software, an affiliate of Towers Watson after the predecessor software company was purchased by Towers Watson in January 2011 and paid approximately $330,000 in insurance and reinsurance brokerage fees. Management at the Company previously purchased software and services from such predecessor company of Towers Watson and, in light of such legacy software systems, the Compensation Committee did not recommend or approve such software and services purchased.

Towers Watson reports directly to the Chair of the Compensation Committee but partners with management, at the request of the Compensation Committee, to ensure the Compensation Committee receives the most comprehensive information for decision making. We have also sought advice on specific international compensation and taxation issues from PricewaterhouseCoopers who provide services only to management in this respect.

The Compensation Committee has assessed the independence of Towers Watson pursuant to the United States Securities and Exchange Commission (the “SEC”) rules and concluded that no conflict of interest exists that would prevent Towers Watson from independently representing the Compensation Committee. The Compensation Committee, among other things, reviewed and was satisfied with Towers Watson’s policies and procedures to prevent or mitigate conflicts of interest. They also reviewed and were satisfied that there was no business or personal relationships between members of the Compensation Committee and the individuals at Towers Watson supporting the Compensation Committee.

The Role of the Chief Executive Officer and the Human Resources Department

While the Compensation Committee has the sole authority with regard to pay decisions related to the NEOs, our Chief Executive Officer and members of our Human Resources Department routinely participate in this process. The Chief Executive Officer does not participate in the Compensation Committee’s decisions with regard to his own compensation. At the Compensation Committee’s request, the Chief Executive Officer presents individual pay recommendations to the Compensation Committee for the other NEOs, and executives under the Compensation Committee’s purview. The recommendations are based on an assessment of individual contributions to the Company’s financial performance, team performance, as applicable, the achievement of specified individual objectives, as well as competitive pay data and other factors. The Chief Executive Officer’s recommendations are one of the factors considered by the Compensation Committee in making its determinations.

Clawback Policy

In order to better align executives’ long-term interests with those of the Company’s, in 2010, the Compensation Committee adopted a clawback policy that applies to bonus and long-term incentive awards granted to executive officers, including the NEOs. Under the clawback policy, in circumstances where there is a subsequent and material negative restatement of the Company’s published financial results as a result of fraud, the Company will seek to recover any erroneously paid performance-based compensation.

The Compensation Committee is continuing its review of additional executive compensation clawback practices, and we expect to implement such clawback practices in accordance with and following the SEC’s adoption of rules clarifying the requirements relating to such policies.

Tax Considerations

The Compensation Committee will consider the potential impact on the Company of Section 162(m) of the U.S. Internal Revenue Code when designing its compensation programs. Section 162(m) generally disallows a tax deduction to public corporations for compensation greater than $1 million paid for any fiscal year to each of the corporation’s “covered employees” (generally, the Chief Executive Officer and the three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer as of the end of any fiscal year). However, compensation which qualifies as “performance-based” is excluded from the $1 million per executive officer limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the Company’s shareholders.

While the Company was a “foreign private issuer” under the SEC’s rules, the Company was not subject to the deduction limitations of Section 162(m). Now that the Company no longer qualifies as a foreign private issuer, however, Section 162(m) may limit the deductibility for U.S. federal income tax purposes of the annual compensation of our NEOs (other than our Chief Financial Officer) to $1 million per individual unless the compensation plan and awards meet certain requirements. To maximize the deductibility of such compensation, the Company has included a proposal in this Proxy Statement for shareholders to approve the 2013 Share Incentive Plan, which is structured so that future compensation may satisfy the performance based compensation exception under Section 162(m) and therefore be deductible, if the Compensation Committee deems it appropriate to do so.

Conclusion

In summary, 2012 was a year of strong performance for our Company, despite major catastrophes and a continued challenging environment. Our programs and measures continue to align the interests of our executives to those of our shareholders, striving to deliver long-term value creation. As we have demonstrated in the above disclosure, our pay levels and programs are highly aligned with the performance of the Company.

Based on the above, we recommend stockholders vote “FOR” our executive compensation program.

EXECUTIVE COMPENSATION

The following table sets forth, for the years ended December 31, 2012, 2011 and 2010, the compensation paid or earned for services in all capacities to each of our NEOs:

2012 Summary Compensation Table (1)

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)(3)	Share Awards ($)(4)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Christopher O’Kane,	2012	854,738	1,505,465	2,009,151	—	—	205,968	4,575,322
Group Chief Executive	2011	827,114	—	2,350,105	—	—	165,424	3,342,643
Officer (5)	2010	741,984	881,106	2,807,090	—	—	148,397	4,578,577

John Worth,	2012	103,006	380,328	416,862	—	—	16,481	916,677
Group Chief Financial Officer (6)

Julian Cusack,	2012	600,601	665,891	602,725	—	—	120,122	1,989,339
Chairman of Aspen Bermuda (7)	2011	589,441	—	658,034	—	—	539,952	1,787,427
	2010	556,887	333,893	654,985	—	—	440,475	1,986,240

Richard Houghton,	2012	97,723	—	602,725	—		429,844	1,130,292
Former Chief Financial	2011	589,507	—	705,020	—	—	93,830	1,388,357
Officer (8)	2010	556,488	367,128	654,985	—	—	89,038	1,667,639

James Few,	2012	548,750	966,000	1,205,476	—	—	340,908	3,061,134
Chief Executive Officer of	2011	505,000	—	705,020	—	—	317,942	1,527,962
Aspen Re and Aspen Bermuda (9)	2010	475,000	437,000	701,766	—	—	313,363	1,927,129

Brian Boornazian,	2012	555,000	831,600	1,205,476	—	—	36,059	2,628,135
Chairman of Aspen Re (10)	2011	530,000	—	705,020	—	—	35,559	1,270,579
	2010	500,000	540,000	701,766	—	—	32,395	1,774,701

Mario Vitale,	2012	750,000	450,000	1,205,476	—	—	64,172	2,469,648
Chief Executive Officer of Aspen	2011	588,462	900,000	2,918,712	—	—	1,176,457	5,583,632
Insurance, President of Aspen U.S. (11)

(1)	Unless otherwise indicated, compensation payments paid in British Pounds have been translated into U.S. Dollars at the average exchange rate of $1.5847 to £1, $1.6041 to £1 and $1.5458 to £1 for 2012, 2011 and 2010, respectively.

(2)	The salaries provided represent earned salaries for the applicable fiscal year.

(3)	The amounts disclosed represent the amounts earned with respect to the applicable fiscal year, which amounts are typically paid in the first quarter following the end of each fiscal year. The bonus reported for Mr. Worth represents a contractually guaranteed amount pursuant to the terms of his employment agreement. For a description of our bonus plan, see “Compensation Discussion and Analysis – Bonus Potential and Actual Award Levels” above.

(4)

Consists of performance shares and/or restricted share units granted, as applicable. Valuation is based on the grant date fair values of the awards calculated in accordance with FASB ASC Topic 718, without regard to forfeitures related to service-based vesting conditions. The performance share awards’ potential maximum value, assuming the highest level of performance conditions are met are $2,938,326, $543,926, $881,498, $881,498, $1,762,996, $1,762,996 and $1,762,996 for Messrs. O’Kane, Worth, Cusack, Houghton, Few, Boornazian, and Vitale, respectively. Please refer to Note 16 of our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on February 26,

2013 for the assumptions made with respect to these awards. The actual value, if any, that an executive may realize from an award is contingent upon the satisfaction of the conditions to vesting in that award. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown.

(5)	Mr. O’Kane’s compensation was paid in British Pounds. With respect to “All Other Compensation” in 2012, this consists of (i) payments made into our Employer Financed Retirement Benefits Scheme of $35,003 and (ii) the Company’s contribution to the Aspen U.K. Pension Plan (including any pension opt out lump sum payments) on Mr. O’Kane’s behalf in the amount of $170,965 (See “—Retirement Benefits—” below for additional information regarding the Aspen U.K. Pension Plan).

(6)	Mr. Worth joined the Company effective November 1, 2012, and the base salary reported for Mr. Worth is prorated for the period of time he provided services to us in 2012. Mr. Worth’s compensation was paid in British Pounds. With respect to “All Other Compensation” in 2012, this consists of payments of $16,481 in lieu of the Company’s contribution to the Aspen U.K. Pension Plan as Mr. Worth opted out of the Aspen U.K. Pension Plan due to the lifetime allowance limits (See “—Retirement Benefits—” below for additional information regarding the Aspen U.K. Pension Plan).

(7)	Mr. Cusack served as Interim Chief Financial Officer from March 1, 2012 through October 31, 2012 and did not receive any additional compensation for such service. Mr. Cusack’s compensation was paid in British Pounds. During 2010 Mr. Cusack was paid in U.S. Dollars while located in Bermuda. In 2011 Mr. Cusack relocated to the United Kingdom and received compensation paid in both U.S. Dollars and British Pounds. With respect to “All Other Compensation” in 2012, this consists of the Company’s contribution to the Aspen U.K. Pension Plan (including any pension opt out lump sum payments) on Mr. Cusack’s behalf in the amount of $120,122 (See “—Retirement Benefits—” below for additional information regarding the Aspen U.K. Pension Plan).

(8)	Mr. Houghton left the Company as of February 29, 2012. Mr. Houghton’s compensation was paid in British Pounds. With respect to “All Other Compensation” in 2012, this consists of (i) a termination payment of a total of $373,159 in connection with Mr. Houghton’s termination of employment on February 29, 2012, (ii) payments made into our Employer Financed Retirement Benefits Scheme of $25,294, (iii) the Company’s contribution to the Aspen U.K. Pension Plan (including any opt out lump sum payments) on Mr. Houghton’s behalf in an amount of $29,943 (See “—Retirement Benefits—” below for additional information regarding the Employer Financed Retirement Benefits Scheme and the Aspen U.K. Pension Plan) and (iv) additional medical insurance premiums of $1,448 paid after Mr. Houghton left the Company.

(9)	Mr. Few’s compensation was paid in U.S. Dollars. With respect to “All Other Compensation” in 2012, this consists of (i) a housing allowance in Bermuda of $180,000, (ii) “home leave” travel expenses for Mr. Few and his family of $30,460, (iii) a payroll tax contribution in an amount $33,997, (iv) club membership fees of $9,595, and (v) the Company’s contribution to the Aspen U.K. Pension Plan on Mr. Few’s behalf in an amount of $86,856 (See “—Retirement Benefits—” below for additional information regarding the Aspen U.K. Pension Plan).

(10)	Mr. Boornazian’s compensation was paid in U.S. Dollars. With respect to “All Other Compensation” in 2012, this consists of (i) the Company’s contribution to the Aspen Insurance U.S. Services, Inc. 401(k) plan (consisting of profit sharing and matching contributions) on Mr. Boornazian’s behalf in the amount of $25,000 (See “—Retirement Benefits—” below for additional information regarding the Aspen Insurance U.S. Services, Inc. 401(k) plan), (ii) additional premium paid of $3,778 for additional life insurance and disability benefits and (iii) club membership fees of $7,281.

(11)

Mr. Vitale joined the Company effective March 21, 2011. Mr. Vitale’s compensation was paid in U.S. Dollars. With respect to “All Other Compensation” in 2012, this includes (i) the Company’s contribution to the Aspen Insurance U.S. Services, Inc. Deferred Compensation Plan of $20,000 (See the 2012 Non-Qualified Deferred Compensation table below for additional information), (ii) a profit sharing and matching contribution to the Aspen Insurance U.S. Services, Inc. 401(k) plan on Mr. Vitale’s behalf in an amount of $25,000 (See “—Retirement Benefits—” below for additional information regarding the Aspen Insurance U.S. Services, Inc. 401(k) plan), (iii) additional premium paid for additional life insurance of $5,190, and (iv) additional premium paid for supplemental disability income insurance of $13,982.

2012 Grants of Plan-Based Awards

The following table sets forth information concerning grants of options to purchase ordinary shares and other awards granted during the twelve months ended December 31, 2012 to each of the NEOs:

Name	Grant Date(1)	Approval Date(1)	Estimated Future Payout Under Equity Incentive Plan Awards(2)			All Other Share Awards: Number of Shares or Units(4) (#)	Grant Date Fair Value of Share Awards(5) ($)
			Minimum (#)	Target (#)	Maximum(3) (#)
Christopher O’Kane	02/08/2012	02/01/2012	0	61,990	123,980		1,469,163
	02/08/2012	02/01/2012				21,246	539,988
John Worth	11/01/2012	07/24/2012	0	10,006	20,012		271,963
	11/01/2012	07/24/2012				5,047	144,899
Julian Cusack	02/08/2012	02/01/2012	0	18,597	37,194		440,749
	02/08/2012	02/01/2012				6,373	161,976
Richard Houghton(6)	02/08/2012	02/01/2012	0	18,597	37,194		440,749
	02/08/2012	02/01/2012				6,373	161,976
James Few	02/08/2012	02/01/2012	0	37,194	74,388		881,498
	02/08/2012	02/01/2012				12,747	323,978
Brian Boornazian	02/08/2012	02/01/2012	0	37,194	74,388		881,498
	02/08/2012	02/01/2012				12,747	323,978
Mario Vitale	02/08/2012	02/01/2012	0	37,194	74,388		881,498
	02/08/2012	02/01/2012				12,747	323,978

(1)	The Compensation Committee approves annual grants at a regularly scheduled meeting. However, if such a meeting takes place while the Company is in a close period (i.e., prior to the release of our quarterly or yearly earnings), the grant date will be the day on which our close period ends. The approval date of February 1, 2012 was during our close period, and therefore the grant date was February 8, 2012, the day our close period ended. In the case of Mr. Worth, the award was approved at the Compensation Committee meeting that took place on July 24, 2012 and the grant date was November 1, 2012, the date of the commencement of his employment with us.

(2)	Under the terms of the 2012 performance share awards, one-third of the grant is eligible for vesting each year based on growth in diluted book value per share (as adjusted to add back ordinary dividends to shareholders’ equity at the end of the relevant year). All shares eligible for vesting will vest and be issued following the completion of a three-year service-vesting period. For a more detailed description of our performance share awards granted in 2012, refer to “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity Incentives” above and “Narrative Description of Summary Compensation and Grants of Plan-Based Awards — Share Incentive Plan — 2012 Awards” below.

(3)	Amounts represent 200% vesting for the entire grant, notwithstanding that only 65.8% of one-third of the performance share award is eligible for vesting as our growth in diluted book value per share adjusted to add back ordinary dividends to shareholders’ equity for 2012 was 8.1%.

(4)	For a description of our restricted share units, refer to “Narrative Description of Summary Compensation and Grants of Plan-Based Awards — Share Incentive Plan — Restricted Share Units” below.

(5)	Valuation is based on the grant date fair value of the awards calculated in accordance with FASB ASC Topic 718, without regard to forfeitures related to service-based vesting conditions, which is $23.70 for the performance shares granted to our NEOs (other than Mr. Worth) on February 8, 2012, $27.18 for the performance shares granted to Mr. Worth on November 1, 2012, $25.42 for the restricted share units granted to our NEOs (other than Mr. Worth) on February 8, 2012, and $28.71 for the restricted share units granted to Mr. Worth on November 1, 2012. Refer to Note 16 of our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on February 26, 2013 for the assumptions made with respect to these awards. The actual value, if any, that an executive may realize from an award is contingent upon the satisfaction of the conditions to vesting in that award. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown.

(6)	All awards granted to Mr. Houghton were forfeited following his departure from the Company on February 29, 2012.

Narrative Description of Summary Compensation and Grants of Plan-Based Awards

Share Incentive Plan

We have adopted the Aspen Insurance Holdings Limited 2003 Share Incentive Plan, as amended (the “2003 Share Incentive Plan”) to aid us in recruiting and retaining key employees and directors and to motivate such employees and directors. The total number of ordinary shares that may be issued under the 2003 Share Incentive Plan is 9,476,553. The 2003 Share Incentive Plan, provides for the grant to selected employees and non-employee directors of share options, share appreciation rights, restricted shares and other share-based awards.

Restricted Share Units.  In 2010, we granted 168,707 restricted share units to our employees which vest in equal installments over three years. In 2011, we granted 183,019 restricted share units to our employees which vest in equal installments over three years. In 2012, we granted 350,899 restricted share units to our employees which vest in equal installments over three years. Prior to 2012, restricted share units were typically only granted to new employees as a replacement for awards forfeited from their prior employers. On February 1, 2012, the Compensation Committee approved as part of our long-term incentive program, the grant of restricted share units, which represented 25% of the annual incentive grants to our NEOs. These restricted share units vest in equal installments over a three-year service vesting period and may only be accelerated in the event of the NEO’s death or disability. In respect of restricted share units granted as replacement for forfeiture from prior employers, vesting of a participant’s units may be accelerated, however, if the participant’s employment with the Company and its subsidiaries is terminated without cause (as defined in such participant’s award agreement), on account of the participant’s death or disability (as defined in such participant’s award agreement), or, with respect to some of the participants, by the participant with good reason (as defined in such participant’s award agreement). In connection with the commencement of his employment, per his service agreement, Mr. Worth received £100,000 in restricted share units (converted at the prevailing exchange rate on the date of grant of November 1, 2012) and £200,000 in performance shares (converted at the prevailing exchange rate on the date of grant of November 1, 2012). Mr. Worth will also be entitled to receive per his service agreement not less than $750,000 in restricted share units as part of the annual grant to executives in 2013.

Participants will be paid one ordinary share for each unit that vests as soon as practicable following the vesting date. Recipients of restricted share units generally will not be entitled to any rights of a holder of ordinary shares, including the right to vote, unless and until their units vest and ordinary shares are issued; provided, however, that participants will be entitled to receive dividend equivalents with respect to their restricted share units. Dividend equivalents will be denominated in cash and paid in cash if and when the underlying units vest. Participants may, however, be permitted by the Company to elect to defer the receipt of any ordinary shares upon the vesting of restricted share units, in which case payment will not be made until such time or times as the participant may elect. Payment of any deferred share units would be in ordinary shares with any cash dividend equivalents credited with respect to such deferred share units paid in cash.

2010 Performance Share Awards.  On February 8, 2010, the Compensation Committee approved a grant of an aggregate of 720,098 performance share awards to our employees with a grant date of February 11, 2010. An additional 12,346 performance shares were granted to our employees on April 16, 2010. On October 26, 2010, the Compensation Committee approved an additional grant of 17,693 performance shares to our employees with a grant date of November 1, 2010. Each performance share award represents the right to receive, on the terms and conditions set forth in the agreement evidencing the award, a specified number of ordinary shares of the Company, par value $0.0015144558 per share. The performance shares are subject to a three-year service-vesting period. One-third of the 2010 performance share award is eligible for vesting based upon a return on equity test for each year, and shares eligible to vest will vest and be issuable only at the end of the three-year service-vesting period (where return on equity is calculated excluding accumulated other comprehensive income).

If the return on equity achieved in any given year is:

•	less than 7%, then the portion of the performance shares subject to the vesting conditions in such year will be forfeited (i.e., 33.33% of the initial grant);
•	between 7% and 12%, then the percentage of the performance shares eligible for vesting in such year will be between 10% and 100% on a straight-line basis; or
•	between 12% and 22%, then the percentage of the performance shares eligible for vesting in such year will be between 100% and 200% on a straight-line basis.

Notwithstanding the vesting criteria for each given year, if in any given year, the shares eligible for vesting are greater than 100% for the portion of such year’s grant (i.e., the return on equity was greater than 12% in such year) and the average return on equity over such year and the preceding year is less than 7%, then only 100% (and no more) of the shares that are eligible for vesting in such year shall vest. If the average return on equity over the two years is greater than 7%, then there will be no diminution in vesting and the shares eligible for vesting in such year will vest in accordance with the vesting schedule without regard to the average return on equity over the two-year period.

Based on the achievement of a 2010 return on equity of 11.2%, 85.6% of one-third of the 2010 performance award was eligible for vesting. Based on the achievement of a 2011 return on equity of (5.3)%, one-third of the 2010 performance award was forfeited. Based on the achievement of a 2012 return on equity (excluding accumulated other comprehensive income) of 10.0%, 64.0% of one-third of the 2010 performance award is eligible for vesting.

Performance shares which are eligible for vesting, as described above, as part of the 2010 performance award vested upon filing with the SEC of our annual report on Form 10-K for the year ended December 31, 2012 on February 26, 2013.

2011 Performance Share Awards.  On February 3, 2011, the Compensation Committee approved a grant of an aggregate of 853,223 performance share awards to our employees with a grant date of February 9, 2011. On March 21, 2011, an additional grant of 31,669 performance shares to our employees was approved and on May 2, 2011 an additional grant of 5,902 performance shares to our employees was approved. The performance shares are subject to a three-year service-vesting period. One-third of the 2011 performance share award will be eligible for vesting each year based upon a return on equity test for each year, and all shares eligible to vest will vest and be issuable only at the end of the three-year service-vesting period (where return on equity is calculated excluding accumulated other comprehensive income).

If the return on equity achieved in 2011 is:

•	less than 6%, then the portion of the performance shares subject to the vesting conditions would have been forfeited (i.e., one-third of the initial grant);
•	between 6% and 11%, then the percentage of the performance shares eligible for vesting would have been between 10% and 100% on a straight-line basis; or

•	between 11% and 21%, then the percentage of the performance shares eligible for vesting would have been between 100% and 200% on a straight-line basis.

Based on the achievement of a negative return on equity of (5.3)% in 2011, one-third of the 2011 performance share award was forfeited.

At its meeting held on February 1, 2012, the Compensation Committee approved the vesting conditions for the portion of the 2011 performance shares subject to 2012 performance testing. If the return on equity achieved in 2012 is:

•	less than 5%, then the portion of the performance shares subject to the vesting conditions will be forfeited (i.e. 33.33% of the initial grant);
•	between 5% and 10%, then the percentage of the performance shares eligible for vesting will be between 10% and 100% on a straight-line basis; or
•	between 10% and 20%, then the percentage of the performance shares eligible for vesting will be between 100% and 200% on a straight-line basis.

Based on the achievement of a 2012 return on equity (excluding accumulated other comprehensive income) of 10.0%, 100.0% of one-third of the 2011 performance award is eligible for vesting.

At its meeting held on February 6, 2013, the Compensation Committee approved the vesting conditions for the portion of the 2011 performance share award subject to 2013 performance testing. If the return on equity achieved in 2013 is:

•	less than 5%, then the portion of the performance shares subject to the vesting conditions in such year will be forfeited (i.e., one-third of the initial grant);
•	between 5% and 10%, then the percentage of the performance shares eligible for vesting will be between 10% and 100% on a straight-line basis; or
•	between 10% and 20%, then the percentage of the performance shares eligible for vesting will be between 100% and 200% on a straight-line basis.

Notwithstanding the vesting criteria for each given year, if in any given year, the shares eligible for vesting are greater than 100% for the portion of such year’s grant and the average return on equity over such year and the preceding year is less than the average of the minimum vesting thresholds for such year and the preceding year, then only 100% (and no more) of the shares will be eligible for vesting. Payment of shares eligible for vesting will occur as soon as practicable after the date the performance shares become vested.

2012 Performance Share Awards.  On February 1, 2012, the Compensation Committee approved a grant of an aggregate of 334,125 performance share awards to our employees with a grant date of February 8, 2012. An additional grant to Mr. Worth of 10,006 performance shares was approved with a grant date of November 1, 2012. The performance shares are subject to a three-year service-vesting period, and all shares eligible for vesting will vest and be issuable only at the end of the three-year period. One-third of the 2012 performance share award will be eligible for vesting each year based on growth in diluted book value per share, after adding back dividends. If the book value per share growth achieved in 2012 is:

•	less than 5%, then the portion of the performance shares subject to the vesting conditions will be forfeited (i.e., one-third of the initial grant);
•	between 5% and 10%, then the percentage of the performance shares eligible for vesting will be between 10% and 100% on a straight-line basis; or
•	between 10% and 20%, then the percentage of the performance shares eligible for vesting will be between 100% and 200% on a straight-line basis.

Based on the achievement of a book value per share growth in 2012 of 8.1%, 65.8% of one-third of the 2012 performance award is eligible for vesting.

Notwithstanding the vesting criteria for each given year, if in any given year, the shares eligible for vesting are greater than 100% for the portion of such year’s grant and the average book value per share growth over such year and the preceding year is less than the average of the minimum vesting thresholds for such year and the preceding year (or, in the case of the 2012 portion of the grant, less than 5% of book value per share), then only 100% (and no more) of the shares will be eligible for vesting. Notwithstanding the foregoing, if in the judgment of the Compensation Committee, the main reason for the book value per share metric in the earlier year falling below the minimum threshold (or below 5% in the case of 2011 book value per share) is the impact of rising interest rates and bond yields, then the Compensation Committee may, in its discretion, disregard this limitation on 100% vesting.

At its meeting held on February 6, 2013, the Compensation Committee approved the vesting conditions for the portion of the 2012 performance award subject to 2013 performance testing, which are the same as the vesting conditions for the portion of the 2012 performance award subject to 2012 performance testing described above.

2013 Performance Share Awards.  On February 6, 2013, the Compensation Committee approved a grant of performance shares with a grant date of February 11, 2013. The performance shares are subject to a three-year service-vesting period, and all shares eligible for vesting will vest and be issuable only at the end of the three-year period. One-third of the 2013 performance-share awards will be eligible for vesting each year based on a book value per share growth test. If the book value per share growth achieved in 2013 is:

•	less than 5%, then the portion of the performance shares subject to the vesting conditions will be forfeited (i.e., one-third of the initial grant);
•	between 5% and 10%, then the percentage of the performance shares eligible for vesting will be between 10% and 100% on a straight-line basis; or
•	between 10% and 20%, then the percentage of the performance shares eligible for vesting will be between 100% and 200% on a straight-line basis.

Notwithstanding the vesting criteria for each given year, if in any given year, the shares eligible for vesting are greater than 100% for the portion of such year’s grant and the book value per share growth over such year and the preceding year is less than the average of the minimum vesting thresholds for such year and the preceding year (or, in the case of the 2013 portion of the grant, less than 5% of book value per share), then only 100% (and no more) of the shares will be eligible for vesting. Notwithstanding the foregoing, if in the judgment of the Compensation Committee, the main reason for the book value per share growth metric in the earlier year falling below the minimum threshold (or below 5% in the case of 2012 book value per share) is the impact of rising interest rates and bond yields, then the Compensation Committee may, in its discretion, disregard this limitation on 100% vesting.

For purposes of the performance share awards granted in 2012 and 2013, book value per share is defined as diluted book value per share adjusted to add back ordinary dividends to shareholders’ equity at the end of the relevant year.

Employment-Related Agreements

The following information summarizes the (i) service agreement for Mr. O’Kane, which commenced on September 24, 2004, (ii) service agreement for Mr. Worth, which commenced November 1, 2012, (iii) service agreement for Mr. Cusack which commenced October 27, 2011, (iv) service agreement for Mr. Houghton dated April 3, 2007, (v) service agreement for Mr. Few, which commenced on March 10, 2005, (vi) employment agreement for Mr. Boornazian, which commenced on January 12, 2004 (as supplemented by addendum dated February 5, 2008 and as further amended effective October 28, 2008, December 31, 2008 and February 8, 2010) and (vii) employment agreement for Mr. Vitale, which commenced March 21, 2011. Additional information regarding each of our NEO’s employment or service agreements is set forth further below in “Potential Payments Upon Termination or Change in Control.”

Christopher O’Kane. Mr. O’Kane entered into a service agreement with Aspen Insurance U.K. Services Limited and Aspen Holdings under which he has agreed to serve as Chief Executive Officer of Aspen Holdings and Aspen U.K. and a director of both companies, generally terminable upon 12 months’ notice by either party. The agreement originally provided that Mr. O’Kane shall be paid an annual salary of £346,830, subject to annual review for increase. Mr. O’Kane’s service agreement also entitles him to participate in all management incentive plans and other employee benefits and fringe benefit plans made available to other senior executives or employees generally, including continued membership in the Company’s pension scheme, medical insurance, permanent health insurance, personal accident insurance and life insurance. The service agreement also provides for a discretionary bonus to be awarded annually as the Compensation Committee may determine. In 2011, the Compensation Committee approved an increase of Mr. O’Kane’s bonus potential from 150% to 175% of Mr. O’Kane’s salary which may be exceeded, partly in response to analysis of peer groups and partly to address exchange rate considerations. For 2010, no salary increase was approved. Effective April 1, 2011, Mr. O’Kane’s salary was increased to £527,500 and effective April 1, 2012, Mr. O’Kane’s salary was £543,325. Effective April 1, 2013, Mr. O’Kane’s salary will be £575,000.

John Worth. Mr. Worth entered into a service agreement with Aspen Insurance U.K. Services Limited under which he agreed to serve as Chief Financial Officer of Aspen Holdings, generally terminable upon at least 12 months’ notice by either party. The agreement provides that Mr. Worth shall be paid an annual salary of £390,000, subject to annual review for increase. Mr. Worth’s service agreement also entitles him to participate in all management incentive plans and other employee benefits and fringe benefit plans made available to other senior executives or employees generally, including continued membership in the Company’s pension scheme and to medical insurance, permanent health insurance, personal accident insurance and life insurance. The service agreement also provides for a discretionary bonus, based on a bonus potential of 100% of salary which may be exceeded, to be awarded annually as the Compensation Committee may determine. Effective April 1, 2013, Mr. Worth’s salary will remain £390,000. Per his service agreement, Mr. Worth also received £100,000 in restricted share units (converted at the prevailing exchange rate on the date of grant of November 1, 2012) and £200,000 in performance shares (converted at the prevailing exchange rate on the date of grant of November 1, 2012). Mr. Worth will also receive not less than $750,000 in restricted share units as part of the annual grant to executives in 2013, with any future participation subject to the discretion of the Chief Executive Officer and the Compensation Committee.

Julian Cusack. Mr. Cusack entered into a service agreement with Aspen Insurance U.K. Services Limited with effect from October 27, 2011 to serve as Group Chief Risk Officer and to continue to serve as Chairman of Aspen Bermuda, generally terminable upon at least 12 months’ notice by either party. The agreements provide that Mr. Cusack shall be paid an annual salary of £370,000, subject to annual review. Mr. Cusack’s service agreement also entitles him to participate in all management incentive plans and other employee benefits and fringe benefit plans made available to other senior executives or employees generally, including continued membership in the Company’s pension scheme and to medical insurance, permanent health insurance, personal accident insurance and life insurance. The service agreement also provides for a discretionary bonus based on a bonus potential of 100% of his salary to be awarded annually as the Compensation Committee may determine. For 2010, no salary increase was approved. Effective April 1, 2011, Mr. Cusack’s salary was £370,000 and effective April 1, 2012, Mr. Cusack’s salary was £382,000. Effective February 25, 2013, Mr. Cusack’s salary was £300,000 (including payment in lieu of pension contributions) reflecting his change in role as described below.

Mr. Cusack stepped down as Chief Risk Officer with effect February 7, 2013. He will remain with the Company with responsibility for strategic projects and as Chairman of Aspen Bermuda. As a result, Mr. Cusack entered into a new service agreement dated February 25, 2013. Under his new agreement, Mr. Cusack will no longer be eligible for awards under our long-term incentive plan, and his bonus potential would reduce from 100% to 60%. His contract would be terminable upon six months’ notice by either party. Mr. Cusack’s service agreement also entitles him to participate in all employee benefits and fringe benefit plans made available to other senior executives or employees generally, including medical insurance, permanent health insurance, personal accident insurance and life insurance. In addition, if Mr. Cusack’s employment is terminated without cause prior to the vesting of the 2012 performance shares, the Company will procure that any outstanding long-term incentive awards granted in 2012 and prior years continue to be subject to relevant performance tests and consequent vesting on their vesting date or that compensation is paid for the loss of any outstanding long-term incentive award.

James Few. Mr. Few entered into a service agreement with Aspen Bermuda with effect March 10, 2005 under which he has agreed to serve as Head of Property Reinsurance and Chief Underwriting Officer of Aspen Bermuda. The agreement generally may be terminated upon at least 12 months’ notice by either party. Mr. Few currently serves as Chief Executive Officer of Aspen Bermuda and Chief Executive Officer of Aspen Re. The agreement originally provided that Mr. Few will be paid an annual salary of $400,000, subject to annual review. Mr. Few is also provided with an annual housing allowance of $180,000, two return airfares between Bermuda and the U.K. per annum for himself and his family and reasonable relocation costs. The agreement also entitles him to private medical insurance, permanent health insurance, personal accident insurance and life assurance. Under the agreement Mr. Few remains a member of the Aspen U.K. Pension Plan. The service agreement also provides for a discretionary bonus to be awarded at such times and at such level as the Compensation Committee may determine. Mr. Few’s bonus potential was 115% of his salary for 2012. On February 6, 2013, the Compensation Committee approved an increase in Mr. Few’s bonus potential to 150% of his salary reflecting his added responsibilities and change in role. For 2010, no salary increase was approved. Effective April 1, 2011, Mr. Few’s salary was $515,000. Effective April 1, 2012, Mr. Few’s salary was $560,000. Effective April 1, 2013, Mr. Few’s salary will be $576,800.

Brian Boornazian. Mr. Boornazian entered into an employment agreement with Aspen Insurance U.S. Services Inc. under which he has agreed to serve as President and Chief Underwriting Officer, Property Reinsurance, of Aspen Re America, Inc. for an initial three-year term, with annual extensions thereafter. Mr. Boornazian currently serves as Chairman of Aspen Re. The agreement originally provided that Mr. Boornazian will be paid an annual salary of $330,000, subject to review from time to time, as well as eligibility for a discretionary annual bonus, and shall be eligible to participate in all incentive compensation, retirement and deferred compensation plans available generally to senior officers. Mr. Boornazian’s bonus potential was 135% of his salary for 2012. For 2010, no salary increase was approved. Effective April 1, 2011, Mr. Boornazian’s salary was $540,000. Effective April 1, 2012 Mr. Boornazian’s salary was $560,000. Effective April 1, 2013, Mr. Boornazian’s salary will be $576,800.

Mario Vitale. Mr. Vitale entered into an employment agreement with Aspen Insurance U.S. Services Inc. under which he has agreed to serve as President of U.S. Insurance of the Aspen Insurance Group for a one-year term, with annual extensions thereafter. Mr. Vitale became Chief Executive Officer of Aspen Insurance effective June 25, 2012. The agreement provides that Mr. Vitale will be paid an annual salary of $750,000, subject to review from time to time, as well as eligibility for a discretionary annual bonus, based on a bonus potential of 120% of salary which may be exceeded. Mr. Vitale will be eligible to participate in the Company’s long-term incentive plan in 2011 and future years, with any grant to be in the discretion of the Co-Chief Executive Officer of Aspen Insurance at the time and the Compensation Committee, for a value of $850,000 per year. Pursuant to the employment agreement Mr. Vitale received a one-time cash award of $1,000,000, which Mr. Vitale would have been required to repay if he had terminated the employment agreement within one year of his commencement date. Mr. Vitale also received an award of $2,276,000 in restricted share units, which vest over a three-year period. Mr. Vitale is eligible to participate in all incentive compensation, retirement deferred compensation and benefit plans available generally to senior officers, and is entitled to supplemental life and disability coverage. In addition, Mr. Vitale will be entitled to (i) participate in an arrangement whereby he will be eligible for certain retirement funding by Aspen Insurance U.S. Services Inc. for amounts that could not otherwise be contributed to the Aspen Insurance U.S. Services Inc. 401(k) plan due to applicable U.S. Internal Revenue Code limitations, (ii) relocation benefits, which included temporary housing for six months, and (iii) indemnification for damages and costs arising from any action by Mr. Vitale’s former employer relating to his employment with Aspen Insurance U.S. Services Inc. (other than damages that arise out of willful malfeasance by Mr. Vitale). Mr. Vitale’s salary for 2012 remained at $750,000. Effective April 1, 2013, Mr. Vitale’s salary will be $772,500.

The agreements for all our NEOs contain provisions relating to reimbursement of expenses, confidentiality, non-competition and non-solicitation. The employees have for the benefit of their respective beneficiaries life insurance (and in the case of Messrs. Boornazian and Vitale, supplemental life insurance benefits).

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table sets forth information concerning outstanding options to purchase ordinary shares and other outstanding share awards held by the NEOs as of December 31, 2012:

	Option Awards				Share Awards
Name	Year of Grant	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1) ($)
Christopher O’Kane	2004	23,603	24.44	12/22/2014	—		—	—		—
	2006	87,719	23.65	02/16/2016	—		—	—		—
	2007	75,988	27.28	05/04/2014	—		—	—		—
	2010	—	—	—	53,592	(2)	1,719,231	—		—
	2011	—	—	—	27,759	(3)	890,509	27,759	(4)	890,509
	2012	—	—	—	34,842	(5)	1,117,731	41,326	(6)	1,325,738
John Worth	2012	—	—	—	7,242	(5)	232,323	6,670	(6)	213,974
Julian Cusack	2004	14,162	24.44	12/22/2014	—		—	—		—
	2006	59,033	23.65	02/16/2016	—		—	—		—
	2007	18,997	27.28	05/04/2014	—		—	—		—
	2010	—	—	—	12,505	(2)	401,160	—		—
	2011	—	—	—	7,773	(3)	249,358	7,773	(4)	249,358
	2012	—	—	—	10,451	(5)	335,268	12,398	(6)	397,728
Richard Houghton (8)	2012	—	—	—	—		—	—		—
James Few	2004	35,404	24.44	12/22/2014	—		—	—		—
	2006	63,409	23.65	02/16/2016	—		—	—		—
	2007	41,793	27.28	05/04/2014	—		—	—		—
	2010	—	—	—	13,398	(2)	429,808	—		—
	2011	—	—	—	8,328	(3)	267,162	8,328	(4)	267,162
	2012	—	—	—	20,904	(5)	670,600	24,796	(6)	795,456
Brian Boornazian	2004	7,868	24.44	12/22/2014	—		—	—		—
	2006	51,862	23.65	02/16/2016	—		—	—		—
	2007	45,593	27.28	05/04/2014	—		—	—		—
	2010	—	—	—	13,398	(2)	429,808	—		—
	2011	—	—	—	8,328	(3)	267,162	8,328	(4)	267,162
	2012	—	—	—	20,904	(5)	670,600	24,796	(6)	795,456
Mario Vitale	2011	—	—	—	67,151	(3)(7)	2,154,204	10,556	(4)	338,636
	2012	—	—	—	20,904	(5)	670,600	24,796	(6)	795,456

(1)	Calculated based upon the closing price of $32.08 per share of the Company’s ordinary shares on December 31, 2012 as reported by the NYSE.

(2)	Under the terms of the 2010 performance share awards, one-third of the grant is eligible for vesting each year. All shares eligible to vest will vest following the completion of a three-year service-vesting period. If the return on equity (calculated excluding accumulated other comprehensive income) achieved in any given year is:
•	less than 7%, then the portion of the performance shares subject to the vesting conditions in such year will be forfeited (i.e., 33.33% of the initial grant);
•	between 7% and 12%, then the percentage of the performance shares eligible for vesting in such year will be between 10% and 100% on a straight-line basis; or
•	between 12% and 22%, then the percentage of the performance shares eligible for vesting in such year will be between 100% and 200% on a straight-line basis.

Notwithstanding the vesting criteria for each given year, if in any given year, the shares eligible for vesting are greater than 100% for the portion of such year’s grant (i.e., the return on equity was greater than 12% in such year) and the average return on equity over such year and the preceding year is less than 7%, then only 100% (and no more) of the shares that are eligible for vesting in such year shall vest.

Amount represents (i) 85.6% of the performance shares becoming eligible to vest in respect of one-third of the grant as our return on equity for 2010 was 11.2%, (ii) forfeiture in respect of one-third of the grant as our return for 2011 was (5.3%) and (iii) 64% of the performance shares becoming eligible to vest in respect of one third of the grant as our return on equity (excluding other comprehensive income) for 2012 was 10.0%. The performance shares eligible to vest based on 2012 performance vested and became issuable upon the filing of our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on February 26, 2013.

(3)	Under the terms of the 2011 performance share awards, one-third of the grant is eligible for vesting each year. All shares eligible to vest will vest following the completion of a three-year service-vesting period. If the return on equity (calculated excluding accumulated other comprehensive income) achieved in 2011 is:
•	less than 6%, then the portion of the performance shares subject to the vesting conditions would have been forfeited (i.e., one-third of the initial grant);
•	between 6% and 11%, then the percentage of the performance shares eligible for vesting would have been between 10% and 100% on a straight-line basis; or
•	between 11% and 21%, then the percentage of the performance shares eligible for vesting would have been between 100% and 200% on a straight-line basis.

If the return on equity (calculated excluding accumulated other comprehensive income) achieved in 2012 is:

•	less than 5%, then the portion of the performance shares subject to the vesting conditions will be forfeited (i.e. 33.33% of the initial grant);
•	between 5% and 10%, then the percentage of the performance shares eligible for vesting will be between 10% and 100% on a straight-line basis; or
•	between 10% and 20%, then the percentage of the performance shares eligible for vesting will be between 100% and 200% on a straight-line basis.

If the return on equity (calculated excluding accumulated other comprehensive income) achieved in 2013 is:

•	less than 5%, then the portion of the performance shares subject to the vesting conditions in such year will be forfeited (i.e., one-third of the initial grant);
•	between 5% and 10%, then the percentage of the performance shares eligible for vesting will be between 10% and 100% on a straight-line basis; or
•	between 10% and 20%, then the percentage of the performance shares eligible for vesting will be between 100% and 200% on a straight-line basis.

Notwithstanding the vesting criteria for each given year, if in any given year, the shares eligible for vesting are greater than 100% for the portion of such year’s grant and the average return on equity over such year and the preceding year is less than the average of the minimum vesting thresholds for such year and the preceding year, then only 100% (and no more) of the shares will be eligible for vesting.

Amount represents (i) forfeiture in respect of one-third of the grant as our return on equity for 2011 was (5.3%) and (ii) 100% of the performance shares becoming eligible to vest in respect of one-third of the grant as our return on equity (excluding other comprehensive income) for 2012 was 10.0%.

(4)	Reflects 2011 performance shares, amount assumes a vesting of 100% for the remaining one-third of the grant.

(5)	Under the terms of the 2012 performance share awards, one-third of the grant is eligible for vesting each year. All shares eligible to vest will vest following the completion of a three-year service-vesting period.

If the growth in diluted book value per share, after adding back dividends, achieved in 2012 is:

•	less than 5%, then the portion of the performance shares subject to the vesting conditions will be forfeited (i.e., one-third of the initial grant);
•	between 5% and 10%, then the percentage of the performance shares eligible for vesting will be between 10% and 100% on a straight-line basis; or
•	between 10% and 20%, then the percentage of the performance shares eligible for vesting will be between 100% and 200% on a straight-line basis.

Notwithstanding the vesting criteria for each given year, if in any given year, the shares eligible for vesting are greater than 100% for the portion of such year’s grant and the average book value per share growth over such year and the preceding year is less than the average of the minimum vesting thresholds for such year and the preceding year (or, in the case of the 2012 portion of the grant, less than 5% of book value per share), then only 100% (and no more) of the shares that are eligible for vesting in such year shall vest. Notwithstanding the foregoing, if in the judgment of the Compensation Committee, the main reason for the book value per share growth metric in the earlier year falling below the minimum threshold (or below 5% in the case of 2011 book value per share) is the impact of rising interest rates and bond yields, then the Compensation Committee may, in its discretion, disregard this 100% limitation on performance shares that may become eligible for vesting. All shares eligible for vesting will vest and become issuable following the completion of the three-year service vesting period, provided the NEO remains continuously employed through the issuance date. For purposes of the 2012 performance share awards, book value per share is defined as diluted book value per share adjusted to add back ordinary dividends to shareholders’ equity at the end of the relevant year.

Amount represents 65.8% vesting in respect of one-third of the grant as our diluted book value per share growth adjusted to add back ordinary dividends to shareholders’ equity at the end of the relevant year for 2012 was 8.1%. This also includes restricted share units granted on February 8, 2012, which vest in one-third increments on February 8, 2013, 2014 and 2015.

	Portion of 2012 Performance Shares Earned Based on 2012 Performance	2012 Restricted Share Units
Christopher O’Kane	13,596	21,246
John Worth	2,195	5,047
Julian Cusack	4,078	6,373
James Few	8,157	12,747
Brian Boornazian	8,157	12,747
Mario Vitale	8,157	12,747

(6)	Reflects 2012 performance shares, amount assumes a vesting of 100% for the remaining two-thirds of the grant.

(7)	Reflects restricted share units granted on March 21, 2011, which vest in equal increments on each of March 21, 2013 and 2014.

(8)	Mr. Houghton forfeited all of his outstanding unvested and unearned equity awards effective February 29, 2012 as a result of his leaving the Company.

2012 Option Exercises and Shares Vested

The following table summarizes share option exercises and share issuances by our NEOs during the twelve months ended December 31, 2012 (excluding any shares purchased under our employee share purchase plans):

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Christopher O’Kane	991,830	12,739,261	104,523	2,811,669(2)
Julian Cusack	133,474	1,733,784	52,261	1,405,821(2)
Richard Houghton	12,518	48,754	41,995	1,129,666(2)
James Few	—	—	43,550	1,171,495(2)
Brian Boornazian	—	—	43,550	1,171,495(2)
Mario Vitale	—	—	28,298	783,006(3)

(1)	Value realized is calculated based on the closing price of an ordinary share as reported by the NYSE on the date of exercise less the exercise price. The amounts reflect the amount received upon exercise (gross of tax).

(2)	In respect of Messrs. O’Kane, Cusack, Houghton, Few and Boornazian, their 2009 performance shares vested on the date on which we filed our annual report on Form 10-K for the fiscal year ended December 31, 2011 (February 28, 2012). The market value was calculated based on the closing price of $26.90 on February 28, 2012 as reported by the NYSE. The amounts reflect the amount vested (gross of tax).

(3)	In respect of Mr. Vitale, value realized represents vesting of one-third of the restricted share units granted on March 21, 2011 that vest on an annual basis on the anniversary of the grant date. The closing price on March 21, 2012 was $27.67 as reported by the NYSE. The amounts reflect the amount vested (gross of tax).

2012 Non-Qualified Deferred Compensation

The following table shows the deferred compensation benefits accrued by our NEOs as of December 31, 2012:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)		Aggregate Earnings in Last FY ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Mario Vitale	—	20,000	(1)	534	(2)	—	50,834	(3)

(1)	This amount is also reported in the “All Other Compensation” column of the Summary Compensation Table.

(2)	Account balances are currently credited with interest equal to the 90-day 3-month U.S. dollar-based London Interbank Offered Rate, as published by Thomas Reuters Corporation on the last business day of December, plus two percentage points. This amount does not represent above-market or preferential earnings and, therefore, this amount is not reported in the Summary Compensation Table.

(3)	This amount also includes $30,300 that was reported in the “All Other Compensation” column of the Summary Compensation Table in previous years.

In addition to the 401(k) plan operated in the U.S., we operate a Deferred Compensation Plan in order to provide certain individuals of management or highly compensated employees, as designated and approved by the Compensation Committee, with supplemental retirement benefits. The Deferred Compensation Plan is put in place due primarily to the limitations imposed on benefits payable under tax-qualified retirement plans by the U.S. Internal Revenue Code. It is intended that the Deferred Compensation Plan, by providing this supplemental retirement benefit, will assist the Company in retaining and attracting individuals of exceptional ability.

Contributions for each participant will be determined each year by the Compensation Committee. Contributions made may consist of matching contributions, profit sharing contributions, and other discretionary contributions as determined by the Compensation Committee. Matching contributions are made in order to equal the full amount of contributions that would have been made under the 401(k) plan, assuming the maximum amount of elective deferral contributions permitted were contributed, where the actual amount of matching contributions made was less than that maximum amount due to U.S. Internal Revenue Code limitations. Profit sharing contributions are made where the participant’s compensation in the prior calendar year is in excess of the compensation limits set forth under the U.S. Internal Revenue Code. A designated percentage of the value of compensation in excess of this limit is contributed as profit sharing. Contributions are subject to three-year cliff vesting.

Retirement Benefits

We do not have a defined benefit plan. Generally, retirement benefits are provided to our NEOs according to their home country.

United Kingdom.  In the U.K. we have a defined contribution plan which was established in 2005 for our U.K. employees, called the Aspen U.K. Pension Plan. All permanent employees are eligible to participate in the Aspen U.K. Pension Plan. Messrs. O’Kane, Cusack, Worth and Few were eligible to participate in the plan during 2012. Under the rules of the plan, participating employees are required to contribute 3% of their base salary into the plan. The employer contributions made to the pension plan are based on a percentage of base salary based on the age of the employee. There are two scales: a standard scale for all U.K. participants and a directors’ scale which applies to certain key senior employees. Messrs. O’Kane, Cusack and Worth were paid employer contributions based on the directors’ scale.

Scale	Employee Contribution Percentage of Salary	Age of Employee	Company Contribution Percentage of Employee’s Salary
Standard Scale	3%	18 - 19	5%
	3%	20 - 24	7%
	3%	25 - 29	8%
	3%	30 - 34	9.5%
	3%	35 - 39	10.5%
	3%	40 - 44	12%
	3%	45 - 49	13.5%
	3%	50 - 54	14.5%
	3%	55 plus	15.5%
Director Scale	3%	20 - 24	7%
	3%	25 - 29	8%
	3%	30 - 34	9.5%
	3%	35 - 39	12%
	3%	40 - 44	14%
	3%	45 - 49	16%
	3%	50 - 54	18%
	3%	55 plus	20%

The employee and employer contributions are paid to individual investment accounts set up in the name of the employee. Employees may choose from a selection of investment funds although the day-to-day management of the investments is undertaken by professional investment managers. At retirement this fund is then used to purchase retirement benefits.

If an employee leaves the Company before retirement all contributions to the account will cease. If an employee has at least two years of qualifying service, the employee has the option of (i) keeping his or her account, in which case the full value in the pension will continue to be invested until retirement age, or (ii) transferring the value of the account either to another employer’s approved pension plan or to an approved personal pension plan. Where an employee leaves the Company with less than two years of service, such employee will be eligible to receive a refund equal to the part of their account which represents their own contributions only. This refund is subject to U.K. tax and social security. If an employee completes less than two years qualifying service, but more than three months, they have the option of transferring the full value of their pension account to any authorized pension arrangement that agrees to accept such payment, within three months of their leaving date.

In the event of death in service before retirement, the pension plan provides a lump sum death benefit equal to four times the employee’s basic salary, plus, where applicable, a dependent’s pension equal to 30% of the employee’s basic salary and a children’s pension equal to 15% of the employee’s basic salary for one child and up to 30% of the employee’s basic salary for two or more children for Messrs. O’Kane and Cusack. For permanent employees joining the plan from May 1, 2012, they are eligible to receive a lump sum death benefit equal to 10 times the employee’s basic salary. This applies to Mr. Worth. Under U.K. legislation, these benefits are subject to notional earnings limits (£123,600 for 2009/2010 and 2010/2011, £129,600 for 2011/2012, £137,400 for 2012/2013). From April 2011, the notional earnings limit was removed due to a change in our life insurance provider whereby the standard life assurance cover was combined with the accepted life assurance cover, which has the impact of removing the notional earnings limit. Where an employee’s basic salary is greater than the notional earnings maximum, an additional benefit is provided through a separate cover outside the pension plan.

Changes in the rules regarding U.K. tax relief on pension contributions relating both to the total annual contribution amounts and to a “life-time” allowance limit have reduced the tax effectiveness of the defined scheme for some staff that have or may have either higher levels of contribution or higher levels of pension savings.

For those employees who would have employer pension contribution over the annual limit, we have agreed that we may pay an annual lump sum (subject to statutory deductions) of the difference between the employer plan contribution rate and the annual contribution limit. For those employees who have or are likely to have total pension savings over the “life-time” allowance limit, we have agreed that we may pay them a monthly amount (subject to statutory deductions) equal to their employer pension contribution.

Messrs. O’Kane and Worth have opted out of the pension plan due to the likelihood that their total pension savings at retirement would otherwise be above the lifetime allowance. They therefore receive a payment in lieu of pension contribution subject to statutory deduction. Mr. Cusack participates in the Aspen U.K. Pension Plan and receives a payment in lieu of the Company’s contribution due to the annual contributions being in excess of the annual allowance.

These arrangements are subject to review depending on future legislation and regulation of U.K. pension schemes.

In 2010, we established an Employer-Financed Retirement Benefits Scheme which was, at that time, particularly suitable for our U.K. employees. All employees between the ages of 18 and 60 whose duties are performed outside of Guernsey were eligible to participate. Messrs. O’Kane and Houghton participated in the plan during 2010.

Due to changing tax conditions within the U.K. we closed this arrangement in 2012. This involved seeking the agreement of members and the trustees of the scheme. Contributions were made by the members up until March 2011, after which no further contributions were made. Disinvestment of the scheme funds contributed by the members commenced in December 2011 and in January 2012 all funds were received by the members. The scheme was closed in the first quarter of 2012 and the individual fund amounts were either paid to employees, subject to appropriate statutory deductions, or transferred (if possible under the scheme rules and legislation) to the defined contribution scheme. Messrs. O’Kane and Houghton have ceased to be members of the scheme and have received refunds of contributions, subject to statutory deductions.

United States.  In the U.S. we operate the Aspen Insurance U.S. Services, Inc. 401(k) plan. Employees of Aspen Insurance U.S. Services Inc. are eligible to participate in this plan. Messrs. Boornazian and Vitale participated in this plan in 2012. In addition they each received profit sharing contributions as part of their pension contributions to them by the Company. Messrs. Boornazian and Vitale continue to participate in the 401(k) plan.

Participants may elect a salary reduction contribution into the 401(k) plan. Their taxable income is then reduced by the amount contributed into the plan. This lets participants reduce their current federal and most state income taxes. The 401(k) safe harbor plan allows employees to contribute a percentage of their salaries (up to the maximum deferral limit set forth in the plan). We make a qualified matching contribution of 100% of the employee’s salary reduction contribution up to 3% of their salary, plus a matching contribution of 50% of the employee’s salary reduction contribution from 3% to 5% of their salary for each payroll period. The employer’s matching contribution is subject to limits based on the employee’s earnings as set by the U.S. Internal Revenue Service annually. Participants are always fully vested in their 401(k) plan with respect to their contributions and the employer’s matching contributions.

Discretionary profit sharing contributions are made annually to all employees by Aspen Insurance U.S. Services Inc. and are based on the following formula:

Age of Employee	Contribution by the Company as a Percentage of Employee’s Salary
20 - 29	3%
30 - 39	4%
40 - 49	5%
50 and older	6%

Profit sharing contributions are paid in the first quarter of each year in respect the previous fiscal year. The profit sharing contributions are subject to a limit based on the employee’s earnings as set by the U.S. Internal Revenue Service annually. The profit sharing contributions are subject to the following vesting schedule:

Years of Vesting Service	Vesting Percentage
Less than 3 years	0%
3 years	100%

Once the employee has three years of service, his or her profit sharing contributions are fully vested and all future contributions are vested.

Potential Payments Upon Termination or Change in Control

In respect of each of the employment or service agreements with Messrs. O’Kane, Boornazian, Cusack, Few, Vitale and Worth:

(i)	in the case of Messrs. O’Kane, Cusack, Few and Worth, employment may be terminated for cause if:

•

the employee becomes bankrupt, is convicted of a criminal offence (other than a traffic violation or a crime with a penalty other than imprisonment), commits serious misconduct or other conduct bringing the employee or the Company or any of its subsidiaries into disrepute;

•	the employee materially breaches any provisions of the service agreement or conducts himself in a manner prejudicial to the business;

•	the employee is disqualified from being a director in the case of Messrs. O’Kane and Cusack; or

•	the employee breaches any code of conduct or ceases to be registered by any regulatory body;

(ii)	in the case of Mr. O’Kane, Cusack, Few and Worth employment also may be terminated if the employee breaches a material provision of the shareholders’ agreement with the Company and such breach has a material adverse effect on the Company and its affiliates and is not cured by the employee within 21 days after receiving notice from the Company;

(iii)	in the case of Mr. Boornazian, employment may be terminated for cause if:

•	the employee’s willful misconduct is materially injurious to Aspen Re America Inc. or its affiliates;

•	the employee intentionally fails to act in accordance with the direction of the Chief Executive Officer or the Board of Aspen Insurance U.S. Services Inc. or Aspen Re America Inc.;

•	the employee is convicted of a felony;

•

the employee violates a law, rule or regulation that (i) governs Aspen Re America Inc’s business, (ii) has a material adverse effect on Aspen Re America Inc’s business, or (iii) disqualifies him from employment; or

•	the employee intentionally breaches a non-compete or non-disclosure agreement;

(iv)	in the case of Mr. Vitale, employment may be terminated for cause if:

•	the employee’s willful misconduct is materially injurious to Aspen Insurance U.S. Services Inc. or its affiliates;

•	the employee intentionally fails to act in accordance with the direction of the Chief Executive Officer of the Company or the Board of Directors of Aspen Insurance U.S. Services Inc. or the Company;

•	the employee is convicted of a felony;

•

the employee violates a law, rule or regulation that (i) governs the business of Aspen Insurance U.S. Services, Inc. (ii) has a material adverse effect on the business Aspen Insurance U.S. Services, Inc., or (iii) disqualifies him from employment; or

•	the employee intentionally breaches a non-compete or non-disclosure agreement;

(v)	in the case of Messrs. O’Kane, Cusack, Few and Worth, employment may be terminated by the employee without notice for good reason if:

•	the employee’s annual salary or bonus opportunity is reduced;

•	there is a material diminution in the employee’s duties, authority, responsibilities or title, or the employee is assigned duties materially inconsistent with his position;

•	the employee is removed from any of his positions (or in the case of Mr. O’Kane is not elected or re-elected to such positions);

•	an adverse change in the employee’s reporting relationship occurs in the case of Mr. O’Kane;

•	the employee is required to relocate more than 50 miles from the employee’s current office; or

•	provided that, in each case, the default has not been cured within 30 days of receipt of a written notice from the employee;

(vi)	in the case of Messrs. Boornazian and Vitale, employment may be terminated by the employee for good reason upon 90 days’ notice if:

•	there is a material diminution in the employee’s responsibilities, duties, title or authority;

•	the employee’s annual salary is materially reduced;

•	there is a material breach by the Company of the employment agreement; or

•	provided that, in each case, the default has not been substantially cured within 60 days’ of receipt of written notice from the employee;

(vii)	in the case of Mr. O’Kane, if the employee is terminated without cause or resigns with good reason, the employee is entitled (subject to execution of a release) to (a) salary at his salary rate through the date in which his termination occurs; (b) the lesser of (x) the target annual incentive award for the year in which the employee’s termination occurs, and (y) the average of the annual incentive awards received by the employee in the prior three years (or, number of years employed if fewer), multiplied by a fraction, the numerator of which is the number of days that the employee was employed during the applicable year and the denominator of which is 365; (c) a severance payment equal to two times the sum of (x) the employee’s highest salary during the term of the agreement and (y) the average annual bonus paid to the executive in the previous three years (or lesser period if employed less than three years); and (d) the unpaid balance of all previously earned cash bonus and other incentive awards with respect to performance periods which have been completed, but which have not yet been paid, all of which, other than the severance payments described in (c) above, shall be payable in a lump sum in cash within 30 days after termination. In the event the Company does not exercise its right to enforce garden leave under the agreement, fifty percent of the severance payments described in (c) above will paid to the employee within 14 days of the execution by the employee of a valid release and the remaining 50% will be paid in four equal quarterly installments during the 12 months following the first anniversary of the date of termination, conditional on the employee complying with the non-solicitation provisions applying during that period. In the event the Company exercises its right to enforce garden leave under the agreement, all amounts described in (c) above will be reduced by the amount of salary and bonus payments received by employee during the garden leave notice period and the remaining amounts will be paid in four equal quarterly installments during the 12 months following the termination date, conditional on the employee complying with the non-solicitation provisions applying during that period. In the event Mr. O’Kane’s employment is terminated due to his death, his estate or his beneficiaries, as the case may be, are entitled to the annual incentive award the employee would have been entitled to for the year in which the termination occurs, prorated based on the fraction of the year the employee was employed, and paid on the date it otherwise would have been paid. Under the terms of the award agreements, Mr. O’Kane’s restricted share units will vest on death or disability and any portion of the performance shares that have met their performance conditions but have not yet vested will also be paid;

(viii)

in the case of Mr. Worth, if the employee is terminated without cause or resigns with good reason, the employee is entitled (subject to execution of a release) to (a) salary at his salary rate through the date in which his termination occurs; (b) the lesser of (x) the target annual incentive award for the year in which the employee’s termination occurs, and (y) the average of the annual incentive awards received by the employee for the three completed years immediately prior to the year of termination (or, if less, the number of complete years employed, and for purposes of this provision the bonus potential for the year ending December 31, 2012 is £390,000 ($618,033), multiplied by a fraction, the numerator of which is the number of days that the employee was employed during the applicable year and the denominator of which is 365; (c) the sum of (x) the employee’s highest salary rate during the term of the agreement and (y) the average of the annual bonus awards received by employee for the three completed years immediately prior to the year of termination (or, if less, the number of complete years employed, and for purposes of this provision the bonus potential for the year ending December 31, 2012 being £390,000 ($618,033)) immediately prior to the year of termination; and (d) the unpaid balance of all previously earned cash bonus and other incentive awards with respect to performance periods which have been completed, but which have not yet been paid, all of which amounts shall be payable in a lump sum in cash within 30 days after termination. In the event that the employee is paid in lieu of notice under the agreement (including if the Company exercises its right to enforce garden leave under the agreement) the amounts described in (c) will be inclusive of the payments employee would have been entitled to during the garden leave notice period. In the event Mr. Worth’s employment is terminated due to his death, his estate or his beneficiaries, as the case may be, are entitled to the annual incentive award the employee would have been entitled to for the year in which the termination occurs, prorated based on the fraction of the year the employee was employed, and paid on the date it otherwise would have been paid. In addition, in the event of death, there will be the accelerated vesting of the restricted share units and performance shares that were granted to Mr. Worth on joining the Company in 2012. Also, under the terms of the award agreements, Mr. Worth’s restricted share units will vest on death or disability and any portion of the performance shares that have met their performance conditions but have not yet vested will also be paid;

(ix)	in the case of Messrs. Cusack and Few, if the employee is terminated without cause or resigns with good reason, the employee is entitled (subject to execution of a release) to (a) salary at his salary rate through the date in which his termination occurs; (b) the lesser of (x) the target annual incentive award for the year in which the employee’s termination occurs, and (y) the average of the annual incentive awards received by the employee in the prior three years (or, if less the number of prior years in which employee was employed), multiplied by a fraction, the numerator of which is the number of days that the employee was employed during the applicable year and the denominator of which is 365; (c) the sum of (x) the employee’s highest salary rate during the term of the agreement and (y) the average annual bonus awards received by the employee for the three years immediately prior to the year of termination (or, if less the number of prior years in which employee was employed); and (d) the unpaid balance of all previously earned cash bonus and other incentive awards with respect to performance periods which have been completed, but which have not yet been paid, all of which amounts shall be payable in a lump sum in cash within 30 days after termination. In the event that the employee is paid in lieu of notice under the agreement (including if the Company exercises its right to enforce garden leave under the agreement) the amounts described in (c) will be inclusive of the payments employee would have been entitled to during the notice period. In the event that Messrs. Cusack’s and Few’s employment are terminated due to their death, their respective estates or beneficiaries, as the case may be, are entitled to the annual incentive award the employee would have been entitled to for the year in which termination occurs, prorated based on the fraction of the year the employee was employed, and paid on the date it otherwise would have been paid. Under the terms of the award agreements, Messrs. Cusack’s and Few’s restricted share units will vest on death or disability and any portion of the performance shares that have met their performance conditions but have not yet vested will also be paid;

(x)

in the case of Mr. Vitale, if the employee is terminated without cause or resigns with good reason, the employee is entitled (subject to execution of a release) to (a) earned but unpaid salary through the date in which his termination occurs, payable within 20 days after the normal payment date; (b) a lump sum payment equal to the employee’s then current annual base salary, payable within 60 business days after the termination date, (c) a lump sum payment equal to the lesser of (x) the employee’s then current bonus potential or (y) the average actual bonus paid to employee during the three years immediately prior to the year of termination, payable within 60 business days after the termination date; (d) continued vesting, to the extent not already vested, of the restricted share units granted to the employee pursuant to his employment agreement and (e) any earned but unpaid prior year annual bonus, earned but unpaid equity and/or incentive awards, accrued but unpaid vacation days and unreimbursed business expenses, payable within 20 business days after the normal payment date. In the event Mr. Vitale’s employment is terminated due to his death or disability, the employee (or his estate or personal representative in the case of his death) is entitled to (i) a prorated annual bonus based on the actual annual bonus earned for the year in which the termination occurs, prorated based on the fraction of the year the employee was employed, and paid on the date bonuses are otherwise paid and (ii) immediate vesting, to the extent not already vested, and distribution of the restricted share units granted to the employee pursuant to his employment agreement;

(xi)	in the case of Mr. Boornazian, if the employee is terminated without cause or resigns with good reason, the employee is entitled (subject to execution of a release) to (a) earned but unpaid salary through the date in which the termination occurs and earned but unpaid prior year annual bonus, payable within 20 days after the normal payment date; (b) the sum of (x) the employee’s highest salary during the term of the agreement and (y) the average annual bonus awards received by the employee for the three years immediately prior to the year of termination; payable in equal installments over the remaining term of the agreement, in accordance with regular payroll practices; and (c) a prorated annual bonus based on the actual annual bonus for the year in which the termination occurs, prorated based on the fraction of the year the employee was employed, and paid on the date bonuses are otherwise paid. In the event Mr. Boornazian’s employment is terminated due to his death, his estate or his beneficiaries, as the case may be, are entitled to the annual incentive award the employee would have been entitled to for the year in which the termination occurs, prorated based on the fraction of the year the employee was employed, and paid on the date it otherwise would have been paid. Under the terms of the award agreements, Mr. Boornazian’s restricted share units will vest on death or disability and any portion of the performance shares that have met their performance conditions but have not yet vested will also be paid; and

(xii)	in the case of Messrs. O’Kane, Worth, Cusack, Few, Boornazian and Vitale, if the employee is terminated without cause or resigns for good reason in the six months prior to a change of control or the two-year period following a change of control, in addition to the benefits discussed above, all share options and other equity-based awards granted to the executive following the date of their employment or service agreement, as applicable, shall immediately vest and remain exercisable for the remainder of their terms. In addition, in the case of Mr. O’Kane, he may be entitled to certain excise tax gross-up payments in the event he is subject to an excise tax under Section 4999 of the U.S. Internal Revenue Code.

The following tables set forth the payments and benefits each of our NEOs would be entitled to receive if a termination of employment or a change in control of the Company had occurred on December 31, 2012. The calculations in the tables below do not include amounts our NEOs were already entitled to or vested in on December 31, 2012 or amounts under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of executive officers and that are available generally to all of our salaried employees.

	Christopher O’Kane (1)		John Worth (1)		Julian Cusack (1)
	Total Cash Payout	Value of Accelerated Equity Awards	Total Cash Payout	Value of Accelerated Equity Awards	Total Cash Payout	Value of Accelerated Equity Awards
Termination without Cause (or other than for Cause) or for Good Reason	$4,907,261 (5)	$ —	$1,236,066 (7)	$ —	$1,442,077 (9)	$ —
Death(2)	$1,506,762	$3,727,407	$103,006	$232,291	$605,355	$985,722
Disability(3)	$ —	$3,727,407	$ —	$232,291	$ —	$985,722
Termination without Cause (or other than for Cause) or for Good Reason in connection with a Change in Control(4)	$4,907,261 (5)	$5,943,654 (6)	$1,236,066 (7)	$446,296 (8)	$1,442,077 (9)	$1,632,776 (10)

(1)	The calculation for the payouts for Messrs. O’Kane, Worth and Cusack were converted from British Pounds into U.S. Dollars at the average exchange rate of $1.5847 to £1 for 2012.

(2)	In respect of death, the executives are entitled to a portion of the annual bonus they would have been entitled to receive for the year in which the date of death occurs. This amount represents 100% of the bonus potential for 2012. In respect of Mr. Worth, this was pro-rated to reflect Mr. Worth’s period of employment from November 1, 2012.

In addition, performance shares that have already met their performance-vesting criteria but are not vested will immediately vest and be issued. All outstanding restricted share units which are not vested will accelerate and immediately vest.

(3)	In respect of disability, the executive would not be terminated based on disability, but would be entitled to continue to receive base salary six months’ salary after which he would be entitled to long-term disability benefits under our permanent health insurance coverage. The amount of performance share awards that have already met their performance vesting criteria but have not vested yet would vest and be issued. All outstanding restricted share units which are not vested will accelerate and immediately vest.

(4)	The total cash payout and the acceleration of vesting are provided only if the employment of the above named executive is terminated by the Company without cause or by the executive with good reason (as described above and as defined in each of the individual’s respective employment agreement) within the six-month period prior to a change in control or within a two-year period after a change in control. The occurrence of any of the following events constitutes a “Change in Control”:

(A)        the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any person or group (other than (x) any subsidiary of the Company or (y) any entity that is a holding company of the Company (other than any holding company which became a holding company in a transaction that resulted in a Change in Control) or any subsidiary of such holding company);

(B)         any person or group is or becomes the beneficial owner, directly or indirectly, of more than 30% of the combined voting power of the voting shares of the Company (or any entity which is the beneficial owner of more than 50% of the combined voting power of the voting shares of the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; excluding, however, the following: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by a person or group if immediately after such acquisition a person or group who is a shareholder of the Company on the effective date of our 2003 Share Incentive Plan continues to own voting power of the voting shares of the Company that is greater than the voting power owned by such acquiring person or group;

(C)        the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which the Company is involved, other than a merger, consolidation or amalgamation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity), in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of the voting shares of the Company or such surviving entity outstanding immediately after such merger, consolidation or amalgamation; or

(D)        a change in the composition of the Board such that the individuals who, as of the effective date of the 2003 Share Incentive Plan, constitute the Board (such Board shall be referred to for purposes of this section only as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election, by a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and, provided further, however, that any such individual whose initial assumption of office occurs as the result of or in connection with either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of an entity other than the Board shall not be so considered as a member of the Incumbent Board.

(5)	Represents the lesser of the target annual incentive for the year in which termination occurs and the average of the bonus received by Mr. O’Kane for the previous three years ($1,061,749) plus twice the sum of the highest salary rate during the term of the agreement ($1,722,014) and the average bonus actually earned during three years immediately prior to termination ($2,123,498). Mr. O’Kane’s service agreement includes provisions with respect to the treatment of certain payments in the event he is subject to an excise tax under Section 4999 of the U.S. Internal Revenue Code. As Mr. O’Kane is currently not a U.S. taxpayer, the above amounts do not reflect the impact of such provisions.

(6)	Represents the acceleration of vesting, in connection with a termination without cause or a resignation for good reason in the six months prior to a change of control or the two-year period following a change of control, of the entire grant of the 2010 performance shares (other than 1/3 of the grant which will be forfeited on vesting for non-achievement of the 2011 performance test), the 2011 performance shares (other than 1/3 of the grant which will be forfeited on vesting for non-achievement of the 2011 performance test), 100% of the 2012 performance shares and the 2012 restricted share units. The value is based on the closing price of $32.08 per share of the Company’s ordinary shares on December 31, 2012. The amounts do not include vested and unexercised options.

(7)	Represents the lesser of the target annual incentive for the year in which termination occurs and the average of bonus received for the previous three years ($618,033) as Mr. Worth joined us in 2012, plus the sum of the highest salary rate during the term of the agreement ($618,033) and the average bonus actually earned during the previous three years immediately prior to termination ($0). In respect of Mr. Worth who joined us in 2012, we have used his target bonus for the purposes of this calculation.

(8)	Represents the acceleration of vesting of the entire grant of the 2012 performance shares, granted to Mr. Worth on the commencement of his employment in addition to all outstanding restricted share units which will accelerate and vest. The value is based on the closing price of $32.08 per share of the Company’s ordinary shares on December 31, 2012.

(9)	Represents the lesser of the target annual incentive for the year in which termination occurs and average of Mr. Cusack’s bonuses for the previous three years ($418,361), plus the sum of the highest salary rate during the term of the agreement ($605,355) and the average bonus actually earned during the three years immediately prior to termination ($418,361).

(10)	Represents the acceleration of vesting of the entire grant of the 2010 performance shares (other than 1/3 of the grant which will be forfeited on vesting for non-achievement of the 2011 performance test), the 2011 performance shares (other than 1/3 of the grant which will be forfeited on vesting for non-achievement of the 2011 performance test), 100% of the 2012 performance shares and restricted share units. The value is based on the closing price of $32.08 per share of the Company’s ordinary shares on December 31, 2012.The amounts do not include vested and unexercised options.

	James Few		Brian Boornazian		Mario Vitale
	Total Cash Payout	Value of Accelerated Equity Awards	Total Cash Payout	Value of Accelerated Equity Awards	Total Cash Payout	Value of Accelerated Equity Awards
Termination without Cause (or other than for Cause) or for Good Reason	$1,579,667 (4)	$ —	$2,021,600 (6)	$ —	$1,650,000 (8)	$1,815,567 (9)
Death(1)	$644,000	$1,367,506	$1,206,000	$1,367,506	$2,400,000	$2,824,804
Disability(2)	$ —	$1,367,506	$2,052,000	$1,367,506	$4,864,427	$2,824,804
Termination without Cause (or other than for Cause) or for Good Reason in connection with a Change in Control(3)	$1,579,667 (4)	$2,430,124 (5)	$2,021,600 (6)	$2,430,124 (7)	$1,650,000 (8)	$3,958,928 (10)

(1)	In respect of death, the executives are entitled to a portion of the annual bonus they would have been entitled to receive for the year in which the date of death occurs. This amount represents 100% of the bonus potential for 2012. In the case of Mr. Vitale, he would also be entitled to $1.5 million payable pursuant to his supplemental life insurance benefit. In the case of Mr. Boornazian, he would also be entitled to $450,000 payable pursuant to his supplemental life insurance benefit.

In addition, performance shares that have already met their performance-vesting criteria but have not vested yet would immediately vest and be issued. All outstanding restricted share units which are not vested will accelerate and immediately vest.

(2)	In respect of disability, Mr. Few would not be terminated based on disability, but would be entitled to continue to receive his salary for six months after which he would be entitled to long-term disability benefits under our health insurance coverage. In respect of Messrs. Boornazian and Vitale, they would be entitled to the pro rated annual bonus based on the actual bonus earned for the year in which the date of termination occurs. This amount represents 100% of their bonus potential for 2012. In addition, in respect of Mr. Boornazian, he would be entitled to receive a supplemental disability benefit of $1,296,000. In respect of Mr. Vitale, he would be entitled to $3,964,427 in benefits payable pursuant to his supplemental disability benefits. This amount is comprised of two separate policies and includes cover for temporary and permanent total disability benefits as well as catastrophic disability benefits. The amount payable under this policy has been discounted by a factor of 1.5% being the pro-rated rate between the 5-year and 10-year U.S. Treasury yield curve rates at December 31, 2012.

The amount of performance share awards that have already met their performance-vesting criteria but have not vested yet would vest and be issued. All outstanding restricted share units which are not vested will accelerate and immediately vest.

(3)	See footnote 4 in prior table.

(4)	Represents the lesser of the target annual incentive for the year in which termination occurs and average of Mr. Few’s bonuses for the previous three years ($509,833), plus the sum of the highest salary rate during the term of the agreement ($560,000) and the average bonus actually earned during the three years immediately prior to termination ($509,833).

(5)	Represents the acceleration of vesting of the entire grant of the 2010 performance shares (other than 1/3 of the grant which will be forfeited on vesting for non-achievement of the 2011 performance test), the 2011 performance shares (other than 1/3 of the grant which will be forfeited on vesting for non-achievement of the 2011 performance test), 100% of the 2012 performance shares and restricted share units. The value is based on the closing price of $32.08 per share of the Company’s ordinary shares on December 31, 2012. The amounts do not include vested and unexercised options.

(6)	Represents the sum of the highest base salary during the term of the agreement ($560,000), the average bonus actually earned during the three years immediately prior to termination ($630,000) plus Mr. Boornazian’s earned cash bonus for 2012 ($831,600).

(7)	Represents the acceleration of vesting of the entire grant of the 2010 performance shares (other than 1/3 of the grant which will be forfeited on vesting for non-achievement of the 2011 performance test), the 2011 performance shares (other than 1/3 of the grant which will be forfeited on vesting for non-achievement of the 2011 performance test), 100% of the 2012 performance shares and restricted share units. The value is based on the closing price of $32.08 per share of the Company’s ordinary shares on December 31, 2012. The amounts do not include vested and unexercised options.

(8)	Represents a lump sum equal to Mr. Vitale’s current base salary ($750,000) and the lesser of the target annual incentive for the year in which termination occurs and the average of the bonus received by Mr. Vitale for the previous three years ($900,000).

(9)	Represents value of the unvested restricted share units granted on March 21, 2011, based on the closing price of $32.08 per share of the Company’s ordinary shares on December 31, 2012, which will remain outstanding and continue to vest on their original vesting dates.

(10)	Represents the acceleration of vesting of the entire grant of the 2011 performance shares (other than 1/3 of the grant which will be forfeited on vesting for non-achievement of the 2011 performance test), 100% of the 2012 performance shares, the 2011 restricted share units granted to Mr. Vitale on joining us and the 2012 restricted share units. The value is based on the closing price of $32.08 per share of the Company’s ordinary shares on December 31, 2012.

Mr. Houghton left the Company on February 29, 2012. Under the terms of an employment agreement dated April 3, 2007 between Mr. Houghton and Aspen Insurance U.K. Services, Mr. Houghton is entitled to certain payments in connection with his departure. Aspen Insurance U.K. Services has, however, entered into a compromise agreement with Mr. Houghton dated February 22, 2012 under which, in respect of any severance payments that might otherwise have been due to Mr. Houghton under his employment agreement, the Company paid Mr. Houghton severance payments of £657,804 in the aggregate. The severance payments are payable over a 12-month period in equal monthly installments, and will be eliminated or reduced to reflect any alternative employment commenced by Mr. Houghton during this 12-month period (subject to a minimum payment of three months, during which time Mr. Houghton will be subject to certain non-compete restrictions). Mr. Houghton commenced employment with a new employer in June 2012. As a result, under the terms of compromise agreement, Mr. Houghton received the severance payments until he commenced employment with the new employer. The compromise agreement also provides that Mr. Houghton is entitled to receive continued medical benefits through February 2013 or until he receives equivalent benefits from a new employer and continued pension contributions while he is receiving severance payments. In addition, under the terms of the compromise agreement, Mr. Houghton received the amount of the Company’s ordinary shares which were eligible for vesting under his 2009 performance share agreement (83.2% of total grant) and 2010 performance share agreement (85.6% of one-third of the grant based on 2010 performance). Mr. Houghton forfeited his remaining 2010 performance shares, the entire 2011 performance share award, and the 2012 awards granted to him. The compromise agreement also provides that the Company and Mr. Houghton released each other of all claims.

Non-Employee Director Compensation for 2012

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2012:

Name	Fees Earned or Paid in Cash ($)(1)	2012 Share Awards ($)(2)	Total ($)
Liaquat Ahamed(3)	90,000	90,012	180,012
Albert Beer(4)	90,000	90,012	180,012
Richard Bucknall(5)	182,254	90,012	272,266
John Cavoores(6)	110,000	90,012	200,012
Ian Cormack(7)	166,694	90,012	256,706
Heidi Hutter(8)	190,178	90,012	280,190
Glyn Jones(9)	316,940	450,061	767,001
Peter O’Flinn(10)	130,000	90,012	220,012
Ron Pressman(11)	80,000	108,899	188,899

(1)	For directors who wish to be paid for their services to the Company in British Pounds rather than U.S. Dollars (for any amounts denominated in U.S. Dollars), such as Messrs. Bucknall and Cormack, such compensation for 2012 was converted into British Pounds at a pre-agreed exchange rate of $1.779:£1. Similarly, for Ms. Hutter, who wishes to be paid in U.S. Dollars for her services to AMAL (which fees are denominated in British Pounds), her compensation for such services is converted at the same pre-agreed exchange rate of $1.779:£1. For fees denominated and paid to directors in British Pounds such as Mr. Jones for his fee of £200,000, Mr. Bucknall, for his services to AMAL and Aspen U.K., and Mr. Cormack for his services to Aspen U.K. for reporting purposes, an exchange rate of $1.5847:£1 has been used for 2012, the average rate of exchange for 2012.

(2)	Consists of restricted share units. Valuation is based on the grant date fair values of the awards calculated in accordance with FASB ASC Topic 718, without regard to forfeitures related to service-based vesting conditions. The valuation is calculated on the basis of a value of $25.42 per share of the Company’s ordinary shares on February 8, 2012 as reported by the NYSE, the date of grant.

(3)	Represents the $50,000 annual board fee, $30,000 attendance fee and $10,000 for serving as the Chair of the Investment Committee. In respect of the 3,541 restricted share units granted on February 8, 2012, Mr. Ahamed held 590 unvested restricted share units as of December 31, 2012, which vested and settled on February 8, 2013.

(4)	Represents the $50,000 annual board fee, $30,000 attendance fee and $10,000 for serving as a member of the Audit Committee. In respect of the 3,541 restricted share units granted on February 8, 2012, Mr. Beer held 590 unvested restricted share units as of December 31, 2012, which vested and settled on February 8, 2013.

(5)	Represents the $50,000 annual board fee, $30,000 attendance fee, $10,000 for serving as a member of the Audit Committee, $15,000 for serving as the Chair of the Compensation Committee, the annual fee of £20,000 for serving on the Board of Aspen U.K., the pro rata amount of the annual fee of £25,000 (through March 15, 2012) for serving as director of AMAL and the pro rata amount of £30,000 (from March 15, 2012) for serving as director of AMAL. In respect of the 3,541 restricted share units granted on February 8, 2012, Mr. Bucknall held 590 unvested restricted share units as of December 31, 2012, which vested and settled on February 8, 2013.

(6)	Represents the $50,000 annual board fee, $30,000 attendance fee and $30,000 fee for providing U.S. Insurance advisory services. In respect of the 3,541 restricted share units granted on February 8, 2012, Mr. Cavoores held 590 unvested restricted share units as of December 31, 2012, which vested and settled on February 8, 2013. Mr. Cavoores also holds 2,012 vested options as of December 31, 2012.

(7)	Represents the $50,000 annual board fee, $30,000 attendance fee, $30,000 for serving as the Chair of the Audit Committee, the annual fee of £20,000 for serving on the board of directors of Aspen U.K. and $25,000 for serving as the Chair of the Audit Committee of Aspen U.K. In respect of the 3,541 restricted share units granted on February 8, 2012, Mr. Cormack held 590 unvested restricted share units as of December 31, 2012, which vested and settled on February 8, 2013. Mr. Cormack also holds 45,175 vested options as of December 31, 2012.

(8)	Represents the $50,000 annual board fee, $30,000 attendance fee, $10,000 for serving as a member of the Audit Committee, $15,000 for serving as the Chair of the Risk Committee, the annual fee of £20,000 for serving on the board of directors of Aspen U.K. and the pro rata amount of £30,000 (through March 15, 2012) for serving as Chair of AMAL and the pro rata amount of £35,000 (from March 15, 2012) for serving as the Chair of AMAL. Eighty percent of the total compensation is paid to The Black Diamond Group LLC, of which Ms. Hutter is the Chief Executive Officer. In respect of the 3,541 restricted share units granted on February 8, 2012, Ms. Hutter held 590 unvested restricted share units as of December 31, 2012, which vested and settled on February 8, 2013. Ms. Hutter also holds 85,925 vested options as of December 31, 2012.

(9)	Represents Mr. Jones’ annual fee of £200,000. In respect of the 14,754 restricted share units granted on February 8, 2012, Mr. Jones held 2,951 unvested restricted share units as of December 31, 2012, which vested and settled on February 8, 2013. Mr. Jones also holds 2,012 vested options as of December 31, 2012.

(10)	Represents the $50,000 annual board fee, $30,000 attendance fee, $10,000 for serving as a member of the Audit Committee, $10,000 for serving as the Chair of the Corporate Governance and Nominating Committee and $30,000 for serving on the board of directors of Aspen Bermuda. In respect of the 3,541 restricted share units granted on February 8, 2012, Mr. O’Flinn held 590 unvested restricted share units as of December 31, 2012, which vested and settled on February 8, 2013.

(11)	Represents the $50,000 annual board fee and $30,000 attendance fee. Mr. Pressman was appointed to the Board effective November 17, 2011 and the grant to Mr. Pressman took into account his service in 2011 for which he had not received any restricted share units. In respect of the 4,284 restricted share units granted on February 8, 2012, Mr. Pressman held 714 unvested restricted share units as of December 31, 2012, which vested and settled on February 8, 2013.

Summary of Non-Employee Director Compensation

Cash Fees.  The compensation of non-employee directors is benchmarked against peer companies and companies listed on the FTSE 250, taking into account complexity, time commitment and committee duties. For 2012, the annual director fee was $50,000, plus a fee of $5,000 for each board meeting (or single group of board and/or committee meetings) attended by the director. Mr. Jones, our Chairman, received an annual fee of £200,000 ($316,940) for 2012. Directors who are executive officers of the Company are not paid additional compensation for serving as directors.

For 2012, the fees for Committee Chairs were as follows:

•	Audit Committee Chair — $30,000

•	Compensation Committee Chair — $15,000

•	Risk Committee Chair — $15,000

•	Corporate Governance and Nominating Committee Chair —$10,000

•	Investment Committee Chair —$10,000

Members of the Audit Committee (other than the Chair of the Audit Committee) also receive an additional $10,000 per annum for service on that Committee.

Messrs. Bucknall and Cormack and Ms. Hutter, who are also members of the board of directors of Aspen U.K., receive an annual fee of £20,000 ($31,694) per annum for such service. Mr. Cormack also receives an additional $25,000 for serving as the Chairman of the Audit Committee of Aspen U.K. Effective March 15, 2012, the fees for serving on the board of directors of AMAL increased from £25,000 ($39,618) to £30,000 ($47,541) for Mr. Bucknall and from £30,000 ($47,541) to £35,000 ($55,465) for Ms. Hutter who acts as AMAL’s Chair. Mr. O’Flinn also receives $30,000 for serving on the board of directors of Aspen Bermuda. Mr. Cavoores also receives an annual fee of $30,000 for providing additional non-executive support to our U.S. insurance operations.

Equity Awards.  Directors who are not employees of the Company, other than the Chairman, are entitled to an annual grant of $100,000 (calculated based on the closing share price on the date of grant) in restricted share units. Subject to the director remaining on the Board, one-twelfth (1/12) of the restricted share units are eligible to vest on each one month anniversary of the date of grant, with 100% of the restricted share units becoming vested on the first anniversary of the grant date. A portion of the shares that is eligible to vest following the final vesting date in the calendar year of the date of grant is delivered as soon as practicable thereafter and the remaining shares under the restricted share units are delivered on the first anniversary of the grant date. If a director leaves the Board for any reason other than “cause” (as defined in the award agreement), then the director would receive the shares under the restricted share units that had vested through the date the director leaves the Board.

Mr. Jones, our Chairman, received a grant of $500,000 (calculated based on the closing share price on the date of grant) in restricted share units for 2012. The Chairman is entitled to an annual grant of restricted share units of $500,000, although the Board retains the right to vary the yearly grant of restricted share units to the Chairman depending on market conditions, time commitment and performance of the Company. In no event will the Chairman receive a grant of less than $200,000 in restricted share units. Mr. Jones also serves as Chairman of Aspen U.K. and is a member of Aspen U.K.’s Audit Committee, for which he receives no additional fees.

Compensation Policies and Risk

Our compensation program, which applies to all employees including executive officers, is designed to provide competitive levels of reward that are responsive to group and individual performance, but that do not incentivize risk taking that is reasonably likely to have a material adverse effect on the Company.

In reaching our conclusion that our compensation practices do not incentivize risk taking that is reasonably likely to have a material adverse effect on the Company, we examined the various elements of our compensation programs and policies as well as (i) the potential risks that management and or individual underwriters can take to increase the Company’s results or the underwriting results of a particular line of business and (ii) risk mitigation controls. We believe that the most important mitigating factor for these risks is our risk culture, which is characterized by a top-down commitment to a disciplined process for the identification, measurement, management and reporting of risks. For example, as a company which provides catastrophe cover, one of the risks we face is having excessive natural catastrophe exposure, which if not managed would create a high return on equity in a low catastrophe year and capital impairment in a year where excess catastrophe occurs. We manage this risk by having natural catastrophe tolerances approved by our Board as part of our annual business plan. Adherence to these limits is independently monitored and reported monthly by the Chief Risk Officer to management with any breaches of set tolerances being reported to the Risk Committee. Another example of risk mitigation controls relates to reserve adequacy. We manage this risk by restricting any proposals for reserve releases to the actuarial reserving team, who are independent of underwriting, which proposals are then considered and, if deemed appropriate, are recommended by the Reserve Committee. All reserve releases are subject to a quarterly review by the Audit Committee who may scrutinize and challenge these decisions. We also note that in making bonus determinations, our Group Chief Executive Officer takes into consideration risk data in addition to performance data. The risk data available to the Group Chief Executive Officer includes internal audit reviews, underwriting reviews and reports of compliance breaches. Therefore, if there is evidence of material breaches of our risk controls which has exposed us to excessive risks, it is likely that such individual would be adversely impacted in his or her compensation.

Compensation Committee Report

The following report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.

Our Compensation Committee has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Based on the review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2012.

Compensation Committee

Richard Bucknall (Chair)

Albert Beer

Ian Cormack

Ronald Pressman

March 13, 2013

Audit Committee Report

The following report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.

This report is furnished by the Audit Committee of the Board with respect to the Company’s financial statements for the year ended December 31, 2012. The Audit Committee held four meetings in 2012.

The Audit Committee has established a Charter which outlines its primary duties and responsibilities. The Audit Committee Charter, which has been approved by the Board, is reviewed at least annually and is updated as necessary.

The Company’s management is responsible for the preparation and presentation of complete and accurate financial statements. The Company’s independent registered public accounting firm, KPMG Audit Plc, is responsible for performing an independent audit of the Company’s financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on their audit.

In performing its oversight role in connection with the audit of the Company’s financial statements for the year ended December 31, 2012, the Audit Committee has: (1) reviewed and discussed the audited financial statements with management; (2) reviewed and discussed with the independent registered public accounting firm the matters required by Statement of Auditing Standards No. 61, as amended; and (3) received the written disclosures and the letter from the independent registered public accounting firm and reviewed and discussed with the independent registered public accounting firm the matters required by the Public Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. Based on these reviews and discussions, the Audit Committee has determined its independent registered public accounting firm to be independent and has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the United States Securities and Exchange Commission (“SEC”) and for presentation to the shareholders at the 2013 Annual General Meeting.

Audit Committee

Ian Cormack (Chair)

Albert Beer

Richard Bucknall

Heidi Hutter

Gordon Ireland

Peter O’Flinn

March 13, 2013

Policy on Shareholder Proposals for Director Candidates and Evaluation of Director Candidates

The Board has adopted policies and procedures relating to director nominations and shareholder proposals, and evaluations of director candidates.

Submission of Shareholder Proposals.  Shareholder recommendations of director nominees to be included in the Company’s proxy materials will be considered only if received no later than the 120th calendar day before the first anniversary of the date of the Company’s proxy statement in connection with the previous year’s annual general meeting. The Company may in its discretion exclude such shareholder recommendations even if received in a timely manner. Accordingly, this policy is not intended to waive the Company’s right to exclude shareholder proposals from its proxy statement.

If shareholders wish to nominate their own candidates for director on their own separate slate (as opposed to recommending candidates to be nominated by the Company in the Company’s proxy), shareholder nominations for directors at the annual general meeting of shareholders must be submitted at least 90 calendar days before the annual general meeting of shareholders.

A shareholder who wishes to recommend a person or persons for consideration as a Company nominee for election to the Board should send a written notice by mail, c/o Company Secretary, Aspen Insurance Holdings Limited, 141 Front Street, Hamilton HM19, Bermuda, or by fax to 1-441-295-1829 and include the following information:

•	the name of each person recommended by the shareholder(s) to be considered as a nominee;

•

the name(s) and address(es) of the shareholder(s) making the nomination, the number of ordinary shares which are owned beneficially and of record by such shareholder(s) and the period for which such ordinary shares have been held;

•	a description of the relationship between the nominating shareholder(s) and each nominee;

•	biographical information regarding such nominee, including the person’s employment and other relevant experience and a statement as to the qualifications of the nominee;

•	a business address and telephone number for each nominee (an e-mail address may also be included); and

•	the written consent to nomination and to serving as a director, if elected, of the recommended nominee.

In connection with the Corporate Governance and Nominating Committee’s evaluation of director nominees, the Company may request that the nominee complete a Directors’ and Officers’ Questionnaire regarding such nominee’s independence, related parties transactions, and other relevant information required to be disclosed by the Company.

Minimum Qualifications for Director Nominees.  A nominee recommended for a position on the Board must meet the following minimum qualifications:

•	he or she must have the highest standards of personal and professional integrity;

•	he or she must have exhibited mature judgment through significant accomplishments in his or her chosen field of expertise;

•	he or she must have a well-developed career history with specializations and skills that are relevant to understanding and benefiting the Company;

•	he or she must be able to allocate sufficient time and energy to director duties, including preparation for meetings and attendance at meetings;

•	he or she must be able to read and understand financial statements to an appropriate level for the exercise of his or her duties; and

•	he or she must be familiar with, and willing to assume, the duties of a director on the Board of Directors of a public company.

Process for Evaluation of Director Nominees.  The Corporate Governance and Nominating Committee has the authority and responsibility to lead the search for individuals qualified to become members of the Board to the extent necessary to fill vacancies on the Board or as otherwise desired by the Board. The Corporate Governance and Nominating Committee will identify, evaluate and recommend that the Board select director nominees for shareholder approval at the applicable annual meetings based on minimum qualifications and additional criteria that the Corporate Governance and Nominating Committee deems necessary, as well as the diversity and other needs of the Board. As vacancies arise, the Corporate Governance and Nominating Committee looks at the overall Board and assesses the need for specific qualifications and experience needed to enhance the composition and diversify the viewpoints and contribution to the Board.

The Corporate Governance and Nominating Committee may in its discretion engage a third-party search firm and other advisors to identify potential nominees for director. The Corporate Governance and Nominating Committee may also identify potential director nominees through director and management recommendations, business, insurance industry and other contacts, as well as through shareholder nominations.

The Corporate Governance and Nominating Committee may determine that members of the Board should have diverse experiences, skills and perspectives as well as knowledge in the areas of the Company’s activities.

Certain additional criteria for consideration as director nominee may include, but not be limited to, the following as the Corporate Governance and Nominating Committee sees fit:

•	the nominee’s qualifications and accomplishments and whether they complement the Board’s existing strengths;

•	the nominee’s leadership, strategic, or policy setting experience;

•	the nominee’s experience and expertise relevant to the Company’s insurance and reinsurance business, including any actuarial or underwriting expertise, or other specialized skills;

•	the nominee’s independence qualifications, as defined by NYSE listing standards;

•	the nominee’s actual or potential conflict of interest, or the appearance of any conflict of interest, with the best interests of the Company and its shareholders;

•	the nominee’s ability to represent the interests of all shareholders of the Company; and

•

the nominee’s financial literacy, accounting or related financial management expertise as defined by NYSE listing standards, or qualifications as an audit committee financial expert, as defined by SEC rules and regulations.

Shareholder Communications to the Board of Directors

The Board provides a process for shareholders to send communications to the Board or any of the directors. Shareholders may send written communications to the Board or any one or more of the individual directors by mail, c/o Company Secretary, Aspen Insurance Holdings Limited, 141 Front Street, Hamilton HM19, Bermuda, or by fax to 1-441-295-1829. All communications will be referred to the Board or relevant directors. Shareholders may also send e-mails to any of our directors via our website at www.aspen.co.

Board of Directors Policy on Directors’ Attendance at Annual General Meetings

Directors are expected to attend the Company’s annual general meeting of shareholders.

Compliance with Section 16(a) of the Exchange Act

The Company, which became a domestic issuer effective January 1, 2013, is required with effect from January 1, 2013 to comply with the provisions of Section 16 of the Exchange Act relating to the reporting of securities transactions and the recovery of “short-swing” profits from the purchase or sale of Company securities by certain persons.

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our ordinary shares, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our equity securities. Such persons are also required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, we believe that all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis since the Company’s status as a domestic issuer began on January 1, 2013.

Other Matters

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the annual general meeting other than as described in this proxy statement. If any other matters shall properly come before the annual general meeting and shall be voted on, the proxy holders will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any of those matters. The persons named as proxies intend to vote in accordance with the recommendation of the Board or otherwise in their best judgment.

Submission of Shareholder Proposals for 2014

Under the U.S. federal proxy solicitation rules, for any proposal submitted by a shareholder to be considered for inclusion in the Company’s proxy materials for the 2014 annual general meeting of shareholders, it must be received by the Company at its registered office located at 141 Front Street, Hamilton HM19, Bermuda addressed to the Secretary by November 13, 2013. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act.

In order for shareholder proposals made outside the processes of Rule 14a-8 under the Exchange Act to be considered timely for purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by the Company at its registered office located at 141 Front Street, Hamilton HM19, Bermuda addressed to the Secretary by February 27, 2014.

If a shareholder desires to nominate one or more individuals for election as directors at the 2014 annual general meeting, written notice of such shareholder’s intent to make such a nomination must be received by the Company at its registered office located at 141 Front Street, Hamilton HM19, Bermuda addressed to the Secretary by November 13, 2013. Any notice for a director nomination shall include the information set forth under “Policy on Shareholder Proposals for Director Candidates and Evaluation of Director Candidates—Submission of Shareholder Proposals” above.

Annual Report on Form 10-K

We filed an Annual Report on Form 10-K for the year ended December 31, 2012 with the U.S. Securities and Exchange Commission on February 26, 2013. Shareholders may obtain a copy of our Annual Report on Form 10-K, free of charge, by writing to Investor Relations, c/o Aspen Insurance U.S. 590 Madison Avenue, 7th Floor, New York, NY 10022, USA.

BENEFICIAL OWNERSHIP

The following table sets forth information as of February 25, 2013 (including, in this table only, options that would be exercisable by April 25, 2013) regarding beneficial ownership of ordinary shares and the applicable voting rights attached to such share ownership in accordance with our Bye-Laws by:

•	each person known by us to beneficially own approximately 5% or more of our outstanding ordinary shares;

•	each of our directors;

•	each of our named executive officers; and

•	all of our executive officers and directors as a group.

As of February 25, 2013, 69,786,699 ordinary shares were outstanding.

Name and Address of Beneficial Owner(1)	Number of Ordinary Shares(2)	Percentage of Ordinary Shares Outstanding(2)
Greenlight Capital(3)	4,914,782	7.04%
140 East 45th Street, 24th Floor New York, NY 10017 U.S.A.
BlackRock, Inc.(4)	4,441,253	6.36%
40 East 52nd Street New York, NY 10022 U.S.A.
The Vanguard Group (5)	3,748,045	5.37%
100 Vanguard Boulevard Malvern, PA 19355 U.S.A.
Glyn Jones (6)	77,811	*
Christopher O’Kane (7)	337,792	*
John Worth (8)	807	*
Julian Cusack (9)	178,363	*
Richard Houghton (10)	13,357	*
James Few (11)	163,031	*
Brian Boornazian (12)	62,290	*
Mario Vitale (13)	2,723	*
Liaquat Ahamed (14)	16,390	*
Albert Beer (15)	6,885	*
Richard Bucknall (16)	22,543	*
John Cavoores (17)	15,062	*
Ian Cormack (18)	47,733	*
Heidi Hutter (19)	107,655	*
Gordon Ireland (20)	—	*
Peter O’Flinn (21)	13,630	*
Ronald Pressman (22)	4,284	*
All directors and executive officers as a group (22 persons)	1,242,408	1.77%

*	Less than 1%

(1)	Unless otherwise stated, the address for each director and officer is c/o Aspen Insurance Holdings Limited, 141 Front Street, Hamilton HM 19, Bermuda.

(2)

Represents the outstanding ordinary shares as at February 25, 2013, except for unaffiliated shareholders, whose information is disclosed as of the dates of their Schedule 13G noted in their respective footnotes. With respect to the directors and officers, includes ordinary shares that may be acquired within 60 days of February 25, 2013 upon (i) the exercise of vested options and (ii) awards issuable for ordinary shares, in each case, held only by such person. The percentage of ordinary shares outstanding reflects the amount outstanding as at February 25, 2013. However, the beneficial ownership for non-affiliates is as of the earlier dates referenced in their respective notes below. Accordingly, the percentage ownership may have changed following such Schedule 13G filings.

Our Bye-Laws generally provide for voting adjustments in certain circumstances.

(3)	Based upon information contained in the Scheduled 13G filed on February 14, 2013 by (i) Greenlight Capital, L.L.C.; (ii) Greenlight Capital, Inc.; (iii) DME Management GP, LLC; (iv) DME Advisors, LP; (v) DME Capital Management, LP (“DME CM”); (vi) DME Advisors GP, LLC; and (vii) David Einhorn (collectively, the “Greenlight Entities”). This number consists of: (a) an aggregate of 1,287,453 shares of common stock held for the accounts of Greenlight Capital, L.P. and Greenlight Capital Qualified, L.P.; (b) 1,830,197 shares of common stock held for the account of Greenlight Capital Offshore Partners; (c) 560,412 shares of common stock held for the account of Greenlight Capital (Gold), LP; (d) 551,742 shares of common stock held for the account Greenlight Capital Offshore Master (Gold), Ltd.; and (e) 684,978 shares of common stock held by the Managed Account. Greenlight LLC is the general partner for Greenlight Fund and Greenlight Qualified. DME CM acts as investment manager for Greenlight Gold Offshore. DME GP is the general partner of DME Advisors and DME CM. The principal business office of each of the Greenlight Entities is 140 East 45th Street, 24th Floor, New York, New York 10017. Pursuant to Rule 13d-4, each of the Greenlight Entities disclaims all such beneficial ownership except to the extent of their pecuniary interest in any shares of common stock, if applicable.

(4)	As filed with the SEC on Schedule 13G on February 6, 2013 by BlackRock, Inc.

(5)	As filed with the SEC on Schedule 13G by The Vanguard Group on February 13, 2013.

(6)	Represents 75,799 ordinary shares and 2,012 ordinary shares issuable upon exercise of vested options. This amount does not include the grant of 14,188 restricted share units granted on February 11, 2013 of which 10/12th are issuable on December 31, 2013 and the remaining 2/12th are issuable on the one year anniversary of the grant date.

(7)	Includes 150,482 ordinary shares and 187,310 ordinary shares issuable upon exercise of vested options and are issuable, held by Mr. O’Kane.

(8)	Represents 807 ordinary shares, held by Mr. Worth.

(9)	Represents 86,171 ordinary shares and 92,192 ordinary shares issuable upon exercise of vested options and are issuable, held by Mr. Cusack.

(10)	Represents 13,357 ordinary shares held by Mr. Houghton.

(11)	Represents 22,425 ordinary shares and 140,606 ordinary shares issuable upon exercise of vested options, and are issuable, held by Mr. Few.

(12)	Represents 62,290 ordinary shares held by Mr. Boornazian.

(13)	Represents 2,723 ordinary shares held by Mr. Vitale.

(14)	Represents 16,390 ordinary shares held by Mr. Ahamed. This amount does not include the grant of 2,837 restricted share units granted on February 11, 2013 of which 10/12th are issuable on December 31, 2013 and the remaining 2/12th are issuable on the one year anniversary of the grant date.

(15)	Represents 6,885 ordinary shares held by Mr. Beer. This amount does not include the grant of 2,837 restricted share units granted on February 11, 2013 of which 10/12th are issuable on December 31, 2013 and the remaining 2/12th are issuable on the one year anniversary of the grant date.

(16)	Represents 22,543 ordinary shares held by Mr. Bucknall. This amount does not include the grant of 2,837 restricted share units granted on February 11, 2013 of which 10/12th are issuable on December 31, 2013 and the remaining 2/12th are issuable on the one year anniversary of the grant date.

(17)	Represents 13,050 ordinary shares and 2,012 ordinary shares issuable upon exercise of vested options, held by Mr. Cavoores. This amount does not include the grant of 2,837 restricted share units granted on February 11, 2013 of which 10/12th are issuable on December 31, 2013 and the remaining 2/12th are issuable on the one year anniversary of the grant date.

(18)	Represents 2,558 ordinary shares and 45,175 ordinary shares issuable upon exercise of vested options held by Mr. Cormack. This amount does not include the grant of 2,837 restricted share units granted on February 11, 2013 of which 10/12th are issuable on December 31, 2013 and the remaining 2/12th are issuable on the one year anniversary of the grant date.

(19)	Ms. Hutter, one of our directors, is the beneficial owner of 4,348 ordinary shares. As Chief Executive Officer of The Black Diamond Group, LLC, Ms. Hutter has shared voting and investment power over the 17,382 ordinary shares beneficially owned by The Black Diamond Group, LLC The business address of Ms. Hutter is c/o Black Diamond Group, 515 Congress Avenue, Suite 2220, Austin, Texas 78701. Ms. Hutter also holds vested options exercisable for 85,925 ordinary shares. This amount does not include the grant of 2,837 restricted share units granted on February 11, 2013 of which 10/12th are issuable on December 31, 2013 and the remaining 2/12th are issuable on the one year anniversary of the grant date.

(20)	Mr. Ireland was appointed to the Board on February 7, 2013. This amount does not include the grant of 2,837 restricted share units granted on February 11, 2013 of which 10/12th are issuable on December 31, 2013 and the remaining 2/12th are issuable on the one year anniversary of the grant date.

(21)	Represents 13,630 ordinary shares held by Mr. O’Flinn. This amount does not include the grant of 2,837 restricted share units granted on February 11, 2013 of which 10/12th are issuable on December 31, 2013 and the remaining 2/12th are issuable on the one year anniversary of the grant date.

(22)	Represents 4,284 ordinary shares held by Mr. Pressman. This amount does not include the grant of 2,837 restricted share units granted on February 11, 2013 of which 10/12th are issuable on December 31, 2013 and the remaining 2/12th are issuable on the one year anniversary of the grant date.

PROPOSAL FOR ELECTION OF DIRECTORS

(Proposal No. 1)

Proposal No. 1 calls for a vote FOR the re-election of Messrs. Richard Bucknall, Peter O’Flinn and Ronald Pressman as Class III directors of the Company at the Annual General Meeting. In addition Proposal No. 1 calls for a vote FOR the election of Mr. Gordon Ireland as a Class III director of the Company at the Annual General Meeting. If elected, each director will serve until the Company’s Annual General Meeting of Shareholders in 2016 or until his successor is elected and qualified.

Biographical information relating to the directors under Proposal No. 1 is presented in this Proxy Statement under “Management – Board of Directors of the Company.”

Votes Required

Proposal No. 1 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING “FOR” THE RE-ELECTION OF

NOMINEES AS CLASS III DIRECTORS AND THE ELECTION OF MR. GORDON IRELAND AS A CLASS III DIRECTOR.

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal No. 2)

Proposal No. 2 calls for an advisory vote FOR the Company’s executive compensation program as disclosed in the Compensation Discussion and Analysis and accompanying tables and narratives disclosed in this Proxy Statement.

The Dodd–Frank Wall Street Reform and Consumer Protection Act contains a requirement that certain public companies provide a non-binding shareholder vote to approve executive compensation. While the Company was a “foreign private issuer” under the SEC’s rules, we were not required to conduct this vote. However, we believed that our compensation program would benefit from the periodic feedback that our shareholders would provide through an advisory vote and therefore decided to seek this vote in prior years. Now that the Company no longer qualifies as a foreign private issuer, however, we are required to conduct this vote (and the Say-on-Frequency Vote in Proposal No. 3). This proposal, commonly known as a “Say-on-Pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program. This is an advisory vote, and as such is not binding on the Company, the Board or the Compensation Committee. However, the Board will take the results of the vote into account when considering future compensation arrangements.

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, we believe that our compensation policies continue to emphasize aligning our executives’ pay with our performance. In 2012, we achieved a return on equity of 8.5% and a growth in diluted book value per share, after adding back dividends, of 8.1%, which is a sound result in light of market conditions in the insurance industry, and considering the impact of Superstorm Sandy and other large losses such as the sinking of the Costa Concordia cruiseliner. Moreover, we made progress with regards to our strategic objectives, as well as enhancing and building our insurance platform. Our key compensation outcomes reflected this performance and were consistent with our pay for performance philosophy. We encourage a performance-based culture throughout the Company, and at senior levels we have developed an approach to compensation that aligns the executive’s compensation with his or her performance and contribution to the results of the Company. As discussed in our Compensation Discussion and Analysis section, we believe that the three elements of total direct compensation, base salary, annual bonus and long-term incentive awards, should be balanced such that each executive has the appropriate amount of pay that is performance contingent and longer-term. In 2012, a majority of our NEOs’ pay was delivered through performance-based compensation with a significant portion realized over more than one year. We encourage you to read the Compensation Discussion and Analysis and accompanying tables and narratives in this Proxy Statement for a detailed discussion of our executive compensation program.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual General Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Votes Required

Proposal No. 2 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting and entitled to vote on the proposal, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION CONTAINED IN THIS PROXY STATEMENT.

NON-BINDING ADVISORY VOTE ON THE FREQUENCY

OF SHAREHOLDER VOTES ON EXECUTIVE COMPENSATION

(Proposal No. 3)

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, we are including in this Proxy Statement a separate resolution subject to shareholder vote, as Proposal No. 3, to determine, in a non-binding vote, whether a shareholder vote to approve the compensation of our named executive officers (that is, votes similar to the non-binding vote in Proposal No. 2) should occur every one, two or three years or you may abstain. The option of one year, two years or three years that receives the most votes, even if that alternative receives less than a majority of the votes cast by shareholders, will be the frequency for the advisory vote on executive compensation that has been recommended by shareholders.

After careful consideration of this proposal, the Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate policy for the Company at this time, and therefore the Board recommends that you vote for future advisory votes on executive compensation to occur annually.

In formulating its recommendation, the Board recognized that the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance. However, because executive compensation disclosures are made annually, the Board considered that an annual advisory vote on executive compensation will allow our shareholders to provide us with their direct and immediate input on our compensation philosophy, policies and practices as disclosed in this Proxy Statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our shareholders on corporate governance matters and our executive compensation philosophy, policies and practices. While there are also valid arguments for a biennial or triennial vote, we believe that an annual vote is the best approach for us and is consistent with what the majority of shareholders would prefer, and we look forward to hearing from our shareholders on this proposal.

Votes Required

Shareholders will be deemed to have approved the alternative that receives the most votes, even if that alternative receives less than a majority of the votes cast at the Annual General Meeting.

THE BOARD RECOMMENDS THAT YOU VOTE “1 YEAR” WITH RESPECT TO THE VOTE TO DETERMINE THE FREQUENCY OF SHAREHOLDER VOTES ON EXECUTIVE COMPENSATION.

However, notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide that it is in the best interests of our shareholders and the Company to conduct advisory votes on executive compensation on a less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

APPROVAL OF THE 2013 SHARE INCENTIVE PLAN

(Proposal No. 4)

Proposal No. 4 calls for a vote FOR the adoption of the Company’s 2013 Share Incentive Plan (the “2013 Share Incentive Plan”). The Board unanimously determined at its meeting held on February 7, 2013 that it is in the best interests of the Company and its shareholders to adopt the 2013 Share Incentive Plan.

Background and Purpose

As of the record date, options covering 1,057,655 of our ordinary shares with a weighted average exercise price of $22.91 and a weighted average remaining term of 1.68 years were outstanding under our 2003 Share Incentive Plan and 2006 Director Plan. There were also outstanding under our 2003 Share Incentive Plan and 2006 Director Plan, as of the record date, unvested restricted share units and performance shares covering 1,780,188 of our ordinary shares. Finally, as of the record date, 595,683 shares were available for future grant under the 2003 Share Incentive Plan and 130,850 shares were available for future grant under the 2006 Director Plan.

Under the 2013 Share Incentive Plan, we will be authorized to issue up to 2,845,683 shares (which includes 595,683 shares available for grant under the 2003 Share Incentive Plan as of the record date), increased from time to time by the number of shares that are subject to awards outstanding under the 2003 Share Incentive Plan as of the effective date of the 2013 Share Incentive Plan which, on or after such date, are forfeited, cancelled, expire, terminate or lapse without payment of consideration. The additional 2,250,000 shares the Compensation Committee has reserved for issuance under the 2013 Share Incentive Plan (i.e., shares not already available for grant under the 2003 Share Incentive Plan) represent approximately 3.2% of our outstanding ordinary shares and less than 3.1% of our fully diluted ordinary shares as of the record date, February 25, 2013.

Our Board adopted the 2013 Share Incentive Plan on February 7, 2013, subject to approval by our shareholders at the 2013 Annual General Meeting. The 2013 Share Incentive Plan will be effective as of the date of the 2013 Annual General Meeting if approved by our shareholders. The 2013 Share Incentive Plan is intended to replace our 2003 Share Incentive Plan. If the 2013 Share Incentive Plan is approved by our shareholders, no additional awards will be made under the 2003 Share Incentive Plan but the terms and conditions of any outstanding awards granted under the 2003 Share Incentive Plan will not be affected. If the 2013 Share Incentive Plan is not approved by shareholders, the plan will be null and void, but the 2003 Share Incentive Plan will remain in full force and effect in accordance with their terms and conditions.

The total number of shares that may be issued under the 2013 Share Incentive Plan is 2,250,000 shares (plus 595,683 shares available for grant under the 2003 Share Incentive Plan as at the record date of February 25, 2013), which the Board anticipates will support approximately three years of grants to the Company’s employees. The Board adopted the 2013 Share Incentive Plan because the number of shares available for grant under the Company’s 2003 Share Incentive Plan is insufficient to support the Company’s desire to compensate its NEOs and other employees, as well as future employees, with equity-based compensation.

In adopting the 2013 Share Incentive Plan and recommending its approval to shareholders, the Board considered the importance and efficiency of equity compensation in its overall compensation program and philosophy. As part of its philosophy, the Board believes that a substantial portion of the NEOs’ compensation should be in the form of equity awards because equity awards align the interests of NEOs and shareholders. In addition, the Board believes that equity awards create opportunities for executives to build wealth through share ownership, which both attracts talent to the organization and contributes to retaining that talent.

The Board believes that it is in the best interests of shareholders to approve the 2013 Share Incentive Plan. If the 2013 Share Incentive Plan is not approved, it will unnecessarily restrict the Company’s ability to compensate its employees with the Company’s shares, as is consistent with its current compensation philosophy for its executive officers, once there are no shares available under the Company’s 2003 Share Incentive Plan or that plan expires on August 20, 2013. If the Company has no shares available for grant to its NEOs and other employees, it may have to replace share-based compensation with cash-based compensation in order to attract and retain talented senior employees. If the Company needs to use more cash in place of equity-based awards, the Board believes that the Company would not recognize the benefit of linking its NEOs’ and other senior employees’ interests with those of shareholders through increasing share ownership. The payment of all cash-based consideration may also result in an increased annual compensation expense in the short-term and the loss of the recruiting and retentive benefits associated with incentive equity compensation, which may not fully promote the enhancement of long-term shareholder value.

The Board further considered the strong pay-for-performance orientation of our programs and the challenging performance expectations that the Company has set in the past in administering this program. The Compensation Discussion and Analysis points out that over the past several years performance shares have been the equity instrument of choice and that the level of payouts are commensurate with the Company’s performance overall.

The Board believes that the 2013 Share Incentive Plan will serve a critical role in attracting and retaining the high caliber employees essential to our success and in motivating these individuals to strive to enhance our growth and profitability. The Board also believes that share ownership by employees provides performance incentives and fosters long-term commitment to our benefit and to the benefit of our shareholders. Therefore, the Board urges you to vote to approve the adoption of the 2013 Share Incentive Plan.

Equity Compensation Plan Information

The table below includes securities to be issued upon exercise of outstanding options and other awards granted pursuant to the Company’s 2003 Share Incentive Plan, as amended, the Amended 2006 Stock Option Plan and the 2008 Employee Share Purchase Plan and the 2008 Sharesave Scheme (the “2008 Employee Purchase Plans”) as of December 31, 2012 and shares reserved for future issuance under the foregoing plans (but not the 2013 Share Incentive Plan). The 2003 Share Incentive Plan, as amended, the 2006 Stock Option Plan and the 2008 Employee Purchase Plans were approved by shareholders at our annual general meetings.

	As of December 31, 2012
	A	B	C
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity compensation plans approved by security holders	2,921,438	$9.55	1,967,900	(3)(4)
Equity compensation plans not approved by security holders	—	—	—
Total	2,921,438	$9.55	1,967,900	(3)(4)

(1)	In respect of performance shares, this column includes (i) 181,232 performance shares that have been earned based on applicable performance testing prior to December 31, 2012 and (ii) 1,043,406 performance shares that are subject to performance testing after December 31, 2012, which we have assumed will vest at 100% of target performance (the actual number of performance shares earned can range from 0% to 200% of target based on applicable performance testing). Of the amount in (ii), 457,783 performance shares were earned and 118,390 were forfeited in February 2013 based on our 2012 financial results.

(2)	The weighted average exercise price calculation includes option exercise prices between $16.20 and $27.28 plus outstanding restricted share units and performance shares which have a $Nil exercise price. The weighted-average exercise price of the outstanding options (i.e., excluding outstanding restricted share units and performance shares) is $23.07.

(3)	If the 2013 Share Incentive Plan is approved by shareholders, no additional grants will be made under the 2003 Share Incentive Plan and shares remaining eligible for grant under the 2003 Share Incentive Plan will be transferred to, and available for grant under, the 2013 Share Incentive Plan. In addition, the number of shares that may be issued under the 2013 Share Incentive Plan will be cumulatively increased from time to time by the number of shares that are subject to awards outstanding under the 2003 Share Incentive Plan as of the effective date of the 2013 Share Incentive Plan which, on or after such date, are forfeited, cancelled, expire, terminate or lapse without payment of consideration.

(4)	Includes 745,389 shares authorized and remaining available for issuance under the 2008 Employee Purchase Plans as of December 31, 2012. Of these, 110,128 shares under the 2008 Employee Purchase Plans were subject to purchase rights as of December 31, 2012.

Summary of 2013 Share Incentive Plan

The full text of the 2013 Share Incentive Plan is attached to this Proxy Statement as Appendix A. The following summary and description of the 2013 Share Incentive Plan is qualified in its entirety by the provisions of such text.

Purpose.  The purpose of the 2013 Share Incentive Plan is to aid us in recruiting and retaining key employees and to motivate such employees to exert their best efforts on our behalf. The 2013 Share Incentive Plan provides for the granting of options (including options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the U.S. Internal Revenue Code, and non-qualified share options, which are not intended to qualify as incentive stock options), share appreciation rights, restricted share awards and other share-based or cash-based incentive awards (including the grant of performance-based awards intended to comply with the exception for performance-based compensation under Section 162(m) of the U.S. Internal Revenue Code) to employees of the Company. Each award granted under the 2013 Share Incentive Plan will be evidenced by a written or electronic award agreement, which will govern that award’s terms and conditions.

Administration.  The 2013 Share Incentive Plan may be administered by our Board or by the Compensation Committee, as determined by our Board. References herein to the “Committee” are to the Board or the Compensation Committee, as the case may be, in its capacity as 2013 Share Incentive Plan administrator. The Committee interprets the 2013 Share Incentive Plan, establishes rules and regulations for the 2013 Share Incentive Plan’s administration, determines who will receive awards and establishes the terms of the awards. The Committee may delegate its responsibilities to a subcommittee thereof consisting solely of at least two individuals who, if Section 16 of the Exchange Act is applicable, qualify as “non-employee directors” under Exchange Act Rule 16b-3 and, if required for the award to qualify as “performance-based compensation” for purposes of Section 162(m) of the U.S. Internal Revenue Code, are “outside directors” within the meaning thereof.

Eligibility.  Awards may be made to employees of the Company and its affiliates. As of the record date, approximately 200 employees, including 11 executive officers, would have been eligible to receive awards under the 2013 Share Incentive Plan. The Committee reserves the right to determine which employees will receive awards under the 2013 Share Incentive Plan and reserves the right to grant no awards in any particular year.

Share Limit.  Subject to equitable adjustment in the event of a change in the Company’s capitalization, the total number of shares that may be issued under the 2013 Share Incentive Plan is 2,845,683 shares (which includes 595,683 shares available for grant under the 2003 Share Incentive Plan as of the record date), of which up to 2,845,683 shares may be issued pursuant to incentive stock options. The number of shares that may be issued under the 2013 Share Incentive Plan will be reduced by (i) the gross number of shares for which options or share appreciation rights are exercised, regardless of whether any of the shares underlying such awards are not actually issued to the participant as the result of a net settlement or (ii) any shares withheld to satisfy any tax withholding obligation with respect to any award. Shares shall not be deemed to have been issued pursuant to the 2013 Share Incentive Plan with respect to any portion of an award that is settled in cash. The shares deliverable under the 2013 Share Incentive Plan are our ordinary shares, and may be shares that have been authorized but not yet issued or shares we previously issued and have reacquired. The fair market value of an ordinary share as of March 1, 2013 was $35.98, the closing price of the Company’s ordinary shares as reported by the NYSE on such date.

Shares that are subject to awards that are forfeited, are cancelled, expire, terminate or lapse without payment of consideration will not reduce the total number of shares that may be issued under the 2013 Share Incentive Plan. The number of shares that may be issued under the 2013 Share Incentive Plan will be cumulatively increased from time to time by the number of shares that are subject to awards outstanding under the 2003 Share Incentive Plan as of the effective date of the 2013 Share Incentive Plan which, on or after such date, are forfeited, cancelled, expire, terminate or lapse without payment of consideration.

Adjustments for Capital Structure Changes.  In the event of any change in the outstanding shares by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, reclassification or exchange of shares or other corporate exchange, or any distribution to shareholders of shares, other than regular cash dividends, or any change in the corporate structure similar to the foregoing, the Committee will make such substitutions or adjustments as it deems to be equitable, in its sole discretion, and necessary to preserve the benefits or potential benefits intended to be made available under the 2013 Share Incentive Plan as to (i) the number or kind of shares or other securities reserved for issuance or covered by outstanding awards, (ii) the exercise price of options and share appreciation rights, (iii) the maximum number of shares for which awards may be granted in any calendar year and/or (iv) any other affected terms of such awards.

Individual Award Limitations.  Now that the Company no longer qualifies as a foreign private issuer, Section 162(m) of the U.S. Internal Revenue Code may limit the deductibility for U.S. federal income tax purposes of the annual compensation of our NEOs (other than our chief financial officer) to the extent that one or more of such persons performs services for, and is compensated by, an entity subject to U.S. federal income tax. To enable compensation provided in connection with certain types of awards to qualify as “performance-based” compensation within the meaning of Section 162(m), the 2013 Share Incentive Plan establishes a limit on the maximum number of shares with respect to which options, share appreciation rights, restricted shares, or other share-based incentives, in each case and to the extent the award is intended to qualify for the “performance-based compensation” exception under Section 162(m), may be granted to any participant in any 12-month period of 500,000 shares (subject to adjustment in accordance with the terms of the 2013 Share Incentive Plan). The maximum value of the aggregate payment that any participant may receive with respect to an award that is denominated in dollars and that is intended to qualify for the “performance-based compensation” exception under Section 162(m) is $10 million for each 12-month period contained in the performance period for such award.

Other share-based or cash-based awards (and awards of restricted shares and restricted share units) may, at the discretion of the Committee, be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the U.S. Internal Revenue Code. For such awards, each performance period, the Committee will establish the performance goals, which must be objective, and will prescribe a formula to determine the amount of the incentive that may be payable based upon the level of attainment of the performance goals during the performance period.

The performance goals will be based on one or more of the following business criteria (either separately or in combination) with regard to the Company (or a subsidiary, division, other operational unit or administrative department of the Company):

• earnings per share, earnings per diluted share, earnings per share from continuing operations or book value per share	• return on capital employed (including return on invested capital or return on committed capital) or return on assets
• market share	• enterprise value or value creation targets
• after-tax or pre-tax profits (including net operating profit after taxes), operating income or net income (including that attributable to continuing and/or other operations)	• operational cash flow or earnings before income tax or other exclusions (including free cash flow, cash flow per share or earnings before interest, taxes, depreciation and amortization)
• shareholder equity (including on an operating or net income basis)	• the fair market value of the shares of the Company’s ordinary shares
• reduction of, or limiting the level of increase in, all or a portion of the Company’s indebtedness, or those of its affiliates	• the growth in the value of an investment in the Company’s ordinary shares assuming the reinvestment of dividends
• combined ratios	• revenue
• economic value-added targets based on a cash flow return on investment formula

The business criteria may also be combined with cost of capital, assets, invested capital and shareholder equity to form an appropriate measure of performance. In addition, performance goals may be based upon the attainment of specified levels of the Company’s or its affiliates’ performance (or that of any subsidiary, division, other operational unit or administrative department of the Company) under one or more of the measures described above relative to the performance of other corporations or the historic performance of the Company. To the extent permitted under Section 162(m) of the U.S. Internal Revenue Code and to the extent the Committee intends to comply with Section 162(m), the Committee may (i) designate additional business criteria on which the performance criteria may be based or (ii) provide for objectively determinable adjustments, modifications or amendments, in accordance with generally accepted accounting principles or practices, to the performance criteria for one or more of the items of gain, loss, profit or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, related to the disposal of a segment of a business, related to a change in accounting principles, related to discontinued operations that do not qualify as a segment of a business and attributable to the business operations of any acquired entity, as applicable.

The business criteria for performance goals under the 2013 Share Incentive Plan must be re-approved by the shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the business criteria for performance goals in order for awards to qualify as “performance-based” compensation within the meaning of Section 162(m) of the U.S. Internal Revenue Code.

Vesting.  The Committee will determine the time or times at which awards become vested, unrestricted or may be exercised, subject to the following limitations. Subject to accelerated vesting in the event of a change in control or a participant’s retirement, disability or death and other exceptions set forth in the 2013 Share Incentive Plan: (i) restricted shares, restricted share units and other share-based or cash-based awards that are time-based vesting awards will be subject to a minimum vesting schedule over a period of at least three years and (ii) restricted shares, restricted share units and other share-based or cash-based awards that are performance-based vesting awards will have a minimum performance period that ends no earlier than the first anniversary of the commencement of the period over which performance is evaluated. Notwithstanding the foregoing, a maximum of 10% of the maximum aggregate number of shares reserved for issuance under the plan may be granted under the plan without regard to the minimum vesting limits in the preceding sentence.

Change in Control.  Upon a “change in control” (as defined in the 2013 Share Incentive Plan), the Committee may, but shall not be obligated to, accelerate the vesting and exercisability of options and share appreciation rights and the vesting of restricted shares and other share-based awards, cancel awards for fair value (as determined by the Committee), provide for the issuance of substitute awards with substantially similar terms or, with respect to options, give the award recipients the opportunity to exercise their options or share appreciation rights during the 15 days before the change in control and cancel unexercised options at the time of the change in control. With respect to any awards that constitute “deferred compensation” under Section 409A of the U.S. Internal Revenue Code, however, no payment will be accelerated unless the change in control constitutes a “change in control event” as defined under the United States Treasury Department’s regulations, and if the change in control does constitute a “change in control event,” the restrictions will lapse and the award will become vested, payable in full and immediately settled and distributed.

Limitation on Transferability of Awards.  Except as otherwise provided in an award agreement, awards may not be sold, transferred, or assigned other than by will or the laws of descent and distribution. Awards exercisable after the death of award recipients may be exercised by their legatees, personal representatives or distributees.

Resale Restrictions.  The ordinary shares that may be issued under the 2013 Share Incentive Plan may not be resold except in compliance with the terms, conditions and restrictions set forth in our Bye-Laws and applicable securities laws. Shares acquired pursuant to the 2013 Share Incentive Plan by one of our “affiliates,” as that term is defined in Rule 405 of the Securities Act of 1933, as amended, may be resold only pursuant to the registration requirements of that act or an applicable exemption therefrom. In addition, acquisitions and dispositions of our ordinary shares or derivative securities by persons subject to Section 16 of the Exchange Act within any period of less than six months, may permit us to recapture any profit from such transactions pursuant to Section 16(b) of the Exchange Act.

Expiration, Amendment and Termination of the Plan and Awards.  No awards may be granted under the 2013 Share Incentive Plan after the tenth anniversary of the effective date of the 2013 Share Incentive Plan. Our Board or the Committee may amend or terminate the 2013 Share Incentive Plan at any time. The 2013 Share Incentive Plan also gives the Committee the authority to waive the terms and conditions of outstanding awards; provided, however, that the award recipients’ consent is required of any amendment that would adversely affect the award recipients’ rights under an outstanding award, and shareholder approval is required of any amendment to the extent necessary to comply with applicable laws, regulations or rules, including the rules of a securities exchange or self-regulatory agency, including any action that would increase the number of shares that may be delivered under the 2013 Share Incentive Plan or that would permit the reduction of the exercise price of options or share appreciation rights (except for reductions in connection with anti-dilution adjustments made in connection with share splits, reorganizations or similar events, as described above).

Clawback/Recoupment Policy.  All awards granted under the 2013 Share Incentive Plan will be subject to any incentive compensation clawback or recoupment policy currently in effect for executive officers or as may be adopted by the Board.

Certain U.S. Federal Income Tax Consequences.  The following is a brief description of the principal U.S. federal income tax consequences of the 2013 Share Incentive Plan and awards that may be granted under the 2013 Share Incentive Plan. It assumes that award recipients are U.S. citizens or are resident in the U.S. For purposes of this section, (i) “Affiliate” means any of our direct or indirect subsidiaries, (ii) a “U.S. Affiliate” means any Affiliate that is domiciled or has an office in the United States, and (iii) a “Foreign Affiliate” means any Affiliate that is not a U.S. Affiliate. If award recipients have been granted an option under the 2013 Share Incentive Plan and they are employed by one of our U.S. Affiliates, we consider such award recipients to be “U.S. grantees.”

In general, the Company and its Foreign Affiliates (except for Aspen U.K. which is subject to U.S. federal income tax due to business conducted in the U.S. on its behalf by a U.S. Affiliate) will not be subject to U.S. federal income tax unless they engage in a trade or business in the United States. The Company and its Foreign

Affiliates, endeavor to operate and intend to continue operating so that neither will be engaged in a trade or business in the United States or have an office or fixed place of business in the United States. The U.S. Affiliates are U.S. corporations and, consequently, are U.S. taxpayers.

This summary is based upon current law, is not intended to constitute tax advice, and does not purport to be a comprehensive discussion of all the tax considerations that may be relevant with respect to the 2013 Share Incentive Plan (including, among other things, state, local or foreign income and other tax consequences).

Incentive Stock Options.  The recipient of an incentive stock option will not be required to recognize income for U.S. federal income tax purposes on the grant or exercise of such option, and the Company and its Affiliates will not be entitled to a deduction. However, the excess of the fair market value of the Company’s ordinary shares received on the date of exercise over the exercise price paid will be included in the U.S. grantee’s alternative minimum taxable income. The U.S. grantee’s basis in shares of the Company’s ordinary shares received on exercise will be equal to the exercise price, and the U.S. grantee’s holding period in such shares will begin on the day following the date of exercise.

If a U.S. grantee does not dispose of the Company’s ordinary shares acquired upon exercise within either the one-year period beginning on the date of exercise or the two-year period beginning on the date of grant of the incentive stock option, then any gain or loss realized by the U.S. grantee upon the subsequent disposition of such shares will be taxed as long-term capital gain or loss. In such event, no deduction will be allowed to the Company or any of its Affiliates. If the U.S. grantee disposes of the Company’s ordinary shares within the one-year or two-year periods referred to above (a “disqualifying disposition”), the U.S. grantee will recognize ordinary income at the time of disposition in an amount equal to the excess of the fair market value of the Company’s ordinary shares on the date of exercise over the exercise price (or, if less, the net proceeds of the disposition), the U.S. Affiliate for which the U.S. grantee performs services will generally be entitled to a corresponding deduction. Any excess of the amount realized on the disqualifying disposition over the fair market value of the shares on the date of exercise will be taxable as capital gain. If the amount realized is less than the exercise price, and the loss sustained on the disqualifying disposition would otherwise be recognized, the U.S. grantee will not recognize any ordinary income from the disposition and instead will recognize a capital loss.

Non-Qualified Share Options and Share Appreciation Rights.  The U.S. grantee of a non-qualified share option or a share appreciation right will not be required to recognize income for U.S. federal income tax purposes upon the grant of such award, and the Company and its Affiliates will not be entitled to a deduction. Upon the exercise of a non-qualified share option or a share appreciation right, the U.S. grantee will recognize ordinary income in an amount by which the fair market value of the Company’s ordinary shares at the time of exercise exceeds the exercise price, and the U.S. Affiliate for which the U.S. grantee performs services will be entitled to a corresponding deduction. The U.S. grantee’s basis in the Company’s ordinary shares received will equal the fair market value of the shares on the exercise date, and the U.S. grantee’s holding period will begin on the day following the exercise date.

Restricted Share Awards.  The U.S. grantee of a restricted share award will not be required to recognize income for U.S. federal income tax purposes upon the grant of such award, and the Company and its Affiliates will not be entitled to a deduction. However, when the restricted shares vest (i.e., are no longer subject to a substantial risk of forfeiture), U.S. grantees will recognize ordinary income in an amount equal to the fair market value of the Company’s ordinary shares less the amount U.S. grantee paid, if any, for the shares. Alternatively, U.S. grantees may file an election with the U.S. Internal Revenue Service within 30 days of the date the U.S. grantee receive the restricted share award in which U.S. grantees elect to recognize ordinary income at the time of grant rather than at the time the restrictions lapse. The U.S. Affiliate for which U.S. grantees provide services should be entitled to a U.S. federal income tax deduction at the time of income recognition in an amount equal to the amount of income recognized by the U.S. grantee related to the grant of restricted shares. A U.S. grantee’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the U.S. grantee’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income).

Restricted Share Units.  The U.S. grantee of a restricted share unit will not be required to recognize income for U.S. federal income tax purposes upon the grant of such award, and the Company and its Affiliates will not be entitled to a deduction. However, when the restricted share units (and any associated dividend equivalent rights) vest (i.e., are no longer subject to a substantial risk of forfeiture), U.S. grantees will recognize ordinary income at that time equal to the amount of cash or fair market value of shares received (and any cash received in payment of associated dividend equivalent rights). The U.S. Affiliate for which U.S. grantees provide services should be entitled to a U.S. federal income tax deduction at the time of income recognition in an amount equal to the amount of income recognized by the U.S. grantee.

Employment Tax.  In general, the amount that a U.S. grantee recognizes as ordinary income under an award also is treated as “wages” for purposes of the Federal Insurance Contributions Act. The participant and the Company must pay equal amounts of federal employment tax under such act with respect to the U.S. grantee’s wages.

Section 162(m).  Any entitlement to a tax deduction on the part of a U.S. Affiliate is subject to the applicable tax rules, including, without limitation, Section 162(m) of the U.S. Internal Revenue Code. In general, Section 162(m) of the U.S. Internal Revenue Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year per person to its “covered employees,” subject to certain exceptions. The 2013 Share Incentive Plan is intended to satisfy the “performance-based compensation” exception under Section 162(m) of the U.S. Internal Revenue Code with respect to share options, share appreciation rights and certain grants of restricted shares, restricted share units and other share-based or cash-based awards if the Committee determines it appropriate to structure awards to satisfy the performance based compensation exception under Section 162(m).

New Plan Benefits

No awards will be granted under the 2013 Share Incentive Plan prior to its approval by our shareholders. Awards under the 2013 Share Incentive Plan will be granted at the discretion of the Committee. As a result, it is not possible to determine the number or type of awards that will be granted to any person under the 2013 Share Incentive Plan.

Votes Required

Proposal No. 4 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting and entitled to vote on the proposal, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL

OF THE 2013 SHARE INCENTIVE PLAN.

RE-APPOINTMENT OF THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 5)

Proposal No. 5 calls for a vote FOR the re-appointment of KPMG Audit plc (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 and to authorize the Board through the Audit Committee to set the remuneration for the independent registered public accounting firm. On February 6, 2013, the Audit Committee selected, subject to appointment by the Company’s Shareholders, KPMG to continue to serve as independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2013. KPMG has served as the Company’s independent auditor since 2002.

Fees Billed to the Company by KPMG

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2012 and 2011 by KPMG, the Company’s principal accounting firm and its associates.

	Twelve Months Ended December 31, 2012	Twelve Months Ended December 31, 2011
	($ in millions)
Audit Fees(a)	$2.9	$2.4
Audit-Related Fees(b)	0.2	0.4
Tax Fees(c)	0.01	—
All Other Fees(d)	0.09	—

Total Fees	$3.2	$2.8

(a)	Audit fees related to the audit of the Company’s financial statements for the twelve months ended December 31, 2012 and 2011, the review of the financial statements included in our quarterly reports on Form 10-Q during 2012 and 2011 and for services that are normally provided by KPMG in connection with statutory and regulatory filings for the relevant fiscal years.

(b)	Audit-related fees are fees related to assurance and related services for the performance of the audit or review of the Company’s financial statements (other than the audit fees disclosed above).

(c)	Tax fees are fees related to tax compliance, tax advice and tax planning services.

(d)	All other fees relate to fees billed to the Company by KPMG for all other non-audit services rendered to the Company.

The Audit Committee has considered whether the provision of non-audit services by KPMG is compatible with maintaining KPMG’s independence with respect to the Company and has determined that the provision of the specified services is consistent with and compatible with KPMG maintaining its independence. The Audit Committee approved all services that were provided by KPMG.

Votes Required

Proposal No. 5 requires approval by the affirmative vote of a majority of the voting power of the votes cast at the Annual General Meeting, subject to our Bye-Laws 63 to 67.

THE BOARD RECOMMENDS VOTING “FOR” THE APPOINTMENT OF

KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM AND TO AUTHORIZE THE BOARD THROUGH THE AUDIT COMMITTEE TO SET THE REMUNERATION FOR KPMG.

Neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual General Meeting of Shareholders and this Proxy Statement. If any other business should come properly before the meeting, or any adjournment thereof, the proxyholders will vote on such matters according to their best judgment.

By Order of the Board of Directors,

Patricia Roufca
Secretary

Hamilton, Bermuda

March 13, 2013

* * * * * * *

The Annual Report on Form 10-K, including audited financial statements for the fiscal year ended December 31, 2012, has been posted on the “Investor Relations” page of our website at http://www.aspen.co. The Annual Report does not form any part of the material for the solicitation of proxies. Certain additional information relating to the Company may be found in its Annual Report on Form 10-K for the year ended December 31, 2012. Upon written request of a Shareholder, the Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K, as filed with the SEC. If you would like a copy of the Annual Report on Form 10-K, please contact Aspen Insurance U.S., 590 Madison Avenue, 7th Floor, New York, NY 10001, Attn: Senior Vice President, Investor Relations. In addition, financial reports and recent filings with the SEC, including the Annual Report on Form 10-K, are available on the Internet at http://www.sec.gov. Company information is also available on the Internet at http://www.aspen.co.

APPENDIX A

ASPEN INSURANCE HOLDINGS LIMITED

2013 SHARE INCENTIVE PLAN

1. Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees and to motivate such employees to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

The Plan replaces the Prior Plan for Awards granted on or after the Effective Date. Awards may not be granted under the Prior Plan beginning on the Effective Date, but the adoption and effectiveness of the Plan will not affect the terms or conditions of any awards granted under the Prior Plan prior to the Effective Date. If the Plan is not approved by the Company’s shareholders at the Company’s 2013 Annual General Meeting of Shareholders, then the Plan will be null and void in its entirety and the Prior Plan will remain in full force and effect in accordance with the terms of such plans.

2. Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	“Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)	“Affiliate” means any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

(c)	“Award” means an Option, Share Appreciation Right, Restricted Share, or Other Share-Based or Cash-Based Award granted pursuant to the Plan.

(d)	“Beneficial Owner” means a “beneficial owner”, as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto) (except that a Person shall be deemed to have “beneficial ownership” of all Shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time).

(e)	“Board” means the Board of Directors of the Company.

(f)	“Change in Control” means the occurrence of any of the following events:

(i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person or Group (other than (x) any subsidiary of the Company or (y) any entity that is a holding company of the Company (other than any holding company which became a holding company in a transaction that resulted in a Change in Control) or any subsidiary of such holding company);

(ii) any Person or Group is or becomes the Beneficial Owner, directly or indirectly, of more than 30% of the combined voting power of the voting shares of the Company (or any entity which is the Beneficial Owner of more than 50% of the combined voting power of the voting shares of the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; excluding, however, the following: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by a Person or Group if immediately after such acquisition a Person or Group who is a shareholder of the Company on the Effective Date continues to own voting power of the voting shares of the Company that is greater than the voting power owned by such acquiring Person or Group;

(iii) the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which the Company is involved, other than a merger, consolidation or amalgamation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity), in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of the voting shares of the Company or such surviving entity outstanding immediately after such merger, consolidation or amalgamation; or

(iv) a change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be referred to for purposes of this subsection (iv) as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the Effective Date, whose election by the Board, or nomination for election by the Company’s shareholders, was approved by a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and, provided, further, however, that any such individual whose initial assumption of office occurs as the result of or in connection with either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of an entity other than the Board shall not be so considered as a member of the Incumbent Board.

For purposes of this definition of Change in Control, (i) “subsidiary” shall mean, in respect of any entity, any other entity that is, directly or indirectly, wholly owned by the first entity; and (ii) “holding company” shall mean, in respect of any entity, any other entity that, directly or indirectly, wholly owns such first entity.

(g)	“Code” means the U.S. Internal Revenue Code of 1986, as amended, or any successor thereto.

(h)	“Committee” means the Compensation Committee of the Board or the full Board, as determined by the Board. To the extent the Company is no longer a “foreign private issuer”, as such term is defined in Act Rule 3b-4, and has a class of common equity securities required to be registered under Section 12 of the Act, the Committee shall consist of not less than two directors who each fulfill the “nonemployee director” requirements of Rule 16b-3 under the Act, the independence requirements of the principal exchange or quotation system on which the Shares are listed or quoted, and the “outside director” requirements of Section 162(m).

(i)	“Company” means Aspen Insurance Holdings Limited, a Bermuda corporation, and its successors by operation of law.

(j)	“Effective Date” means the later of (i) the date the Board approves the Plan and (ii) the date the Plan is approved by the Company’s shareholders.

(k)

“Employment” means a Participant’s employment with the Company or any of its Affiliates; provided, however, that unless otherwise determined by the Committee, a change in a Participant’s status from employee to non-employee (other than a director of the Company or an Affiliate) shall constitute a termination of employment hereunder. Unless otherwise determined by the Committee, in the event that a Participant’s employer ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment is transferred to another entity that would constitute an Affiliate of the Company immediately following such transaction, such Participant shall be deemed to have suffered a termination of employment hereunder as of the date of the consummation of such transaction. With respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a Participant’s termination of Employment means a Participant’s “separation from service” (as such term is defined and used in Section 409A of the Code).

(l)	“Fair Market Value” means, on a given date, (i) if there is a public market for the Shares on such date, the closing price of the Shares as reported on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or if no sale of Shares shall have been reported on such date, then the immediately preceding date on which sales of the Shares have been so reported shall be used, and (ii) if there is not a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith and in a manner consistent with Section 409A of the Code.

(m)	“Group” means a “group”, as such term is used for purposes of Section 13(d)(3) or 14(d)(2) of the Act (or any successor section thereto).

(n)	“ISO” means an Option that is granted pursuant to Section 6 that is intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

(o)	“NSO” means an Option that is granted pursuant to Section 6 that is not intended to be an ISO.

(p)	“Option” means a share option granted pursuant to Section 6.

(q)	“Option Price” means the purchase price per Share of an Option, as determined pursuant to Section 6(a).

(r)	“Other Share-Based or Cash-Based Awards” means awards granted pursuant to Section 9.

(s)	“Participant” means an employee of the Company or any of its Affiliates who is selected by the Committee to participate in the Plan.

(t)	“Performance-Based Awards” means certain Other Share-Based or Cash-Based Awards granted pursuant to Section 9(b).

(u)	“Person” means a “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(v)	“Plan” means the Aspen Insurance Holdings Limited 2013 Share Incentive Plan.

(w)	“Prior Plan” means the Aspen Insurance Holdings Limited 2003 Share Incentive Plan, and all amendments thereto.

(x)	“Restricted Shares” means any Share granted pursuant to Section 8.

(y)	“Section 162(m)” means Section 162(m) of the Code, including any amendments or successor provisions to that section, and any regulations and other administrative guidance thereunder, in each case as they may be from time to time amended or interpreted through further administrative guidance.

(z)	“Shares” means ordinary shares, par value U.S. 0.15144558 cent per share, in the capital of the Company.

(aa)	“Share Appreciation Right” means a share appreciation right granted pursuant to Section 7.

(bb)	“Subsidiary” means a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto), of the Company.

3. Shares Subject to the Plan

Subject to adjustment pursuant to the provisions of Section 10(a), the total number of Shares that may be issued under the Plan is 2,845,683 Shares, which includes 595,683 Shares available for grant under the Prior Plan as of February 25, 2013. The Shares delivered by the Company pursuant to the Plan may consist, in whole or in part, of unissued Shares or previously issued Shares. The number of Shares that may be issued under the Plan shall be reduced by (i) the gross number of Shares for which Options or Share Appreciation Rights are exercised, regardless of whether any of the Shares underlying such Awards are not actually issued to the Participant as the result of a net settlement and (ii) any Shares withheld to satisfy any tax withholding obligation with respect to any Award. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.

Shares that are subject to Awards (or portions thereof) that are forfeited, are cancelled, expire, terminate or lapse without the payment of consideration may be granted again under the Plan. The maximum aggregate number of Shares that may be issued under the Plan shall be cumulatively increased from time to time by the number of Shares that are subject to awards outstanding pursuant to the Prior Plan as of the Effective Date which, on or after the Effective Date, are forfeited, are cancelled, expire, terminate or lapse without payment of consideration.

4. Administration

(a)	The Plan shall be administered by the Committee. The Committee may, as permitted by applicable laws, delegate to any subcommittees or individuals as determined by and pursuant to such conditions and limitations as the Committee may deem appropriate in its sole discretion any of its authorities and responsibilities (including the power and authority to make awards to individuals who are not “insiders” subject to Section 16(b) of the Act or who are not expected to be “covered employees” within the meaning of Section 162(m)).

(b)	The Committee shall have the full power and authority to make, and establish the terms and conditions of any Award to any person eligible to be a Participant, consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). Subject to Section 5(b), Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c)	The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan, and may delegate such authority, as it deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

(d)

As a condition to the delivery of any Shares, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award, the Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award. Unless the Committee specifies otherwise, (i) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Participant whether or not pursuant to the Plan (including Shares otherwise deliverable), (ii) the Committee will be entitled to require that the Participant remit cash to the Company (through payroll deduction or otherwise) or (iii) the Company may enter into any other suitable arrangements to withhold, in each case in an amount not to exceed in the opinion of the Company the minimum statutory amounts of such taxes required by law to be withheld.

(e)	Each Award granted under the Plan will be evidenced by an Award agreement (which may include an electronic writing to the extent permitted by applicable law) that will contain such provisions and conditions as the Committee deems appropriate. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award agreement, which execution may be evidenced by electronic means. By accepting an Award pursuant to the Plan, a Participant thereby agrees that the Award will be subject to all of the terms and provisions of the Plan and the applicable Award agreement.

(f)	Awards will, to the extent reasonably practicable, be aggregated in order to eliminate any fractional Shares. Fractional Shares may, in the discretion of the Committee, be forfeited or be settled in cash or otherwise as the Committee may determine.

5. Limitations

(a)	No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date; provided, however, that no Awards (other than an Option or Share Appreciation Right) that are intended to qualify for the “performance-based compensation” exception under Section 162(m) (including any Performance-Based Awards) shall be granted on or after the first shareholder meeting that occurs in the fifth year following the year in which Company’s shareholders previously approved the performance criteria set forth in Section 9(b)(2) unless the performance criteria are reapproved (or other designated performance criteria are approved) by the Company’s shareholders on or before such shareholder meeting.

(b)	Except as otherwise permitted by Section 10(a), the Company may not, without obtaining shareholder approval: (i) amend the terms of outstanding Options or Share Appreciation Rights to reduce the Option Price or exercise price of such outstanding Options or Share Appreciation Rights; (ii) cancel outstanding Options or Share Appreciation Rights in exchange for Options or Share Appreciation Rights with an Option Price or exercise price that is less than the Option Price or exercise price of the original Options or Share Appreciation Rights; or (iii) cancel outstanding Options or Share Appreciation Rights with an Option Price or exercise price above the current share price in exchange for cash or other securities.

(c)	Notwithstanding any provision of the Plan other than Section 10, the number of Shares under the Plan that may be issued in connection with grants of ISOs shall not exceed 2,845,683 Shares.

(d)	Notwithstanding any other provision of the Plan to the contrary, Restricted Shares and Other Share-Based or Cash-Based Awards (i) that vest on the basis of the Participant’s continued Employment shall be subject to a minimum vesting schedule over a period of at least three years following the date of grant of the Award and (ii) that vest on the basis of the attainment of performance goals shall provide for a minimum period that ends no earlier than the first anniversary of the commencement of the period over which performance is evaluated; provided, however, that the foregoing limitations shall not preclude the acceleration of vesting of any such Award upon the death, disability or retirement of the Participant or upon or following a Change in Control and shall not apply to Awards that are granted in lieu of cash compensation or pursuant to Section 4(b). Notwithstanding the foregoing, Restricted Shares and Other Share-Based or Cash-Based Awards with respect to 10% of the maximum aggregate number of Shares available for the purpose of Awards under the Plan pursuant to Section 3 may be granted under the Plan to any one or more Participants without respect to such minimum vesting provisions.

(e)	Notwithstanding anything to the contrary herein, during any time that the Company is subject to Section 162(m), (i) the maximum number of Shares with respect to which Options, Share Appreciation Rights, Restricted Shares, and Other Share-Based or Cash-Based Awards, in each case and to the extent the Award is intended to qualify for the “performance-based compensation” exception under Section 162(m) that may be granted to any Participant during any 12-month period shall not exceed 500,000 Shares (as adjusted pursuant to the provisions of Section 10(a)) and (ii) the maximum value of the aggregate payment that any Participant may receive with respect to an Award that is denominated in dollars and that is intended to qualify for the “performance-based compensation” exception under Section 162(m) shall not exceed U.S. $10 million for each 12-month period contained in the performance period for such Award.

6. Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, NSOs or ISOs, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)	Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

(b)	Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted, except as may be provided pursuant to Section 15.

(c)	Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6, the exercise date of an Option shall be the date a notice of exercise is received by the Company, together with payment (or to the extent permitted by applicable law, provision for payment) of the full purchase price in accordance with Section 6(c). The Option Price for the Shares as to which an Option is exercised shall be paid to the Company, as designated by the Committee, pursuant to one or more of the following methods: (i) in cash or its equivalent (e.g., by check); (ii) in Shares having a Fair Market Value as of the exercise date equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; (iii) partly in cash and partly in such Shares; or (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased.

(d)

ISOs. The Committee may grant Options under the Plan that are intended to be ISOs to employees of the Company and its Subsidiaries. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto), including without limitation that the Option Price shall not be less than 100% of the Fair Market Value of the Shares on the date the ISO is granted. No ISO may be granted to any Participant who at the time of such grant, owns more than 10% of the total combined voting power of all classes of shares of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. To the extent that the aggregate Fair Market Value (determined as of the date the ISO is granted) of the Shares for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) exceeds US $100,000, such excess ISOs shall be treated as NSOs. In addition, if a Participant does not remain employed by the Company or any Subsidiary at all times from the date the ISO is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such ISO shall be treated as a NSO. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be NSOs, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to NSOs. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(e)	Attestation. Wherever in the Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option Price as satisfied without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

7. Terms and Conditions of Share Appreciation Rights

(a)	Grants. Share Appreciation Rights shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine.

(b)	Terms. The exercise price per Share of a Share Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Share Appreciation Right is granted, except that, notwithstanding the foregoing, in the case of a Share Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option. Each Share Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Share Appreciation Right, or portion thereof, which is exercised. Each Share Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Share Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Share Appreciation Right is being exercised. The date a notice of exercise is received by the Company shall be the exercise date.

(c)	Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Share Appreciation Rights as it may deem fit.

8. Restricted Shares

(a)	Grant. Subject to the provisions of the Plan, the Committee shall determine the number of Restricted Shares to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Shares may be forfeited to the Company, and the other terms and conditions of such Awards.

(b)	Transfer Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award agreement. Certificates issued in respect of Restricted Shares shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. After the lapse of the restrictions applicable to such Restricted Shares, the Company shall deliver such certificates to the Participant or the Participant’s legal representative.

(c)	Voting Rights. Unless otherwise determined by the Committee and set forth in the applicable Award agreement, to the extent permitted or required by applicable law, Participants holding Restricted Shares granted hereunder may exercise full voting rights with respect to those Shares during the period in which the Restricted Shares are subject to forfeiture to the Company.

(d)	Dividends. Dividends paid on any Restricted Shares may be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Shares pursuant to the terms of the applicable Award agreement, or may be reinvested in additional Restricted Shares, as determined by the Committee in its sole discretion.

(e)	Performance-Based Grants. Notwithstanding anything to the contrary herein, Restricted Shares granted under this Section 8 may, at the discretion of the Committee, be granted in a manner intended to qualify the Award for the “performance-based compensation” exception under Section 162(m). In such event, the Committee shall follow procedures substantially equivalent to those set forth in Section 9(b).

9. Other Share-Based or Cash-Based Awards

(a)	Generally. The Committee, in its sole discretion, may grant other types of equity-based or cash-based Awards (including the grant or offer for sale of unrestricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on, the Fair Market Value of Shares). Such Other Share-Based or Cash-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance criteria. Other Share-Based or Cash-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine the number of Shares to be awarded under (or otherwise related to) such Other Share-Based or Cash-Based Awards; whether such Other Share-Based or Cash-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

(b)	Performance-Based Awards. Notwithstanding anything to the contrary herein, Other Share-Based or Cash-Based Awards may, at the discretion of the Committee, be granted in a manner which is intended to qualify the Award for the “performance-based compensation” exception under Section 162(m). In such event, the Committee shall follow the following procedures:

(1)	Establishment of the Performance Period, Performance Goals and Formula. A Participant’s Performance-Based Award shall be determined based on the attainment of written objective performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. At the same time as the performance goals are established, the Committee will prescribe a formula to determine the amount of the Performance-Based Award that may be payable based upon the level of attainment of the performance goals during the performance period.

(2)	Performance Criteria. The performance goals shall be based on one or more of the following performance criteria (either separately or in combination) with regard to the Company (or a subsidiary, division, other operational unit or administrative department of the Company): (i) the attainment of certain levels of, or a specified increase in, enterprise value or value creation targets; (ii) the attainment of certain levels of, or a percentage increase in revenue; (iii) the attainment of certain levels of, or a percentage increase in after-tax or pre-tax profits (including net operating profit after taxes); operating income, or net income, including without limitation that attributable to continuing and/or other operations; (iv) the attainment of certain levels of, or a specified increase in, operational cash flow or earnings before income tax or other exclusions (including free cash flow, cash flow per share or earnings before interest, taxes, depreciation and amortization); (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of certain levels of, or a specified percentage increase in, earnings per share, earnings per diluted share, earnings per share from continuing operations or book value per Share; (vii) the attainment of certain levels of, or a specified percentage decrease in, combined ratios; (viii) the attainment of certain levels of, or a specified increase in, return on capital employed (including, without limitation, return on invested capital or return on committed capital) or return on assets; (ix) the attainment of certain levels of, or a percentage increase in, return on shareholder equity (including on an operating or net income basis); (x) the attainment of certain levels of, or a percentage increase in, market share; (xi) the attainment of certain levels of, or a percentage increase in, the fair market value of the Shares; (xii) the growth in the value of an investment in Shares assuming the reinvestment of dividends; or (xiii) the attainment of certain levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula. The aforementioned performance criteria may be combined with cost of capital, assets, invested capital and shareholder equity to form an appropriate measure of performance.

Except as otherwise expressly provided, all financial terms are used as defined under U.S. Generally Accepted Accounting Principles (“GAAP”) and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of its periodic reports to shareholders.

In addition, the performance goals may be based upon the attainment of specified levels of the Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations or the historic performance of the Company. To the extent permitted under Section 162(m) (including, without limitation, compliance with any requirements for shareholder approval), the Committee may: (i) designate additional performance criteria on which the performance goals may be based or (ii) provide for objectively determinable adjustments, modifications or amendments, as determined in accordance with GAAP, to any of the performance criteria described above for one or more of the items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a segment of business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

(3)

Certification of Performance Goals. Following the completion of each performance period, the Committee shall have the sole discretion to determine whether the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less (but not more than) than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period.

10. Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)	Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, reclassification or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares, other than regular cash dividends, or any change in the corporate structure similar to the foregoing, the Committee shall make such substitutions or adjustments as it deems to be equitable, in its sole discretion, and necessary to preserve the benefits or potential benefits intended to be made available under the Plan as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Awards may be granted pursuant to Section 5, (iii) the Option Price or exercise price of any Share Appreciation Right, and/or (iv) any other affected terms of such Awards; provided that no such adjustment shall be made if or to the extent that it would cause an outstanding Award to cease to be exempt from, or to fail to comply with, Section 409A of the Code.

(b)	Change in Control.

(i) In the event of a Change in Control, the Committee may, but shall not be obligated to, (A) accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an Award, (B) cancel Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Share Appreciation Rights, may equal, but in any event shall not be less than, the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Share Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Share Appreciation Rights) over the aggregate exercise price of such Options or Share Appreciation Rights, (C) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion, or (D) provide that for a period of at least 15 days prior to the Change in Control, Options or Share Appreciation Rights that would not otherwise become exercisable prior to the Change in Control shall be exercisable as to all Shares subject thereto (but that any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any Options or Share Appreciation Rights not exercised prior to the consummation of the Change in Control shall terminate and be of no further force and effect as of the consummation of the Change in Control. For the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option or Share Appreciation Right for which the Option Price or exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction (or, if no consideration is paid in the Change in Control, the Fair Market Value of the Shares subject to such Options or Share Appreciation Rights) without payment of consideration therefor.

(ii) Notwithstanding the provisions of Section 10(b)(i), (A) in the event of a Change in Control, no payment shall be accelerated for any Award which constitutes “deferred compensation” under Section 409A of the Code unless such Change in Control is a “change in control event” as defined in Section 1.409A-3(i)(5) of the United States Treasury Department Regulations and (B) to the extent that a Change in Control does constitute a “change in control event” as defined in Section 1.409A-3(i)(5) of the United States Treasury Department Regulations, then, with respect to any Award which would be considered “deferred compensation” under Section 409A of the Code on the date of such Change in Control, the restrictions and other conditions applicable to any such Award shall lapse, and such Award shall become vested, payable in full and immediately settled and distributed.

11. No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

12. Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

13. Nontransferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

14. Amendments or Termination

The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made (a) without the approval of the shareholders of the Company to the extent necessary to comply with any applicable laws, regulations or rules, including the rules of a securities exchange or self-regulatory agency, including if such action would (except as is provided in Section 10 of the Plan) increase the total number of Shares reserved for the purposes of the Plan, (b) without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan or (c) without the approval of the shareholders of the Company, to Section 5(b), relating to repricing of Options or Share Appreciation Rights, to permit such repricing.

15. Conflicts of Law

The Committee may, in its sole discretion, amend the terms of the Plan or Awards in order to comply with United States Federal law or the rules of any securities exchange in the United States.

16. Other Benefit Plans

All Awards shall constitute a special incentive payment to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Participant, unless such plan or agreement specifically provides otherwise.

17. Choice of Law

The Plan shall be governed by and construed in accordance with the laws of Bermuda, without regard to conflicts of laws principles.

18. Arbitration

In the event of any controversy between a Participant and the Company arising out of, or relating to, the Plan or an Award granted hereunder which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator. If the parties are unable to agree on the selection of an arbitrator, then either the Participant or the Company may petition the American Arbitration Association for the appointment of the arbitrator, which appointment shall be made within ten (10) days of the petition therefor. Either party to the dispute may institute such arbitration proceeding by giving written notice to the other party. A hearing shall be held by the arbitrator in New York, London or Bermuda as agreed by the parties (or, failing such agreement, in Bermuda) within thirty (30) days of his or her appointment. The decision of the arbitrator shall be final and binding upon the parties and shall be rendered pursuant to a written decision that contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

19. Section 409A Compliance

The provisions of the Plan and any Awards made herein that are intended to be “deferred compensation” subject to Section 409A of the Code are intended to comply with, and should be interpreted, administered, and construed consistent with the requirements of Section 409A of the Code, and any related regulations or other effective guidance promulgated thereunder by the United States Department of the Treasury or the Internal Revenue Service, and all Awards made under the Plan that are intended to be exempt from Section 409A of the Code shall be interpreted, administered and construed to comply with and preserve such exemption.

20. Miscellaneous

(a)	No Participant (or other person having rights pursuant to an Award) will have any of the rights of a shareholder of the Company with respect to Shares subject to an Award until the delivery of such Shares. Except as otherwise provided in Section 10(a), no adjustments will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property) for which the record date is before the date the Shares are delivered.

(b)	Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant.

(c)

Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this section by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(d)	Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non–United States tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this Section 20(d) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit individuals eligible to participate in the Plan who are non–United States nationals or are primarily employed or providing services outside the United States to participate in the Plan.

(e)	No Liability of Committee Members. Neither any member of the Committee nor any of the Committee’s permitted delegates shall be liable personally by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate or articles of incorporation or bylaws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

21. Effectiveness of the Plan

The Plan shall be effective as of the Effective Date.

APPENDIX B

Reconciliation of Non-U.S. GAAP Financial Measures

Adjusted diluted book value per ordinary share, a non-U.S. GAAP measure, is calculated by adding back ordinary dividends to shareholders’ equity at the end of the year. We believe that adding back ordinary dividends provides a more consistent and useful measurement of total shareholder value, which supplements U.S. GAAP information.

	As at December 31, 2012	As at December 31, 2011
	($ in millions, except for share amounts)
Total shareholders’ equity	$3,488.4	$3,156.0
Preference shares less issue expenses	(508.1)	(353.6)
Ordinary dividends	47.0	42.5

Total shareholders’ equity	$3,027.3	$2,844.9

Ordinary shares	70,753,723	70,655,698
Diluted ordinary shares	73,312,340	73,355,674

	As at December 31, 2012	As at December 31, 2011
	($ in millions)
Total shareholders’ equity	$3,488.4	$3,156.0
Average preference shares	(460.6)	(353.6)
Average adjustment	(94.0)	(25.9)

Average Equity	$2,933.8	$2,776.5

Average equity, a non-U.S. GAAP financial measure, is calculated by the arithmetic average on a monthly basis for the stated periods excluding (i) preference shares, (ii) after-tax unrealized appreciation or depreciation on investments and (iii) the average after-tax unrealized foreign exchange gains and losses. Unrealized appreciation (depreciation) on investments is primarily the result of interest rate movements and the resultant impact on fixed income securities, and unrealized appreciation (depreciation) on foreign exchange is the result of exchange rate movements between the U.S. Dollar and the British Pound. Therefore, we believe that excluding these unrealized appreciations (depreciations) provides a more consistent and useful measurement of operating performance, which supplements U.S. GAAP information.

	As at December 31, 2012	As at December 31, 2011
	($ in millions)
Net income/(loss) after tax	$280.4	$ (110.1)
Add (deduct) after tax income:
Net realized and unrealized investment (gains)/losses	(2.7)	39.6
Net realized and unrealized exchange losses	2.2	0.1

Operating income/(loss) after tax	$279.9	$(70.4)

B-1

Vote by Internet
• Go to www.envisionreports.com/ahl
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on April 24, 2013

Under the U.S. Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual general meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report on Form 10-K to shareholders are available at:

Easy Online Access – A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/ahl to view the materials.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before 10 days before the meeting to facilitate timely delivery.

01L7QD

Annual Meeting of Shareholders of Aspen Insurance Holdings Limited (the “Company”) will be held on April 24, 2013 at 141 Front Street, Hamilton, HM19 Bermuda, at 12:00 p.m. Local Time. For information on how to obtain directions to be able to attend the meeting, please call +1 (441) 295-8201.

Proposals to be voted on at the meeting are listed below

The Board of Directors recommends a vote FOR all nominees in Proposal 1, FOR Proposals 2, 4 and 5 and every 1 YEAR for Proposal 3:

1.	To re-elect Messrs. Richard Bucknall, Peter O’Flinn and Ronald Pressman as Class III directors of the Company and to elect Mr. Gordon Ireland as a Class III director of the Company;

2.	To provide a non-binding, advisory vote approving the Company’s executive compensation (“Say-On-Pay Vote”);

3.	To provide a non-binding, advisory vote on the frequency of future executive compensation votes (“Say-On-Frequency Vote”);

4.	To approve the 2013 Share Incentive Plan;

5.	To re-appoint KPMG Audit plc, London, England, to act as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 and to authorize the Board of Directors through the Audit Committee to set the remuneration for the independent registered public accounting firm; and

6.	To consider such other business as may properly come before the Annual General Meeting or any adjournments thereof.

The Company will also lay before the meeting the audited financial statements of the Company for the year ended December 31, 2012 pursuant to the provisions of the Bermuda Companies Act 1981, as amended, and the Company’s Bye-Laws.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

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Internet – Go to www.envisionreports.com/ahl. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

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Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

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Email – Send email to investorvote@computershare.com with “Proxy Materials Aspen Insurance Holdings Limited” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by 10 days before the meeting.
01L7QD

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m. Eastern Time on April 23, 2013.
Vote by Internet
• Go to www.envisionreports.com/ahl
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – TheBoard of Directors recommends a vote FOR all the nominees in Proposal 1, FOR Proposals 2, 4, and 5, and 1 YEAR for Proposal 3.

+
1.	Election of Class III Directors:	For	Withhold				For	Withhold		For	Withhold
	01 - Mr. Richard Bucknall	☐	☐	02 - Mr. Peter O’Flinn			☐	☐	03 - Mr. Ronald Pressman	☐	☐
	04 - Mr. Gordon Ireland	☐	☐

				For	Against	Abstain				1 Year	2 Years	3 Years	Abstain

2.	To provide a non-binding, advisory vote approving the Company’s executive compensation (“Say-On-Pay Vote”)			☐	☐	☐	3.	To provide a non-binding, advisory vote on the frequency of future executive compensation votes (“Say-On-Frequency Vote”).		☐	☐	☐	☐

				For	Against	Abstain					For	Against	Abstain

4.	To approve the 2013 Share Incentive Plan.			☐	☐	☐	5.

To re-appoint KPMG Audit plc (“KPMG”), London, England, to act as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2013 and to authorize the Company’s Board through the Audit Committee to set the remuneration for KPMG.

											☐	☐	☐

B	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

C	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

The Signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof. Please sign exactly as name appears hereon. Joint owners should each sign. When Signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

                                 01L7OF

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – Aspen Insurance Holdings Limited

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 24, 2013

The undersigned hereby appoints Christopher O’ Kane and John Worth, jointly and severally, as proxies of the undersigned, with full power of substitution and with the authority in each to act in the absence of the other, to vote on behalf of the undersigned, all Ordinary Shares of the undersigned at the Annual General Meeting of Shareholders to be held on April 24, 2013, and at any adjournment thereof, upon the subjects described in the letter furnished herewith, subject to any directions indicated below.

Your vote is important! Please complete, date, sign and return this form to Aspen Insurance Holdings Limited, Proxy Services C/O Computershare Investor Services P.O. Box 43101 Providence RI 02940-5067, in the accompanying envelope.

This proxy when properly signed will be voted in accordance with the instructions, if any, given hereon. If this form of proxy is properly signed and returned but no direction is given, the proxy will vote FOR all nominees in Proposal 1, FOR proposals 2, 4 and 5 and every 1 YEAR for proposal 3 listed on reverse side and in accordance with the proxyholder’s best judgement as to any other business as may properly come before the Annual General Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 24, 2013.

The proxy statement and annual report to security holders are available at http://www.envisionreports.com/ahl and at http://www.aspen.co.

(Continued on reverse side)